                                                                EXHIBIT 10.3
================================================================================


                    AMB INSTITUTIONAL ALLIANCE FUND II, L.P.
                                    BORROWER

                    AMB INSTITUTIONAL ALLIANCE REIT II, INC.
                                    GUARANTOR


================================================================================


                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


================================================================================


                              BANK OF AMERICA, N.A.
                             As Administrative Agent

                         BANC OF AMERICA SECURITIES LLC
                   As Sole Lead Arranger and Sole Book Manager

                                DRESDNER BANK AG
                              As Syndication Agent

                                  BANK ONE, NA
                             As Documentation Agent


                                 AUGUST 23, 2001


================================================================================

                           TABLE OF CONTENTS

SECTION 1.     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
        1.1    Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
        1.2    Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . . 17

SECTION 2.     REVOLVING CREDIT LOAN AND LETTERS OF CREDIT . . . . . . . . . . . . . . . 18
        2.1    The Commitment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
               (a)    Committed Amount . . . . . . . . . . . . . . . . . . . . . . . . . 18
               (b)    Limitation on Borrowings and Re-borrowings . . . . . . . . . . . . 18
               (d)    Mandatory Prepayment . . . . . . . . . . . . . . . . . . . . . . . 20
        2.2    Revolving Credit Commitment . . . . . . . . . . . . . . . . . . . . . . . 20
        2.3    Manner of Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
               (a)    Request for Borrowing  . . . . . . . . . . . . . . . . . . . . . . 21
               (b)    Request for Current Rates  . . . . . . . . . . . . . . . . . . . . 21
               (c)    Rollovers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
               (d)    Conversions  . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
               (e)    Tranches . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
               (f)    Agent Notification of Lenders  . . . . . . . . . . . . . . . . . . 22
        2.4    Minimum Loan Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . 22
        2.5    Funding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
        2.6    Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
               (a)    Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
               (b)    Change in Rate; Past Due Amounts; Calculations of Interest . . . . 23
        2.7    Determination of Rate . . . . . . . . . . . . . . . . . . . . . . . . . . 24
        2.8    Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
               (a)    Letter of Credit Commitment  . . . . . . . . . . . . . . . . . . . 24
               (b)    Request  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
               (c)    Participation by Lenders . . . . . . . . . . . . . . . . . . . . . 25
               (d)    Payment of Letter of Credit  . . . . . . . . . . . . . . . . . . . 25
               (e)    Acceleration of Undrawn Amounts  . . . . . . . . . . . . . . . . . 25
        2.9    Payment of Borrower Guaranty  . . . . . . . . . . . . . . . . . . . . . . 26
        2.10   Use of Proceeds, Letters of Credit and Borrower Guaranties  . . . . . . . 26
        2.11   Administrative Agent Fees . . . . . . . . . . . . . . . . . . . . . . . . 26
        2.12   Unused Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . . . . 26
        2.13   Letter of Credit Fees . . . . . . . . . . . . . . . . . . . . . . . . . . 27

SECTION 3.     PAYMENT OF OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . 27
        3.1    Revolving Credit Notes  . . . . . . . . . . . . . . . . . . . . . . . . . 27
        3.2    Payment of Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . 27
        3.3    Payment of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
               (a)    Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
               (b)    Interest Payment Dates . . . . . . . . . . . . . . . . . . . . . . 28
               (c)    Direct Disbursement  . . . . . . . . . . . . . . . . . . . . . . . 28
        3.4    Payments on the Obligation . . . . . . . . . . . . . . . . . . . . . .  . 28
        3.5    Voluntary Prepayments. . . . . . . . . . . . . . . . . . . . . . . . .. . 28

        3.6    Reduction or Early Termination of Commitments . . . . . . . . . . . . . . 29
        3.7    Lending Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

CHANGE IN CIRCUMSTANCES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
        4.1    Increased Cost and Reduced Return . . . . . . . . . . . . . . . . . . . . 30
               (a)    Change in Law: Increased Cost. . . . . . . . . . . . . . . . . . . 30
               (b)    Change in Law: Reduced Return. . . . . . . . . . . . . . . . . . . 31
               (c)    Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
        4.2    Limitation on Types of Loans  . . . . . . . . . . . . . . . . . . . . . . 31
        4.3    Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
        4.4    Treatment of Affected Loans . . . . . . . . . . . . . . . . . . . . . . . 32
        4.5    Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
               (a)    Excluded Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . 33
               (b)    Other Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
               (c)    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . 34
               (d)    Prescribed Forms . . . . . . . . . . . . . . . . . . . . . . . . . 34
               (e)    Selection of Lending Office  . . . . . . . . . . . . . . . . . . . 35
               (f)    Evidence of Payment  . . . . . . . . . . . . . . . . . . . . . . . 35
               (g)    Survival of Agreements . . . . . . . . . . . . . . . . . . . . . . 35

SECTION 5.     SECURITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
        5.1    Liens and Security Interest . . . . . . . . . . . . . . . . . . . . . . . 35
        5.2    Subscription Accounts; Capital Calls. . . . . . . . . . . . . . . . . . . 36
               (c)    Capital Calls. . . . . . . . . . . . . . . . . . . . . . . . . . . 36
               (d)    Use of Account; Capital Calls by Administrative Agent  . . . . . . 37
               (e)    Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . 37
               (f)    No Representations . . . . . . . . . . . . . . . . . . . . . . . . 38
        5.3    Lender Offset . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
        5.4    Agreement to Deliver Additional Collateral Documents  . . . . . . . . . . 38
        5.5    Subordination of All Credit Party Claims  . . . . . . . . . . . . . . . . 39
        6.1    Guaranty of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
        6.2    Obligations Unconditional . . . . . . . . . . . . . . . . . . . . . . . . 40
        6.3    Modifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
        6.4    Waiver of Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
        6.5    Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
        6.6    Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
        6.7    Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41

SECTION 7.     CONDITIONS PRECEDENT TO LENDING . . . . . . . . . . . . . . . . . . . . . 42
        7.1    Obligation of Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . 42
        7.2    All Loans and Letters of Credit . . . . . . . . . . . . . . . . . . . . . 44
        7.3    Qualified Borrower Loans and Letters of Credit  . . . . . . . . . . . . . 44

SECTION 8.     REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . 46
        8.1    Organization and Good Standing of Borrower  . . . . . . . . . . . . . . . 46
        8.2    Organization and Good Standing of General Partner . . . . . . . . . . . . 46

        8.4    Authorization and Power . . . . . . . . . . . . . . . . . . . . . . . . . 46
        8.5    No Conflicts or Consents. . . . . . . . . . . . . . . . . . . . . . . . . 46
        8.6    Enforceable Obligations . . . . . . . . . . . . . . . . . . . . . . . . . 47
        8.7    Priority of Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
        8.8    Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
        8.9    Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
        8.10   No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
        8.11   No Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
        8.12   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
        8.13   Principal Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
        8.14   ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
        8.15   Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
        8.16   Hazardous Substances  . . . . . . . . . . . . . . . . . . . . . . . . . . 48
        8.17   Insider . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
        8.18   Partnership Structure . . . . . . . . . . . . . . . . . . . . . . . . . . 48
        8.19   Capital Commitments and Contributions . . . . . . . . . . . . . . . . . . 48
        8.20   Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
        8.21   Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
        8.22   Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . 49
        8.23   REIT Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49

SECTION 9.     AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . 49
        9.1    Financial Statements, Reports and Notices  . . . . . . . . . . .  . . . . 49
               (a)    Partnership Financial Reports  . . . . . . . . . . . . . . . . . . 49
               (b)    Compliance Certificate . . . . . . . . . . . . . . . . . . . . . . 50
               (c)    Other Reporting  . . . . . . . . . . . . . . . . . . . . . . . . . 50
               (e)    Operating Company Status . . . . . . . . . . . . . . . . . . . . . 50
               (f)    Other Information  . . . . . . . . . . . . . . . . . . . . . . . . 50
        9.2    Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
        9.3    Maintenance of Existence and Rights . . . . . . . . . . . . . . . . . . . 50
        9.4    Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
        9.5    Other Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
        9.6    Compliance with Loan Documents and Partnership Agreement  . . . . . . . . 51
        9.7    Operations and Properties . . . . . . . . . . . . . . . . . . . . . . . . 51
        9.8    Books and Records; Access . . . . . . . . . . . . . . . . . . . . . . . . 52
        9.9    Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
        9.10   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
        9.11   Authorizations and Approvals  . . . . . . . . . . . . . . . . . . . . . . 52
        9.12   Maintenance of Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . 52
        9.13   ERISA Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
        9.14   Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
        9.15   Covenants of Qualified Borrowers  . . . . . . . . . . . . . . . . . . . . 53
        9.16   Investor Financial and Rating Information . . . . . . . . . . . . . . . . 53
        9.17   Certain Included Investor Requirements  . . . . . . . . . . . . . . . . . 53
        9.18   Maintenance of REIT Status  . . . . . . . . . . . . . . . . . . . . . . . 53

SECTION 10.    NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
        10.1   Mergers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
        10.2   Negative Pledge  . . . . . . . . . . . . . . . . . . . . .. . . . . . . . 54
        10.3   Fiscal Year and Accounting Method  . . . . . . . . . . . . . . . . .. . . 54
        10.4   Partnership Agreement  . . . . . . . . . . . . . . . . . . . .. . . . . . 54
        10.5   Transfer by, or Admission of, Investors . . . . . . . . . . . . . . . . . 55
               (a)    Transfer of Partnership Interest or Capital Stock  . . . . . . . . 55
               (b)    Admission of Investors  . . . . . . . . . . . . . . . . .. . . . . 55
               (c)    Documentation Requirements  . . . . . . . . . . . . . . . . .  . . 55
               (d)    Funding Requirements  . . . . . . . . . . . . . . . . . .  . . . . 55
        10.6   Capital Commitments  . . . . . . . . . . . . . . . . . . . . .. . . . . . 55
        10.7   ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . .. . . . . . 56
        10.8   Environmental Matters  . . . . . . . . . . . . . . . . . . . .. . . . . . 56
        10.9   Dissolution  . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . 56
        10.10  Limitations on Dividends and Distributions  . . . . . . . . . . . . . . . 56
        10.11  Limitation on Debt . . . . . . . . . . . . . . . . . . . .  . . . . . . . 56

SECTION 11.    EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
        11.1   Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
        11.2   Remedies Upon Event of Default  . . . . . . . . . . . . . . . . . . . . . 59
        11.3   Performance by Administrative Agent . . . . . . . . . . . . . . . . . . . 59

SECTION 12.    AGENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
        12.1   Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
               (a)    Authority of Agents  . . . . . . . . . . . . . . . . . . . . . . . 60
               (b)    Release of Collateral  . . . . . . . . . . . . . . . . . . . . . . 60
        12.2   Delegation of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . 60
        12.3   Exculpatory Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . 61
        12.4   Reliance on Communications  . . . . . . . . . . . . . . . . . . . . . . . 61
        12.5   Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
        12.6   Non-Reliance on Administrative Agent and Lenders  . . . . . . . . . . . . 62
        12.7   Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
        12.8   Administrative Agent in Its Individual Capacity . . . . . . . . . . . . . 62
        12.9   Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
        12.10  Reliance by Credit Parties  . . . . . . . . . . . . . . . . . . . . . . . 63

SECTION 13.    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
        13.1   Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
        13.2   Sharing of Offsets  . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
        13.3   Sharing of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . 65
        13.4   Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
        13.5   Payment of Expenses; Indemnity  . . . . . . . . . . . . . . . . . . . . . 66
        13.6   Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
        13.7   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
        13.8   Choice of Forum; Consent to Service of Process and Jurisdiction;
               Waiver of Trial by Jury  . . . . . . . . . . . . . . .  . . . . . . . . . 69

        13.9   Invalid Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
        13.10  Entirety and Amendments . . . . . . . . . . . . . . . . . . . . . . . . . 70
        13.11  Parties Bound; Assignment . . . . . . . . . . . . . . . . . . . . . . . . 70
               (a)    Parties Bound  . . . . . . . . . . . . . . . . . . . . . . . . . . 70
               (b)    Participations . . . . . . . . . . . . . . . . . . . . . . . . . . 70
               (c)    Assignments  . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
               (d)    Consequences of Assignment . . . . . . . . . . . . . . . . . . . . 71
               (e)    Register of Lenders  . . . . . . . . . . . . . . . . . . . . . . . 72
               (f)    Disclosure of Information  . . . . . . . . . . . . . . . . . . . . 72
        13.12  Lender Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
        13.13  Maximum Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
        13.14  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
        13.15  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
        13.16  Limited Liability of Partners . . . . . . . . . . . . . . . . . . . . . . 73
        13.17  Availability of Records; Confidentiality  . . . . . . . . . . . . . . . . 73
        13.18  Multiple Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . 74


                  AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

        THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "CREDIT AGREEMENT") is dated as of August 23, 2001 by and among AMB INSTITUTIONAL ALLIANCE FUND II, L.P., a Delaware limited partnership (the "BORROWER") and AMB INSTITUTIONAL ALLIANCE REIT II, INC. (the "INVESTOR REIT" or "GUARANTOR"), the banks and financial institutions listed on the signature page hereof as the Initial Lenders (the "INITIAL LENDERS"), and BANK OF AMERICA, N.A., a national banking association (in its individual capacity, "BANK OF AMERICA"), as administrative agent (together with any successor appointed pursuant to SECTION 12 below, the "ADMINISTRATIVE AGENT") for the Lenders (as hereinafter defined), DRESDNER BANK AG, a German banking corporation, acting through its New York and Grand Cayman branches, as syndication agent (the "SYNDICATION AGENT") for the Lenders, BANK ONE, NA, a national banking association, as documentation agent (the "DOCUMENTATION AGENT" and, collectively with the Administrative Agent and the Syndication Agent, the "AGENTS") for the Lenders, and each of the other lending institutions that becomes a lender hereunder (herein collectively referred to as the "LENDERS"; and each individually referred to as a "LENDER").

A. Borrower has requested that Lenders make loans and cause the issuance of letters of credit for the principal purpose of financing the costs and other expenses to be incurred by Borrower in connection with making investments permitted under the Partnership Agreement, paying expenses, and carrying on its day-to-day business;

B. Lenders are willing to lend funds and to cause the issuance of letters of credit upon the terms and subject to the conditions set forth in this Credit Agreement; and

C. This Credit Agreement amends and restates in its entirety that certain Revolving Credit Agreement (the "ORIGINAL CREDIT AGREEMENT") dated as of June 28, 2001, by and among Borrower, Guarantor, Bank of America, N.A., as administrative agent, and the lenders party thereto.

        NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration the parties hereto do hereby agree as follows:

SECTION 1. DEFINITIONS

        1.1 DEFINED TERMS. For the purposes of this Credit Agreement, unless otherwise expressly defined, the following terms shall have the respective meanings assigned to them in this SECTION 1 or in the Section or recital referred to:

"ACCOUNT ASSIGNMENT" means an assignment of the Borrower Subscription Account or an assignment of the Guarantor Subscription Account, each in substantially the form attached hereto as EXHIBIT J, and "ACCOUNT ASSIGNMENT" means either one of them.

"ADEQUATELY CAPITALIZED" means compliance with the capital standards for bank holding companies as described in the Bank Holding Company Act of 1956, as amended, and regulations promulgated thereunder.

"ADJUSTED LIBOR RATE" means, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to: (a) the quotient obtained by dividing: (i) the LIBOR Rate for such LIBOR Loan for such Interest Period; by (ii) one (1) minus the LIBOR Reserve Requirement for such LIBOR Loan for such Interest Period; plus (b) the Applicable Margin.

"ADMINISTRATIVE AGENT" is defined in the preamble to this Credit Agreement.

"AFFILIATE" means any other Person that, directly or indirectly, controls or is controlled by, or is under common control with, such Person. For the purpose of this definition, "control" and the correlative meanings of the terms "controlled by" and "under common control with" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares or partnership interests or by contract or otherwise.

"AGENTS" is defined in the preamble to this Credit Agreement.

"ANNUAL VALUATION PERIOD" means the "annual valuation period" as defined in 29 CFR Section 2510.3-101(d)(5) as determined, for Borrower, by designation of the General Partner, and, for Guarantor, by action of its duly authorized officer.

"APPLICABLE LENDING OFFICE" means, for each Lender and for each Type of Loan, the "lending office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

"APPLICABLE MARGIN" means, with respect to interest rate spreads and letter of credit fees, eighty-seven and one-half basis points (0.875%) per annum.

"APPLICABLE REQUIREMENT" means for any Included Investor that is (or whose Credit Provider, if applicable, is): (a) a Bank Holding Company, Adequately Capitalized status or better and a Rating of BBB/Baa2 or higher; (b) an insurance company, a Best's Rating of A- or higher and a Rating of BBB/Baa2; (c) an ERISA Investor, or the trustee or nominee of an ERISA Investor, in addition to the Sponsor's Rating of BBB/Baa2 or higher, a minimum Funding Ratio for the ERISA Investor based on the Rating of the Sponsor of the pension fund as follows:

        Sponsor Rating                           Minimum Funding Ratio
        A-/A3 or higher                          No minimum
        BBB+/Baal or higher                      90%
        BBB/Baa2                                 95%

(d) a Governmental Plan Investor, or the Responsible Party with respect to such Governmental Plan Investor, in addition to the Responsible Party's Rating of BBB/Baa2 or higher, a minimum Funding Ratio for the pension fund based on the Rating of the Responsible Party as follows:

        Responsible                      Minimum Funding Ratio
        Party Rating
        A-/A3 or higher                       No minimum
        BBB+/Baa1 or higher                      90%
        BBB/Baa2                                 95%

and (e) otherwise a Rated Investor, a Rating of BBB/Baa2 or higher.

The first rating indicated in each case above is the S&P rating and the second rating indicated in each case above is the Moody's rating. In the event that the S&P and Moody's ratings are not equivalent, the Applicable Requirement shall be based on the lower of the two. If any such Person has only one Rating, from either S&P or Moody's, that Rating shall apply.

"APPLICATION AND AGREEMENT FOR LETTER OF CREDIT" means an application and agreement for standby letter of credit by, between and among all or any of Borrower or a Qualified Borrower, on the one hand, and the Letter of Credit Issuer, on the other hand, in a form provided by the Letter of Credit Issuer (and customarily used by it in similar circumstances) and conformed to the terms of this Credit Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, renewed, or extended, provided, however, to the extent that the terms of such Application and Agreement are inconsistent with the terms of this Credit Agreement, the terms of this Credit Agreement shall control.

"ARTICLES OF INCORPORATION" means the Articles of Incorporation of Guarantor dated as of June 27, 2001, as the same may be further amended, restated, supplemented or otherwise modified from time to time with the consent of Administrative Agent, the Letter of Credit Issuer, and the Lenders to the extent expressly required hereby.

"ASSIGNEE" is defined in SECTION 13.11(c) hereof.

"ASSIGNMENT AND ACCEPTANCE AGREEMENT" means the agreement contemplated by
SECTION 13.11(c) hereof, pursuant to which any Lender assigns all or any portion of its rights and obligations hereunder, which agreement shall be in the form of EXHIBIT O attached hereto.

"AVAILABLE COMMITMENT" means the lesser of: (a) the Maximum Commitment, or such lesser amount after giving effect to reductions in the Commitments pursuant to
SECTION 3.6 hereof; or (b) ninety percent (90%) of the Remaining Capital Commitments of the Included Investors.

"BANK HOLDING COMPANY" means a "bank holding company" as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended, or a non-bank subsidiary of such bank holding company.

"BANK OF AMERICA" is defined in the preamble to this Credit Agreement.

"BAS" means Banc of America Securities LLC.

"BEST'S RATING" means a "Best's Rating" by A.M. Best Company.

"BORROWER" is defined in the first paragraph hereof.

"BORROWER GUARANTY" means an unconditional guaranty of payment in the form of EXHIBIT H attached hereto, enforceable against Borrower for the payment of a Qualified Borrower's debt or obligation to Lenders; and "BORROWER GUARANTIES" means such guaranties, collectively.

"BORROWER PARTY" is defined in SECTION 12.1(a) hereof.

"BORROWER'S SECURITY AGREEMENT" means a security agreement substantially in the form of EXHIBIT I, between Borrower and Administrative Agent.

"BORROWER SUBSCRIPTION ACCOUNT" is defined in SECTION 5.2(a).

"BORROWING" means a disbursement made by Lenders of any of the proceeds of the Loans when such disbursement increases the outstanding principal amount of the Loans, and "BORROWINGS" means the plural thereof.

"BUSINESS DAY" means any day of the year except a Saturday, Sunday or other day on which commercial banks in the State of California are authorized by law to close.

"CAPITAL ACCOUNT" is defined in the Partnership Agreement.

"CAPITAL CALL" means a call upon the Investors to fund all or any portion of the Capital Commitments pursuant to and in accordance with, as applicable, their respective Subscription Agreements and the Articles of Incorporation, or the Partnership Agreement.

"CAPITAL CALL NOTICE" means any notice sent to the Investors for the purpose of making a Capital Call.

"CAPITAL CALL NOTICE DATE" is defined in SECTION 5.2(c) hereof.

"CAPITAL COMMITMENT" means: (a) for any Shareholder, the commitment of such Shareholder to fund Capital Contributions to Guarantor in the amount set forth in, and pursuant to the terms of, such Investor's Subscription Agreement and the Articles of Incorporation; and (b) for any Partner, its "Capital Commitment" as defined in the Partnership Agreement; and "CAPITAL COMMITMENTS" shall mean the aggregate Capital Commitments of all Investors.

"CAPITAL CONTRIBUTION" means: (a) for any Shareholder, the payment by such Shareholder of the Purchase Price (as defined in such Shareholder's Subscription Agreement) for shares of capital stock of Guarantor; and (b) for any Partner, a "Capital Contribution" as defined in the Partnership Agreement.

"CAPITAL LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

"CAPITAL STOCK" means the capital stock of Guarantor.

"CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System.

"CLOSING DATE" means the date hereof, provided that all of the conditions precedent set forth in SECTION 7.1 hereof are satisfied or waived.

"CODE" means the Uniform Commercial Code as adopted in the State of New York and any other state, which governs creation or perfection (and the effect thereof) of security interests in any collateral for the Obligation.

"COLLATERAL" is defined in SECTION 5.1 hereof.

"COLLATERAL DOCUMENTS" means the security agreements, financing statements, assignments, and other documents and instruments from time to time executed and delivered pursuant to this Credit Agreement and any documents or instruments amending or supplementing the same, including, without limitation, the Borrower's Security Agreement, the Pledge and Security Agreements, the Pledge Agreement, and the Account Assignments.

"COMMITMENT" means, for each Lender, the amount set forth opposite its signature on this Credit Agreement or on its respective Assignment and Acceptance Agreement, as the same may be reduced from time to time by Borrower, pursuant to
SECTION 3.6 hereof, or by further assignment by such Lender pursuant to SECTION 13.11(c) hereof.

"COMMITMENT PERIOD" means the period commencing on the Closing Date and ending on the Maturity Date.

"COMPLIANCE CERTIFICATE" is defined in SECTION 9.1(b).

"CONFIDENTIAL INFORMATION" means, at any time, all data, reports, interpretations, forecasts and records containing or otherwise reflecting information and concerning any or all of Borrower, its Partners, Guarantor or its Shareholders which is not available to the general public, together with analyses, compilations, studies or other documents, which contain or otherwise reflect such information made available by or on behalf of Borrower, its Partners, Guarantor or its Shareholders pursuant to this Credit Agreement orally or in writing to Administrative Agent or any Lender or their respective attorneys, certified public accountants or agents, which was clearly and conspicuously marked or communicated as "Confidential," or otherwise requested in writing to be held confidential, but shall not include any data or information that: (a) was or became generally available to the public at or prior to such time (unless divulged by Administrative Agent or such Lender or Administrative Agent's or Lender's respective attorneys, certified public accountants or agents); or (b) was or became available to Administrative Agent or a Lender or to Administrative Agent's or Lender's respective attorneys, certified public accountants or agents on a non-confidential basis from Borrower, its Partners, Guarantor or its Shareholders, or any other source at or prior to such time.

"CONSTITUENT DOCUMENTS" means, for any entity, its constituent or organizational documents, including: (a) in the case of a limited partnership, its certificate of limited partnership and its limited partnership agreement;

(ii) in the case of a limited liability company, its certificate of formation or organization and its operating agreement or limited liability company agreement; and (iii) in the case of a corporation, its articles or certificate of incorporation and its bylaws.

"CONTINUE", "CONTINUATION", and "CONTINUED" shall refer to the continuation pursuant to a Rollover of a LIBOR Loan as a LIBOR Loan from one Interest Period to the next Interest Period.

"CONTROLLED GROUP" means: (a) the controlled group of corporations as defined in
Section 1563 of the Internal Revenue Code; or (b) the group of trades or businesses under common control as defined in Section 414(c) of the Internal Revenue Code, in each case of which Borrower is a part or may become a part.

"CONVERSION DATE" is any LIBOR Conversion Date, or Reference Rate Conversion Date, as applicable.

"CONVERSION NOTICE" is defined in SECTION 2.3(d) hereof.

"CONVERT," "CONVERSION," and "CONVERTED" shall refer to a conversion pursuant to
SECTION 2.3(d) or SECTION 4 of one Type of Loan into another Type of Loan.

"COVERED PLAN" means an "employee benefit plan" as defined in Section 3(3) of ERISA and covered by Section 4 of ERISA.

"CREDIT AGREEMENT" means this Revolving Credit Agreement, of which this SECTION 1 forms a part, together with all amendments and modifications hereof and supplements and attachments hereto.

"CREDIT PARTY CLAIMS" is defined in SECTION 5.5 hereof.

"CREDIT PARTIES" means Borrower and Guarantor and "CREDIT PARTY" means any one of them.

"CREDIT PROVIDER" means a Person providing a guaranty, in form and substance acceptable to Administrative Agent, of the obligations of an Included Investor to make Capital Contributions to Borrower or Guarantor, or, under the Investor Letter, to Administrative Agent.

"CURRENT PARTY" is defined in SECTION 13.12.

"DEBTOR RELIEF LAWS" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies, or recourse of creditors generally, including without limitation the United States Bankruptcy Code and all amendments thereto, as are in effect from time to time during the term of the Loans.

"DEFAULT RATE" means on any day the lesser of: (a) the Reference Rate in effect on such day, PLUS four percent (4%); or (b) the Maximum Rate.

"DEFAULTING INVESTOR" is defined in SECTION 2.1(c) hereof.

"DOCUMENTATION AGENT" is defined in the preamble to this Credit Agreement.

"DOLLARS" and the sign "$" means lawful currency of the United States of America.

"ELIGIBLE ASSIGNEE" means: (a) a Lender; (b) an Affiliate of a Lender, so long as the assigning Lender is not released from its obligations hereunder; or (c) any other Person approved by Administrative Agent, such approval not to be unreasonably withheld or delayed.

"ENVIRONMENTAL COMPLAINT" means any complaint, order, demand, citation or notice threatened or issued in writing to Borrower by any Person with regard to air emissions, water discharges, Releases, or disposal of any Hazardous Material, noise emissions or any other environmental, health or safety matter affecting Borrower or any of Borrower's Properties.

"ENVIRONMENTAL LAWS" means: (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Re-authorization Act of 1986, 42 U.S.C. Section 9601 et seq.; (b) the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq.; (c) the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended by the Clean Air Act Amendments of 1990; (d) the Clean Water Act of 1977, 33 U.S.C. Section 1251 et seq.; (e) the Toxic Substances Control Act, 15 U.S.C.A. Section 2601 et seq.;
(f) all other federal, state and local laws, or ordinances relating to pollution or protection of human health or the environment including without limitation, air pollution, water pollution, noise control, or the use, handling, discharge, disposal or Release of Hazardous Materials, as each of the foregoing may be amended from time to time, applicable to Borrower, and (g) any and all regulations promulgated under or pursuant to any of the foregoing statutes.

"ENVIRONMENTAL LIABILITY" means any written claim, demand, obligation, cause of action, accusation or allegation, or any order, violation, damage (including, without limitation, to any Person, property or natural resources), injury, judgment, penalty or fine, cost of enforcement, cost of remedial action, cleanup, restoration or any other cost or expense whatsoever, including reasonable attorneys' fees and disbursements resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien or otherwise arising under any Environmental Law or resulting from any common law cause of action asserted by any Person.

"ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority: (a) under any Environmental Law; or (b) for any liability or damages arising from, or costs incurred by, any Governmental Authority in response to the Release or threatened Release of any Hazardous Material.

"ENVIRONMENTAL REQUIREMENT" means any Environmental Law, agreement, or restriction, as the same now exists or may be changed, amended, or come into effect in the future, which pertains to health, safety, or the environment, including, but not limited to ground, air, water, or noise pollution, or underground or aboveground tanks.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder by any Governmental Authority, as from time to time in effect.

"ERISA INVESTOR" means an Investor that is an "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) subject to Title I of ERISA, any "plan" defined in Section 4975(e) of the Code, a group trust, as described in Revenue Ruling 81-100, or a partnership or commingled account of a fund, or any other entity whose assets include or are deemed to include the assets of one or more such employee benefit plans subject to Title I of ERISA, as determined under Section 2510.3-101 or Section 2550.401c-1 of the regulations of the United States Department of Labor or under any other relevant legal authority.

"EVENT OF DEFAULT" is defined in SECTION 11.1 hereof.

"EXCLUSION EVENT" is defined in SECTION 2.1(c) hereof.

"FEDERAL FUNDS RATE" means, on any day, a fluctuating interest rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three (3) Federal funds brokers of recognized standing selected by Administrative Agent.

"FEE LETTER" shall mean that certain letter agreement by and among Borrower, Guarantor, Administrative Agent and BAS, dated May 21, 2001.

"FUNDING ACCOUNT" means an account maintained by Administrative Agent for the purpose of funding Loans and receiving and disbursing payments hereunder. The Funding Account shall be maintained at an office of Administrative Agent in San Francisco, California, or such other place of which Administrative Agent shall notify Borrower and Lenders.

"FUNDING RATIO" means: (a) for a Governmental Plan Investor, the total net fair market value of the assets of the plan over the actuarial present value of the plan's total benefit liabilities, as reported in such plan's audited financial statements; and (b) for an ERISA Investor, the funded current liability percentage reported on Schedule B to the most recent Form 5500 filed by such plan with the United States Department of Labor.

"GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof, and that are consistently applied for all periods, after the date hereof, so as to properly reflect the financial position of Borrower, except that any accounting principle or practice required to be changed by the Financial Accounting Standards Board (or other appropriate board or committee of the said Board) in order to continue as a generally accepted accounting principle or practice may be so changed.

"GENERAL PARTNER" means AMB Property, L.P., a Delaware limited partnership, which is the general partner of Borrower.

"GOVERNMENTAL AUTHORITY" means any foreign governmental authority, the United States of America, any State of the United States of America, and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over Borrower, General Partner, Guarantor, Administrative Agent, any Lender, or the Letter of Credit Issuer, or any of their respective businesses, operations, assets, or properties.

"GOVERNMENTAL PLAN INVESTOR" means an Investor that is a pension plan and that is a governmental plan as defined in Section 3(32) of ERISA.

"GUARANTOR" is defined in the first paragraph hereof.

"GUARANTOR SUBSCRIPTION ACCOUNT" is defined in SECTION 5.2(a).

"GUARANTY" means the Guaranty of Guarantor made under SECTION 6 hereof.

"GUARANTY OBLIGATIONS" means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent: (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor; (b) advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person; (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness; or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

"HAZARDOUS MATERIAL" means any substance, material, or waste which is or becomes regulated, under any Environmental Law, as hazardous to public health or safety or to the environment, including, but not limited to: (a) any substance or material designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, as amended, 33 U.S.C. Section 1251 et seq., or listed pursuant to Section 307 of the Clean Water Act, as amended; (b) any substance or material defined as "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.; (c) any substance or material defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq.; or (d) petroleum, petroleum products and petroleum waste materials.

"HEDGING AGREEMENTS" means, collectively, interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, in each case, entered into or purchased by Borrower.

"INCLUDED INVESTOR" means an Investor (other than a Defaulting Investor): (a)(i) that has, or that has a Credit Provider that has, met the Applicable Requirement; or (ii) that has not met the Applicable Requirement but that is approved by all Lenders in their sole discretion as an Included Investor, as evidenced in writing executed by Administrative Agent from time to time; and (b) that has delivered to Administrative Agent the information and documents required under SECTION 10.5(c); provided that a Defaulting Investor shall no longer be an Included Investor until such time as all Exclusion Events affecting such Investor have been cured and such Investor shall have been approved as an Included Investor in the sole and absolute discretion of Administrative Agent, the Letter of Credit Issuer, and all of the Lenders.

"INDEBTEDNESS" of any Person means, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on an unconsolidated balance sheet of such Person; (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;
(f) all Guaranty Obligations of such Person; (g) the principal portion of all obligations of such Person under: (i) Capital Leases; and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP; (h) all obligations of such Person to repurchase any securities which repurchase obligation is related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares; (i) all net obligations of such Person in respect of Hedging Agreements; (j) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed); and (k) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture for which such Person is legally obligated.

"INDEMNITEE" is defined in SECTION 13.5(b) hereof.

"INTEREST OPTION" means the Adjusted LIBOR Rate and the Reference Rate.

"INTEREST PAYMENT DATE" means: (a) as to any Reference Rate Loan, the first Business Day of each month for interest due through the last day of the preceding month, commencing on the first of such days to occur after such Reference Rate Loan is made or after any LIBOR Loan is converted to a Reference Rate Loan, or such earlier date as such Reference Rate Loan shall mature, by acceleration or otherwise, and on any Conversion Date; (b) as to any LIBOR Loan, the last day of such Interest Period, or such earlier date as such LIBOR Loan shall mature, by acceleration or otherwise; and (c) as to any Loan, the date of any prepayment made hereunder, as to the amount prepaid.

"INTEREST PERIOD" means, with respect to any LIBOR Loan, a period commencing:

                 (a)     on the borrowing date of such LIBOR Loan; or

                 (b) on the termination date of the immediately preceding Interest Period in the case of a Rollover to a successive Interest Period as described in SECTION 2.3 hereof,

and ending one, two, or three months thereafter, or one week thereafter, each as Borrower or a Qualified Borrower shall elect in accordance with SECTION 2.3 hereof; provided, further, however, that:

                         (i) any Interest Period that would otherwise end on a
                 day that is not a LIBOR Banking Day shall be extended to the next succeeding LIBOR Banking Day UNLESS such LIBOR Banking Day falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBOR Banking Day;

                         (ii) any Interest Period which begins on the last LIBOR
                 Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (i) above, end on the last LIBOR Banking Day of a calendar month; and

                         (iii) if the Interest Period would otherwise end after
                 the Stated Maturity Date, such Interest Period shall end on the Stated Maturity Date.

"INTERNAL REVENUE CODE" means the United States Internal Revenue Code of 1986, as amended.

"INITIAL LENDERS" is defined in the recital of parties to this Credit Agreement.

"INVESTOR" means a Partner of Borrower or a Shareholder of Guarantor, as applicable.

"INVESTOR LETTER" means a letter substantially in the form of EXHIBIT K executed by an Investor and delivered to Administrative Agent.

"INVESTOR OPINION" means a written opinion (addressed to Administrative Agent, the Letter of Credit Issuer, and the Lenders) of counsel to an Investor, substantially in the form of EXHIBIT L and otherwise acceptable to Administrative Agent, and covering such other matters relating to the Investor, the Loan Documents, the Investor's Constituent Documents, or the transactions contemplated hereby as the Administrative Agent or Required Lenders may reasonably request.

"INVESTOR REIT" is defined in the first paragraph hereof.

"INVESTOR REIT OBLIGATION" means all obligations, liabilities and Indebtedness of every nature of the Investor REIT from time to time owing to Administrative Agent, the Letter of Credit Issuer, or any Lender, under or in connection with this Credit Agreement or any other Loan Document, including, without limitation, the obligations and liabilities of Investor REIT, as the Guarantor, under the Guaranty.

"LENDER DEFAULT" is defined in SECTION 13.12 hereof.

"LENDERS" means the Initial Lenders and each of the other lending institutions that shall become a Lender hereunder pursuant to SECTION 13.11(c) hereof.

"LETTER OF CREDIT" means any letter of credit issued by the Letter of Credit Issuer pursuant to SECTION 2.8 hereof either as originally issued or as the same may, from time to time, be amended or otherwise modified or extended.

"LETTER OF CREDIT ISSUER" means Bank of America, or any Lender or Affiliate of such Lender so designated, and which accepts such designation, by Administrative Agent and approved by Borrower.

"LETTER OF CREDIT LIABILITY" means the aggregate amount of the undrawn stated amount of all outstanding Letters of Credit plus the amount drawn under Letters of Credit for which the Letter of Credit Issuer and Lenders, or any one or more of them, have not yet received payment or reimbursement (in the form of a conversion of such liability to Loans, or otherwise) as required pursuant to
SECTION 2.8 hereof.

"LETTER OF CREDIT SUBLIMIT" means twenty percent (20%) of the Available Commitment.

"LIBOR BANKING DAY" means a day other than a Saturday or a Sunday, and on which Administrative Agent is open for business in California, New York, and London, and dealing in offshore Dollars, or, if Administrative Agent does not have an office dealing with offshore Dollars in such locations, then in such location as Administrative Agent does have such an office.

"LIBOR CONVERSION DATE" is defined in SECTION 2.3(d) hereof.

"LIBOR LOAN" means a Loan made hereunder with respect to which the interest rate is calculated by reference to the LIBOR Rate for a particular Interest Period.

"LIBOR RATE" means, with respect to any LIBOR Loan for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 as the London interbank offered rate for deposits in Dollars with respect to such Interest Period at approximately 11:00 a.m. (London time) on the date two (2) LIBOR Banking Days prior to the date such rate shall apply. If for any reason such rate is not available, the "LIBOR RATE" shall be the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars with respect to such Interest Period at approximately 11:00 a.m. (London time) on the date two (2) LIBOR Banking Days prior to the date such rate shall apply; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

"LIBOR RESERVE REQUIREMENT" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the LIBOR Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to: (a) any category of liabilities which includes deposits by reference to which the Adjusted LIBOR Rate is to be determined; or (b) any category of extensions of credit or other assets which include LIBOR Loans. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Requirement. Each determination by Administrative Agent of the LIBOR Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

"LIEN" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, or conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under any statute or law, or otherwise.

"LOAN DOCUMENTS" means this Credit Agreement, the Notes (including any renewals, extensions, re-issuances and refundings thereof), each Application and Agreement for Letter of Credit, each of the Collateral Documents, each Borrower Guaranty and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, executed or delivered pursuant to the terms of this Credit Agreement or any of the other Loan Documents and any additional documents delivered in connection with any such amendment, supplement or modification.

"LOANS" means the group of LIBOR Loans and Reference Rate Loans made by Lenders to Borrower or Qualified Borrowers pursuant to the terms and conditions of this Credit Agreement.

"MATERIAL ADVERSE EFFECT" means any circumstances or events which could reasonably be expected to: (a) have any adverse effect whatsoever upon the validity, performance, or enforceability of any of the Loan Documents executed by Borrower, General Partner, Guarantor, or any Qualified Borrower; (b) materially impair the ability of Borrower or Guarantor, or both, to fulfill their respective obligations under the Loan Documents; (c) cause an Event of Default; or (d) impair, impede, or jeopardize the obligation and the liability of Borrower or its General Partner to fulfill its obligations under the Partnership Agreement, or of Guarantor to fulfill its obligations under the Subscription Agreements or the Articles of Incorporation.

"MATURITY DATE" means the earliest of: (a) the Stated Maturity Date; (b) the date upon which Administrative Agent declares the Obligation due and payable after the occurrence of an Event of Default; and (c) the date upon which Borrower terminates the Commitments pursuant to SECTION 3.6 hereof or otherwise.

"MAXIMUM COMMITMENT" means $150,000,000, as it may be reduced by Borrower pursuant to SECTION 3.6.

"MAXIMUM RATE" means, on any day, the highest rate of interest (if any) permitted by applicable law on such day.

"MOODY'S" means Moody's Investors Service, Inc.

"NOTES" means the promissory notes provided for in SECTION 3.1 hereof, and all promissory notes delivered in substitution or exchange therefor, as such notes may be amended, restated, reissued, extended or modified, and the Qualified Borrower Notes; and "NOTE" means any one of the Notes.

"OBLIGATION" means all present and future indebtedness, obligations, and liabilities of Borrower and each Qualified Borrower to Lenders, and all renewals and extensions thereof (including, without limitations, Loans, Letters of Credit Liability, or both), or any part thereof, arising pursuant to this Credit Agreement (including, without limitation, the indemnity provisions hereof) or represented by the Notes, each Application and Agreement for Letter of Credit and each Borrower Guaranty, and all interest accruing thereon, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several; together with all indebtedness, obligations, and liabilities of Borrower to Lenders evidenced or arising pursuant to any of the other Loan Documents, and all renewals and extensions thereof, or any part thereof.

"OPERATING COMPANY" means an "operating company" within the meaning of 29 C.F.R.
Section 2510.3-101(c) of the regulations of the United States Department of Labor.

"ORIGINAL CREDIT AGREEMENT" is defined in Paragraph C of the Recitals.

"OTHER TAXES" is defined in SECTION 4.6(b) hereof.

"PARTICIPANT" is defined in SECTION 13.11(b) hereof.

"PARTNER" means the General Partner or any one of limited partners of Borrower, and reference to "PARTNERS" shall be to all of such limited partners and the General Partner, collectively.

"PARTNERSHIP AGREEMENT" means that certain Amended and Restated Agreement of Limited Partnership of Borrower dated as of June 28, 2001, as it has been and may be restated, modified, amended or further supplemented from time to time.

"PARTNERSHIP DOCUMENTS" means, for any partnership, a true copy of the partnership agreement evidencing the creation of such partnership, with all amendments thereto, certified by the general partner of such partnership as being true, correct and complete, together with: (a) if appropriate, a certificate of limited partnership and all amendments thereto currently certified by the applicable authority for the state of organization; (b) if appropriate, a current certificate of existence and good standing of such partnership issued by the applicable authority for the state of organization; and (c) if appropriate, a current certificate of qualification and good standing (or other similar instruments) from the appropriate authority of each state in which it must be qualified to do business.

"PARTNERSHIP EXPENSE" is defined in the Partnership Agreement.

"PARTNERSHIP INTEREST" of any Partner means the "Percentage Interest" of such Partner in Borrower, as defined in the Partnership Agreement.

"PARTY-IN-INTEREST LENDER" means: (a) with respect to an ERISA Investor, any Lender that would be a "party-in-interest" of such Investor within the meaning of Section 3(14) of ERISA, or a "disqualified person," with respect to such Investor within the meaning of Section 4975(e) of the Internal Revenue Code; and
(b) with respect to a Investor that is an insurance company that is investing assets of a Covered Plan in Borrower, any Lender that would be a "party-in-interest" (within the meaning of Section 3(14) of ERISA) of any such Covered Plan, or a "disqualified person" (within the meaning of Section 4975(e) of the Internal Revenue Code) with respect to such Covered Plan.

"PENDING CAPITAL CALL" means any Capital Call that has been made upon the Investors and that has not yet been funded by the applicable Investor, but with respect to which such Investor is not in default.

"PERSON" means an individual, sole proprietorship, joint venture, association, trust, estate, business trust, corporation, nonprofit corporation, partnership, sovereign government or agency, instrumentality, or political subdivision thereof, or any similar entity or organization.

"PLAN" means any plan, including single employer and multi-employer plans to which Section 4021(a) of ERISA applies, or any retirement medical plan, each as established or maintained for employees of Borrower or any member of the Controlled Group to which Section 4021(a) of ERISA applies.

"PLEDGE AGREEMENT" means the Pledge and Security Agreement (Interest in Fund), substantially in the form of Exhibit M, between Guarantor and the Administrative Agent.

"PLEDGE AND SECURITY AGREEMENT" means a Subscription Agreement Pledge and Security Agreement, substantially in the form of EXHIBIT N.

"POTENTIAL DEFAULT" means any condition, act, or event which, with the giving of notice or lapse of time or both, would become an Event of Default.

"PRIME RATE" means, on any day, the rate of interest per annum then most recently established and announced by Administrative Agent as its "prime rate." Any such rate is a general reference rate of interest, may not be related to any other rate, and may not be the lowest or best rate actually charged by Administrative Agent to any customer or a favored rate. Such rate may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general, and Administrative Agent may make various business or other loans at rates of interest having no relationship to such rate. If Administrative Agent ceases to exist or to establish or publish a prime rate from which the Prime Rate is then determined, the applicable variable rate from which the Prime Rate is determined thereafter shall be instead the prime rate reported in the Wall Street Journal (or the average prime rate if a high and low prime rate are therein reported), and the Prime Rate shall change without notice with each change in such prime rate as of the date such change is reported. If the Wall Street Journal does not or ceases to report such a prime rate, the Prime Rate shall thereafter be determined by such alternate method as may be reasonably selected by Administrative Agent.

"PRINCIPAL OBLIGATION" means the sum of: (a) the aggregate outstanding principal amount of the Loans; plus (b) the Letter of Credit Liability.

"PROPERTY" is defined in the Partnership Agreement.

"PRO RATA SHARE" means, with respect to each Lender, the percentage obtained from the fraction: (a) (i) the numerator of which is the Commitment of such Lender; and (ii) the denominator of which is the aggregate Commitments of all Lenders; or (b) in the event the Commitments are zero (0): (i) the numerator of which is the Obligation outstanding with respect to such Lender; and (ii) the denominator of which is the total Obligation outstanding.

"QUALIFIED BORROWER" means any entity, which entity may be organized in the United States or outside of the United States, in which Borrower owns a direct or indirect ownership interest, the indebtedness of which entity can be guaranteed by Borrower pursuant to the terms of the Partnership Agreement, and which entity has executed a Qualified Borrower Note and in respect of which entity Borrower has executed a Borrower Guaranty.

"QUALIFIED BORROWER LETTER OF CREDIT NOTE" means a letter of credit note executed and delivered by a Qualified Borrower, in the form of EXHIBIT G attached hereto, the payment of which is guaranteed by Borrower pursuant to Borrower Guaranties, as such note may be amended, restated, reissued, extended or modified.

"QUALIFIED BORROWER NOTES" means the Qualified Borrower Promissory Notes and the Qualified Borrower Letter of Credit Notes, and "QUALIFIED BORROWER NOTE" means any one of them, as such note may be amended, restated, reissued, extended or modified.

"QUALIFIED BORROWER PROMISSORY NOTE" means a promissory note executed and delivered by a Qualified Borrower, in the form of EXHIBIT F attached hereto, the payment of which is guaranteed by Borrower pursuant to Borrower Guaranties.

"RECOURSE DEBT LIMITATIONS" means the limitations set forth in SECTION 10.11 hereof.

"RATED INVESTOR" means any Investor that has a Rating (or that has a Credit Provider, Sponsor, or Responsible Party that has a Rating).

"RATING" means, for any Person, its senior unsecured debt rating (or equivalent thereof, such as, but not limited to, a corporate credit rating, issuer rating/insurance financial strength rating (for an insurance company), general obligation rating (for a governmental entity), or revenue bond rating (for a educational institution)) from either of S&P or Moody's.

"REFERENCE RATE" means, on any date, the greater of: (a) the Prime Rate; or (b) the Federal Funds Rate plus fifty basis points (0.50%) per annum. Each change in the Reference Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the day of such change in the Reference Rate.

"REFERENCE RATE CONVERSION DATE" is defined in  SECTION 2.3(d).

"REFERENCE RATE LOAN" means a Loan made hereunder with respect to which the interest rate is calculated by reference to the Reference Rate.

"REGISTER" is defined in SECTION 13.11(e) hereof.

"REGULATION D," "REGULATION T," "REGULATION U," and "REGULATION X" means Regulation D, T, U, or X, as the case may be, of the Board of Governors of the Federal Reserve System, from time to time in effect, and shall include any successor or other regulation relating to reserve requirements applicable to partner banks of the Federal Reserve System.

"RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of Hazardous Materials into the environment, or into or out of any Property, including the movement of any Hazardous Material through or in the air, soil, surface water, groundwater, of any Property.

"REMAINING CAPITAL COMMITMENT" means, with respect to any Investor at any time:
(a) such Investor's Capital Commitment at such time (excluding any Capital Commitment subject to a Pending Capital Call); minus (b) such Investor's aggregate Capital Contributions made prior to such time.

"REQUEST FOR BORROWING" is defined in SECTION 2.3 hereof.

"REQUEST FOR LETTER OF CREDIT" is defined in SECTION 2.8(b) hereof.

"REQUIRED LENDERS" means, at any time: (a) Lenders holding an aggregate Pro Rata Share of greater than sixty-six and two-thirds percent (66-2/3%) of the Commitments; or (b) at any time that the Lender Commitments are zero (0), Lenders owed an aggregate Pro Rata Share of greater than sixty-six and two-thirds percent (66-2/3%) of the Obligation outstanding at such time.

"RESPONSIBLE OFFICER" means: (a) in the case of a corporation, its president or any vice president, and, in any case where two Responsible Officers are acting on behalf of such corporation, the second such Responsible Officer may be a secretary or assistant secretary; (b) in the case of a limited partnership, the Responsible Officer of the general partner, acting on behalf of such general partner in its capacity as general partner; and (c) in the case of a limited liability company, the Responsible Officer of the managing member, acting on behalf of such managing member in its capacity as managing member.

"RESPONSIBLE PARTY" means, for any Governmental Plan Investor: (a) if the state under which the Governmental Plan Investor operates is obligated to fund the Governmental Plan Investor and is liable to fund any shortfalls, the state; and
(b) otherwise, the Governmental Plan Investor itself.

"ROLLOVER" means the renewal of any LIBOR Loan upon the expiration of the Interest Period with respect thereto, pursuant to SECTION 2.3 hereof.

"ROLLOVER NOTICE" is defined in SECTION 2.3(c) hereof.

"S&P" means Standard & Poor's Rating Services, a division of the McGraw & Hill Companies, Inc.

"SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

"SHAREHOLDER" means a holder of shares of the Capital Stock of Guarantor.

"SPONSOR" of an ERISA Investor means a sponsor as that term is understood under ERISA, specifically, the entity that established the plan and is responsible for the maintenance of the plan and, in the case of a plan that has a sponsor and participating employers, the entity that has the ability to amend or terminate the plan.

"STATED MATURITY DATE" means August 23, 2003.

"SUBSCRIPTION ACCOUNT" means, collectively, the Borrower Subscription Account and the Guarantor Subscription Account.

"SUBSCRIPTION AGREEMENT" means a Subscription Agreement executed by a Shareholder in connection with the subscription for Capital Stock in Guarantor, or by a Partner in connection with the subscription for a partnership interest in Borrower.

"SUBSEQUENT INVESTOR" is defined in SECTION 10.5(c) hereof.

"SYNDICATION AGENT" is defined in the preamble to this Credit Agreement.

"TAXES" is defined in SECTION 4.6(a) hereof.

"TELERATE PAGE 3750" means the display designated as "Page 3750" on the Bridge Telerate Capital Markets Report (or such other page as may replace Page 3750 on the Bridge Telerate Capital Markets Report or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for U.S. Dollar deposits). Any LIBOR Rate determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the provisions hereof shall be subject to corrections, if any, made in such rate and displayed by the Bridge Telerate Capital Markets Report within one hour of the time when such rate is first displayed by such Service.

"TYPE OF LOAN" means any type of Loan (i.e., a Reference Rate Loan or LIBOR
Loan).

        1.2    OTHER DEFINITIONAL PROVISIONS.

               (a) All terms defined in this Credit Agreement shall have the above-defined meanings when used in the Notes or any other Loan Documents or any certificate, report or other document made or delivered pursuant to this Credit Agreement, unless otherwise defined in such other document.

               (b) Defined terms used in the singular shall import the plural and vice versa.

               (c) The words "hereof," "herein," "hereunder," and similar terms when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provisions of this Credit Agreement.

SECTION 2. REVOLVING CREDIT LOAN AND LETTERS OF CREDIT

        2.1     THE COMMITMENT.

               (a) COMMITTED AMOUNT. Subject to the terms and conditions herein set forth, Lenders agree, during the Commitment Period: (i) to extend to Borrower or any Qualified Borrower a revolving line of credit; and (ii) to participate in Letters of Credit issued by the Letter of Credit Issuer for the account of Borrower or any Qualified Borrower.

               (b)    LIMITATION ON BORROWINGS AND RE-BORROWINGS.
        Notwithstanding anything to the contrary herein contained, Lenders shall not be required to advance any Borrowing, Rollover, or cause the issuance of any Letter of Credit hereunder if:

                      (i) after giving effect to such Borrowing, Rollover, or
               issuance of such Letter of Credit: (A) the Principal Obligation would exceed the Available Commitment; or (B) the Letter of Credit Liability would exceed the Letter of Credit Sublimit;

                      (ii) The limited partners of Borrower have given notice,
               under Section 11.2 of the Partnership Agreement or otherwise, of their intent to remove the General Partner as the general partner of Borrower; or

                      (iii) an Event of Default or, to Borrower's knowledge, a
               Potential Default exists.

               Conversions to Reference Rate Loans shall be permitted in the case of CLAUSES (ii) or (iii) above, unless Administrative Agent has otherwise accelerated the Obligation or exercised other rights that terminate the Commitments under SECTION 11.2 hereof.

               (c) EXCLUSION EVENTS. If any of the following events (each, an "EXCLUSION EVENT") shall occur with respect to any Included Investor or, if applicable, the Sponsor, Responsible Party, or Credit Provider of such Included Investor (such Investor hereinafter referred to as a "DEFAULTING INVESTOR"), then such Investor shall no longer be an Included Investor:

                      (i) it shall: (A) apply for or consent to the appointment
               of a receiver, trustee, custodian, intervenor, or liquidator of itself or of all or a substantial part of its assets; (B) file a voluntary petition as debtor in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (C) make a general assignment for the benefit of creditors; (D) file a petition or answer seeking reorganization or an arrangement with creditors or take advantage of any Debtor Relief Laws; (E) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding; or (F) take personal, partnership, limited liability company, corporate or trust action, as applicable, for the purpose of effecting any of the foregoing;

                      (ii) an order, order for relief, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking such

               Person's reorganization or appointing a receiver, custodian, trustee, intervenor, or liquidator of such Person or of all or substantially all of its assets, and such order, judgment, or decree shall continue unstayed and in effect for a period of sixty (60) days;

                      (iii) any final judgment(s) for the payment of money which in the aggregate exceed fifteen percent (15%) of its net worth shall be rendered against such Person, and such judgment or judgments shall not be satisfied or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment;

                      (iv) such Investor shall repudiate, challenge, or declare
               unenforceable its obligation to make contributions to the capital of Borrower or Guarantor pursuant to its Capital Commitment or a Capital Call Notice, or shall otherwise disaffirm any material provision of its Subscription Agreement, the Articles of Incorporation, or the Partnership Agreement relating to Capital Contributions;

                      (v) such Investor shall fail to make a contribution to the capital of Borrower or Guarantor when required pursuant to a Capital Call Notice, subject to any applicable notice or cure periods, or shall otherwise be in default under its Subscription Agreement, the Articles of Incorporation, or the Partnership Agreement, following any applicable notice requirements or cure periods;

                      (vi) any representation or warranty made under any Loan
               Documents executed by such Person shall prove to be untrue or inaccurate in any material respect, as of the date on which such representation or warranty is made, and such Person shall fail to cure the adverse effect of the failure of such representation or warranty within thirty (30) days after written notice thereof is delivered by Administrative Agent to Borrower and to such Investor;

                      (vii) such Investor shall transfer its Partnership
               Interest in Borrower, or its Capital Stock in Guarantor, in violation of this Credit Agreement;

                      (viii) default shall occur in the performance by it of any of the covenants or agreements contained in any of the Loan Documents executed by it (except as otherwise specifically addressed in this SECTION 2.1(c), in which case no grace period beyond any provided for herein shall apply) and such default shall continue uncured to the satisfaction of Administrative Agent for a period of thirty (30) days after written notice thereof has been given by Administrative Agent to Borrower and to such Investor;

                      (ix) in the case of each Rated Investor, it shall fail to
               maintain the Applicable Requirement for such Investor required in the definition of Applicable Requirement in SECTION 1 hereof;

                      (x) in the case of an Investor that is not a Rated
               Investor, the occurrence of any circumstance or event which, in the reasonable discretion of Administrative Agent: (A) is determined to be material and adverse to the financial condition or business operations of such Investor; (B) could reasonably be expected to materially impair the ability of such

               Investor to fulfill its obligations under the Loan Documents executed by it; or (C) could reasonably be expected to impair, impede, or jeopardize the obligation and the liability of such Investor to fulfill its obligations under its Subscription Agreement, the Articles of Incorporation, or the Partnership Agreement; or

                      (xi) such Investor shall fail, within ten (10) days after
               the required date set forth in the Investor Letter, to deliver the financial information to Borrower or Guarantor, required by such Investor's Investor Letter, in accordance with the terms thereof.

               (d)    MANDATORY PREPAYMENT.

                      (i) EXCESS LOANS OUTSTANDING. If, on any day, the
               Principal Obligation exceeds the Available Commitment, then the Credit Parties shall pay on demand such excess to Administrative Agent, for the benefit of Lenders, in immediately available funds (except to the extent any such excess is addressed by SECTION 2.1(d)(ii)): (A) promptly on demand (but in no event later than two (2) Business Days), to the extent such funds are available in the Subscription Account or any other account maintained by Credit Parties; and (B) within ten (10) Business Days of demand to the extent that it is necessary for a Credit Party to issue a Capital Call Notice to fund such required payment (and Credit Parties shall issue such Capital Call Notices during such time, and shall pay such excess immediately after the Capital Contributions relating to such Capital Call Notice are received); provided that the amount of such excess shall be paid to Administrative Agent concurrently with the creation of such excess if it results from any willful act of any Credit Party;

                      (ii) EXCESS LETTERS OF CREDIT OUTSTANDING. If any excess
               calculated pursuant to SECTION 2.1(d)(i) is attributable to undrawn Letters of Credit, Credit Parties (or the applicable Qualified Borrower) shall pay such excess to Administrative Agent, when required pursuant to the terms of SECTION 2.1(d)(i) for deposit in a segregated interest-bearing cash collateral account, as security for such portion of the Obligation. Unless otherwise required by law, upon: (i) a change in circumstances such that the Principal Obligation no longer exceeds the Available Commitment; or (ii) the full and final payment of the Obligation, Administrative Agent shall return to Credit Parties or the applicable Qualified Borrower any amounts remaining in said cash collateral account.

        2.2 REVOLVING CREDIT COMMITMENT. Subject to the terms and conditions herein set forth, each Lender severally agrees, during the Commitment Period, to make Loans to Borrower or any Qualified Borrower at any time and from time to time in an aggregate principal amount up to such Lender's Commitment at any such time; provided, however, that, after making such Loans: (a) such Lender's Pro Rata Share of the Principal Obligation would not exceed such Lender's Commitment; and (b) the Principal Obligation would not exceed the Available Commitment. Subject to the foregoing limitation, Borrower or any Qualified Borrower may borrow, repay without penalty or premium, and re-borrow hereunder, during the Commitment Period. Each Borrowing pursuant to this SECTION 2.2 shall be made ratably by Lenders in proportion to such Lender's Pro Rata Share of the Available Commitment. No Lender shall be obligated to fund any Loan if the interest rate applicable thereto under SECTION 2.6(a) hereof would exceed the Maximum Rate in effect with respect to such Loan.

        2.3 MANNER OF BORROWING. Borrower shall give Administrative Agent notice of the date of each requested Borrowing hereunder, which notice may be by telephone, if confirmed in writing, telex, facsimile, or other written communication (a "REQUEST FOR BORROWING"), and which notice shall be irrevocable and effective upon receipt by Administrative Agent. Each Request for Borrowing shall be furnished to Administrative Agent, no later than 11:00 a.m. (San Francisco time): (a) at least three (3) LIBOR Banking Days prior to the requested date of the funding of a LIBOR Loan; and (b) at least one (1) Business Day prior to the requested date of the funding of a Reference Rate Loan; and must specify: (i) the amount of such Borrowing; (ii) whether such Borrowing shall be a LIBOR Loan or a Reference Rate Loan; and (iii) the Interest Period therefor in the case of a LIBOR Loan; and (iv) the name of the applicable Qualified Borrower, if any. Any Request for Borrowing received by Administrative Agent after 11:00 a.m. (San Francisco time) shall be deemed to have been given by Borrower on the next succeeding LIBOR Banking Day, in the case of a LIBOR Loan, or the next succeeding Business Day, in the case of a Reference Rate Loan.

               (a) REQUEST FOR BORROWING. Each Request for Borrowing shall be in the form attached hereto as EXHIBIT C (with blanks appropriately completed in conformity herewith) and shall be deemed to constitute a representation and warranty by Borrower that:

                      (i) The representations and warranties set forth in
               Section 8 hereof are true and correct in all material respects on and as of the date of such Request for Borrowing, with the same force and effect as if made on and as of such date (except to the extent of changes in facts or circumstances that have been disclosed to Lenders and do not constitute an Event of Default or a Potential Default under this Credit Agreement or any other Loan Document);

                      (ii) No Event of Default or, to its knowledge, Potential
               Default exists and is continuing at such date; and

                      (iii) After giving effect to such Borrowing the Principal
               Obligation will not exceed the Available Commitment as of such date.

               Each Request for Borrowing shall be irrevocable and binding on Borrower and the applicable Qualified Borrower, and Borrower and, if applicable, the Qualified Borrower, shall indemnify Lenders against any cost, loss, or expense incurred by Lenders, or any of them, as a result of any failure to fulfill, on or before the date specified in the Request for Borrowing, the conditions to such Borrowing set forth herein, including, without limitation, any cost, loss, or expense incurred by reason of the liquidation or redeployment of the deposits or other funds acquired by Lenders, or any of them, to fund the Borrowing to be made by Lenders as a part of such Borrowing when such Borrowing, as a result of such failure, is not made on such date. A certificate of Administrative Agent setting forth the amount of any such cost, loss or expense, and the basis for the determination thereof and the calculation thereof, shall be delivered to Borrower and the applicable Qualified Borrower and shall, in the absence of a manifest error, be conclusive and binding. Notwithstanding any provision to the contrary contained in this SECTION 2.3, Borrower and the applicable Qualified Borrower, shall not be required to indemnify Lenders against any costs, loss or expenses incurred by Lenders, or any of them, as a result of the liquidation or redeployment of funds due to Borrower's failure to fulfill, on or before the date specified for a Reference Rate Borrowing, the conditions to such Borrowing set forth herein.

               (b) REQUEST FOR CURRENT RATES. Prior to making a Request for Borrowing, Borrower may (without specifying whether the anticipated Borrowing shall be a Reference Rate Loan or LIBOR Loan) request that Administrative Agent provide it with the most recent Reference Rate and Adjusted LIBOR Rate available to Lenders. Administrative Agent shall endeavor to provide such quoted rates to Borrower within two (2) Business Days after such request, provided, however, that Administrative Agent's failure to timely provide such rates shall not relieve Borrower or any Qualified Borrower of its obligations hereunder.

               (c) ROLLOVERS. No later than 11:00 a.m. (San Francisco time) at least three (3) LIBOR Banking Days prior to the termination of each Interest Period related to a LIBOR Loan, Borrower or any applicable Qualified Borrower shall give Administrative Agent written notice (which notice may be via fax) substantially in the form of EXHIBIT E attached hereto (the "ROLLOVER NOTICE") whether it desires to renew such LIBOR Loan. The Rollover Notice shall also specify the length of the Interest Period selected by Borrower or a Qualified Borrower with respect to such Rollover. Each Rollover Notice shall be irrevocable and effective upon notification thereof to Administrative Agent. If Borrower or a Qualified Borrower fails to timely give Administrative Agent the Rollover Notice with respect to any LIBOR Loan, Borrower or the applicable Qualified Borrower shall be deemed to have elected the Reference Rate as the Interest Option with respect to such Loan commencing on the expiration of the preceding Interest Period.

               (d) CONVERSIONS. Borrower or the applicable Qualified Borrower shall have the right, with respect to: (i) any Reference Rate Loan, on any LIBOR Banking Day (a "LIBOR CONVERSION DATE"), to convert such Reference Rate Loan to a LIBOR Loan; and (ii) any LIBOR Loan, on any Business Day (a "REFERENCE RATE CONVERSION DATE") to convert such LIBOR Loan to a Reference Rate Loan, provided, however, that Borrower shall, on such Reference Rate Conversion Date, make the payments required by
        SECTION 4.5 hereof; in either case, by giving Administrative Agent written notice substantially in the form of EXHIBIT E attached hereto (a "CONVERSION NOTICE") of such selection no later than 11:00 a.m. (San Francisco time) at least: (1) three (3) LIBOR Banking Days prior to such LIBOR Conversion Date; or (2) one (1) Business Day prior to such Reference Rate Conversion Date. Each Conversion Notice shall be irrevocable and effective upon notification thereof to Administrative Agent.

               (e) TRANCHES. Notwithstanding anything to the contrary contained herein, no more than eight (8) LIBOR Loans may be outstanding hereunder at any one time during the Commitment Period.

               (f) AGENT NOTIFICATION OF LENDERS. Administrative Agent shall promptly notify each Lender (and will use good faith efforts to make such notification on the day such notice is timely received from Borrower) of receipt of a Request for Borrowing, a Conversion Notice or a Rollover Notice, the amount of the Borrowing and such Lender's Pro Rata Share thereof, the date the Borrowing is to be made, the Interest Option selected, the Interest Period selected, if applicable, and the applicable rate of interest.

        2.4 MINIMUM LOAN AMOUNTS. Each LIBOR Rate Loan shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000, and each Reference Rate Loan shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000, provided, however, that a Reference Rate Loan may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of a Letter of Credit under SECTION 2.8(c).

        2.5 FUNDING. Each Lender shall make the proceeds of its Pro Rata Share of each Borrowing available to Administrative Agent at the appropriate Funding Account for the account of Borrower or a Qualified Borrower no later than 9:00 a.m. (San Francisco time) on the date specified in the Request for Borrowing as the borrowing date, in immediately available funds, and, upon fulfillment of all applicable conditions set forth herein, Administrative Agent shall deposit such proceeds in immediately available funds in Borrower's or in the applicable Qualified Borrower's account maintained with Administrative Agent not later than 11:00 a.m. (San Francisco time) on the borrowing date or, if requested by Borrower in the Request for Borrowing, shall wire-transfer such funds as requested on or before such time. The failure of any Lender to advance the proceeds of its Pro Rata Share of any Borrowing required to be advanced hereunder shall not relieve any other Lender of its obligation to advance the proceeds of its Pro Rata Share of any Borrowing required to be advanced hereunder. Absent contrary written notice from a Lender, Administrative Agent may assume that each Lender has made its Pro Rata Share of the requested Borrowing available to Administrative Agent on the applicable borrowing date, and Administrative Agent may, in reliance upon such assumption (but is not required to), make available to Borrower or a Qualified Borrower a corresponding amount. If a Lender fails to make its Pro Rata Share of any requested Borrowing available to Administrative Agent on the applicable borrowing date, then Administrative Agent may recover the applicable amount on demand: (a) from such Lender, together with interest at the Federal Funds Rate for the period commencing on the date the amount was made available to Borrower by Administrative Agent and ending on (but excluding) the date Administrative Agent recovers the amount from such Lender; or (b) if Lender fails to pay its amount upon Administrative Agent's demand, then from Borrower; (i) promptly on demand, to the extent such funds are available in the Subscription Account or any other account maintained by Borrower; and (ii) otherwise, to the extent that it is necessary for Borrower to issue a Capital Call Notice to fund such required payment, within fifteen (15) Business Days after Administrative Agent's demand (but, in any event, Borrower shall issue such Capital Call Notice and shall make such payment promptly after the related Capital Contributions are received); together with interest at a rate per annum equal to the rate applicable to the requested Borrowing for the period commencing on the borrowing date and ending on (but excluding) the date Administrative Agent recovers the amount from Borrower. The liabilities and obligations of each Lender hereunder shall be several and not joint, and neither Administrative Agent nor any Lender shall be responsible for the performance by any other Lender of its obligations hereunder. Each Lender hereunder shall be liable to Borrower and any Qualified Borrower only for the amount of its respective Commitment.

        2.6    INTEREST RATE.

               (a) RATE. The unpaid principal of each Reference Rate Loan shall bear interest at a rate per annum which shall from day to day be equal to the Reference Rate in effect from day to day. The unpaid principal of each LIBOR Loan shall bear interest at a rate per annum which shall be equal to the Adjusted LIBOR Rate for the applicable Interest Period.

               (b) CHANGE IN RATE; PAST DUE AMOUNTS; CALCULATIONS OF INTEREST. Each change in the rate of interest for any Borrowing shall become effective, without prior notice to Borrower or any Qualified Borrower, automatically as of the opening of business of Administrative Agent on the date of said change. Interest on the unpaid principal balance of each LIBOR Rate Loan shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days, which results in more interest than if a 365-day year was used. Interest on the unpaid principal balance of each Reference Rate Loan shall be calculated on the basis of the actual days elapsed in a year consisting of 365 days, or, if applicable 366 days. If any principal of, or interest on, the Obligation is not paid when due, then (in lieu of the interest rate provided in SECTION 2.6(a) above) such past due principal and interest shall bear interest at the Default Rate, provided, however, if Administrative Agent fails to timely deliver the notice described in
        SECTION 11.1 hereof to Borrower, the Default Rate will not be applied to such past due principal and interest until four (4) Business Days after such notice is given. If any other Event of Default hereunder shall arise, then (in lieu of the interest rate provided in Section 2.6(a) above) the principal amount of each Loan in effect at such time and the interest thereon shall bear interest at the Default Rate, until such Event of Default is cured or is waived.

        2.7 DETERMINATION OF RATE. Administrative Agent shall determine each interest rate applicable to the Borrowings hereunder. Administrative Agent shall give prompt notice to Borrower or the applicable Qualified Borrower and to Lenders of each rate of interest so determined, and its determination thereof shall be conclusive and binding in the absence of manifest error.

        2.8    LETTERS OF CREDIT.

               (a) LETTER OF CREDIT COMMITMENT. Subject to the terms and conditions hereof, on any Business Day during the Commitment Period, Administrative Agent shall cause the Letter of Credit Issuer to issue such Letters of Credit in such aggregate face amounts in Dollars as Borrower or a Qualified Borrower may request, provided that: (i) on the date of issuance, after giving effect to the issuance of any such Letter of Credit, the Letter of Credit Liability will not exceed the lesser of:
        (A) the remainder of: (1) the Available Commitment as of such date; minus (2) the Principal Obligation as of such date; and (B) the Letter of Credit Sublimit; (ii) the expiry date of the Letter of Credit shall not be later than twelve months after the date of issuance without the Letter of Credit Issuer's consent; and (iii) the expiry date of the Letter of Credit shall not be later than the Stated Maturity Date.

               (b) REQUEST. Each request for a Letter of Credit (a "REQUEST FOR LETTER OF CREDIT") shall be submitted to Administrative Agent in the form attached hereto as EXHIBIT D (with blanks appropriately completed in conformity herewith), together with an Application and Agreement for Letter of Credit, for the Letter of Credit Issuer, on or before 11:00 a.m. (San Francisco time) at least two (2) Business Days prior to the requested date of issuance of a Letter of Credit. Administrative Agent shall promptly notify each Lender of such Request for Letter of Credit and the terms of the requested Letter of Credit. Upon each such application, Borrower or the Qualified Borrower, as applicable, shall be deemed to have automatically made to Administrative Agent, each Lender, and the Letter of Credit Issuer the following representations and warranties:

                      (i) As of the date of the issuance of the Letter of Credit requested, the representations and warranties set forth in
               SECTION 8 hereof are true and correct in all material respects on and as of the date of such issuance, with the same force and effect as if made on and as of such date (except to the extent of changes in facts or circumstances that have been disclosed to Lenders and do not constitute an Event of Default or a Potential Default under this Credit Agreement or any other Loan Document);

                      (ii) No Event of Default or, to its knowledge, Potential
               Default exists and is continuing at such date; and

                      (iii) After giving effect to the issuance of the requested
               Letter of Credit the Letter of Credit Liability will not exceed the lesser of: (A) the remainder of: (1) the Available Commitment as of such date; minus (2) the Principal Obligation as of such date; and (B) the Letter of Credit Sublimit.

               (c) PARTICIPATION BY LENDERS. Each Lender shall and does hereby participate ratably with the Letter of Credit Issuer in each Letter of Credit issued and outstanding hereunder to the extent of its Pro Rata Share of the Letter of Credit Liability with respect to each such Letter of Credit, and shall share in all rights and obligations resulting therefrom, including, without limitation: (i) the right to receive from Administrative Agent its Pro Rata Share of any reimbursement of the amount of each draft drawn under each Letter of Credit; (ii) the right to receive from Administrative Agent its Pro Rata Share of the Letter of Credit fee pursuant to SECTION 2.13 hereof; (iii) the right to receive from Administrative Agent its additional costs pursuant to SECTION 4.1 hereof; and (iv) the obligation to pay to the Administrative Agent or the Letter of Credit Issuer, as the case may be, in immediately available funds, its Pro Rata Share of any unreimbursed drawing under a Letter of Credit.

               (d) PAYMENT OF LETTER OF CREDIT. In consideration for the issuance by the Letter of Credit Issuer of the Letters of Credit, Borrower and each Qualified Borrower hereby authorizes, empowers, and directs Administrative Agent, for the benefit of Lenders and the Letter of Credit Issuer, to disburse directly to the Letter of Credit Issuer, with notice to Borrower or the appropriate Qualified Borrower, in immediately available funds an amount equal to the stated amount of each draft drawn under each Letter of Credit plus all interest, reasonable costs and expenses, and fees due to the Letter of Credit Issuer pursuant to the applicable Application and Agreement for Letter of Credit. Subject to receipt of notice from the Administrative Agent, each Lender shall pay to the Administrative Agent such Lender's Pro Rata Share of the amount disbursed by the Administrative Agent on the Business Day on which the Letter of Credit Issuer honors any such draft or incurs or is owed any such interest, costs, expenses or fees. Administrative Agent will promptly notify Borrower or the appropriate Qualified Borrower of any disbursements made by Lenders pursuant to the terms hereof, provided that the failure to give such notice will not affect the validity of the disbursement, and Administrative Agent shall provide Lenders with notice thereof. Any such disbursement made by Lenders to the Letter of Credit Issuer on account of a Letter of Credit shall be deemed to be a Reference Rate Loan, and Borrower or the applicable Qualified Borrower shall be deemed to have given to Administrative Agent, in accordance with the terms and conditions of SECTION 2.3, a Request for Borrowing with respect thereto. Administrative Agent and Lenders may conclusively rely on the Letter of Credit Issuer as to the amount due the Letter of Credit Issuer by reason of any draft of a Letter of Credit or due the Letter of Credit Issuer under any Application and Agreement for Letter of Credit.

               (e) ACCELERATION OF UNDRAWN AMOUNTS. Should Administrative Agent demand payment of the Obligation hereunder prior to the Maturity Date pursuant to SECTION 11.2 hereof, Administrative Agent, by written notice to Borrower, may take one or more of the following actions: (i) declare the obligation of the Letter of Credit Issuer to issue Letters of Credit hereunder terminated, whereupon such obligations shall forthwith terminate without any other notice of any kind; or (ii) declare the outstanding Letter of Credit Liability to be forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby waived, and demand that Borrower and any applicable Qualified Borrower pay to Administrative Agent for deposit in a segregated interest-bearing cash collateral account, as security for the Obligation, an amount equal to the aggregate undrawn stated amount of all Letters of Credit then outstanding at the time such notice is given. Unless otherwise required by law, upon the full and final payment of the Obligation, Administrative Agent shall return to Borrower and the applicable Qualified Borrower any amounts remaining in said cash collateral account.

        2.9 PAYMENT OF BORROWER GUARANTY. In consideration of Lenders' agreement to advance funds to a Qualified Borrower pursuant to SECTIONS 2.2 and
2.3 hereof, to cause Letters of Credit to be issued for the account of a Qualified Borrower pursuant to SECTION 2.8 hereof, and to accept Borrower Guaranties in support thereof, Borrower hereby authorizes, empowers, and directs the Administrative Agent, for the benefit of Lenders, within the limits of the Available Commitment, to disburse directly to Lenders, with notice to Borrower, in immediately available funds, an amount equal to the amount due and owing under any Qualified Borrower Note or any Borrower Guaranty, together with all interest, reasonable costs and expenses and fees due to Lenders pursuant thereto in the event Administrative Agent shall have not received payment of such Obligation when due. Administrative Agent will promptly notify Borrower of any disbursement made to Lenders pursuant to the terms hereof, provided that the failure to give such notice shall not affect the validity of the disbursement, and Administrative Agent shall provide Lenders with notice thereof. Any such disbursement made by Administrative Agent to Lenders shall be deemed to be a Reference Rate Loan pursuant to SECTION 2.3 hereof in the amount so paid, and Borrower shall be deemed to have given to Administrative Agent in accordance with the terms and conditions of SECTION 2.3 a Request for Borrowing with respect thereto. Administrative Agent may conclusively rely on Lenders as to the amount of any such Obligation due to Lenders, absent manifest error.

        2.10 USE OF PROCEEDS, LETTERS OF CREDIT AND BORROWER GUARANTIES. The proceeds of the Loans and the Letters of Credit shall be used for the purposes permitted under the Partnership Agreement. Neither Lenders nor Administrative Agent shall have any liability, obligation, or responsibility whatsoever with respect to Borrower's or a Qualified Borrower's use of the proceeds of the Loans, the Letters of Credit or execution and delivery of the Borrower Guaranties, and neither Lenders nor Administrative Agent shall be obligated to determine whether or not Borrower's or a Qualified Borrower's use of the proceeds of the Loans or the Letters of Credit are for purposes permitted under the Partnership Agreement. Nothing, including, without limitation, any Borrowing, any Rollover, any issuance of any Letter of Credit, or acceptance of any Borrower Guaranty or other document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Lenders or Administrative Agent as to whether any investment by Borrower is permitted by the terms of the Partnership Agreement.

        2.11 ADMINISTRATIVE AGENT FEES. Borrower and the Qualified Borrowers shall pay, to Administrative Agent, fees in consideration of the arrangement and administration of the Commitments, which fees shall be payable in amounts and on the dates agreed to between Borrower and Administrative Agent in the Fee Letter.

        2.12 UNUSED COMMITMENT FEE. In addition to the payments provided for in SECTION 3 hereof, Borrower shall pay to Administrative Agent, for the account of each Lender, according to its Pro Rata Share, an unused commitment fee on the daily amount of the Maximum Commitment which was unused (through the extension of Loans or issuance of Letters of Credit) during the immediately preceding calendar quarter calculated on the basis of actual days elapsed in a year consisting of 360 days: (a) if such unused amount is more than fifty percent (50%) of the Maximum Commitment, at the rate of seventeen and one-half basis points (0.175%) per annum; and (b) if such unused amount is equal to or less than fifty percent (50%) of the Maximum Commitment, at the rate of fifteen basis points (0.15%) per annum, in each case payable in arrears on the first Business Day of each calendar quarter for the preceding calendar quarter. For purposes of this SECTION 2.12, the fee shall be calculated each time the Principal Obligation or the Maximum Commitment increases or decreases, for the number of days since the last calculation of the fee, as follows:

        (((Maximum Commitment for such period - Principal Obligation for such period) (*) applicable rate [as described above]) (*) number of days in such period) / 360)

        Borrower and Lenders acknowledge and agree that the commitment fees payable hereunder are bona fide commitment fees and are intended as reasonable compensation to Lenders for committing to make funds available to Borrower as described herein and for no other purposes.

        2.13 LETTER OF CREDIT FEES. Borrower, or the appropriate Qualified Borrower, shall pay to Administrative Agent: (a) for the benefit of Lenders, in consideration for the issuance of Letters of Credit hereunder, a non-refundable per annum fee equal to the Applicable Margin on the face amount of each Letter of Credit, less the amount of any draws on such Letter of Credit, payable in advance in quarterly installments, commencing on the issuance date and continuing for so long as such Letter of Credit remains outstanding; and (b) for the benefit of the Letter of Credit Issuer, in consideration of the issuance and fronting of Letters of Credit, a non-refundable fronting fee equal to 0.125% per annum, which fronting fee shall be calculated on the stated amount of the Letter of Credit, payable at the time each letter of credit is issued.

SECTION 3. PAYMENT OF OBLIGATIONS

        3.1 REVOLVING CREDIT NOTES. Any Lender may request that Loans made by it be evidenced by a promissory note. In such event: (a) Borrower shall execute and deliver a promissory note payable to such Lender in the amount of such Lender's Commitment; and (b) any Qualified Borrower that has not previously done so shall execute and deliver a promissory note payable to such Administrative Agent, for the benefit of the Lenders in the principal amount of its related Obligation. Any such note issued by Borrower shall be substantially in the form of EXHIBIT B attached hereto (with blanks appropriately completed in conformity herewith), and any such note issued by a Qualified Borrower shall be substantially in the form of

EXHIBIT F attached hereto (with blanks appropriately completed in conformity herewith). Borrower agrees, from time to time, upon the request of Administrative Agent or any affected Lender, to reissue new Notes, in accordance with the terms and in the form heretofore provided, to any Lender and any Assignee of such Lender in accordance with SECTION 13.11(c) hereof, in renewal of and substitution for the Notes previously issued by Borrower to the affected Lender, and such previously issued Notes shall be returned to Borrower marked "replaced".

        3.2 PAYMENT OF OBLIGATION. The unpaid principal amount of the Obligation, together with all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date.

        3.3    PAYMENT OF INTEREST.

               (a) INTEREST. Interest on each Borrowing and any portion thereof shall commence to accrue in accordance with the terms of this Credit Agreement and the other Loan Documents as of the date of the disbursal or wire transfer of such Borrowing by Administrative Agent, consistent with the provisions of SECTION 2.5, notwithstanding whether Borrower or a Qualified Borrower received the benefit of such Borrowing as of such date and even if such Borrowing is held in escrow pursuant to the terms of any escrow arrangement or agreement. When a Borrowing is disbursed by wire transfer pursuant to instructions received from Borrower, then such Borrowing shall be considered made at the time of the transmission of the wire, rather than the time of receipt thereof by the receiving bank. With regard to the repayment of the Loans, interest shall continue to accrue on any amount repaid until such time as the repayment has been received in federal or other immediately available funds by Administrative Agent in the appropriate Funding Account.

               (b) INTEREST PAYMENT DATES. Accrued and unpaid interest on the Obligation shall be due and payable in arrears on each Interest Payment Date, and on the Maturity Date.

               (c) DIRECT DISBURSEMENT. If, at any time, Administrative Agent shall not have received on the date due, any payment of interest upon the Loans or any fee described herein, Administrative Agent may direct the disbursement of funds from the Subscription Account to Lenders to the extent available therein for payment of any such amount. Thereafter, if the amount available in the Subscription Account is not sufficient for the full payment of such amounts due, Administrative Agent may, without prior notice to or the consent of Borrower, within the limits of the Available Commitment, disburse to Lenders in immediately available funds an amount equal to the interest or fee due to Lenders, which disbursement shall be deemed to be a Reference Rate Loan pursuant to
        SECTION 2.3 hereof, and Borrower shall be deemed to have given to Lenders in accordance with the terms and conditions of SECTION 2.3 a Request for Borrowing with respect thereto. After any disbursement of funds from the Subscription Account to Lenders as contemplated in this
        SECTION 3.3(c), Administrative Agent shall promptly deliver written notice of such disbursement to Borrower, provided, however, that the failure of Administrative Agent to give such notice will not affect the validity of such disbursement, and Administrative Agent shall provide Lenders with notice thereof.

        3.4 PAYMENTS ON THE OBLIGATION. All payments of principal of, and interest on, the Obligation under this Credit Agreement by Borrower and Qualified Borrowers to or for the account of Lenders, or any of them, shall be made by Borrower and Qualified Borrowers for receipt by Administrative Agent before 11:00 a.m. (San Francisco time) in federal or other immediately available funds to the appropriate Funding Account. Funds received after 11:00 a.m. (San Francisco time) shall be treated for all purposes as having been received by Administrative Agent on the first Business Day next following receipt of such funds. Except as provided in SECTION 13.11 hereof, each Lender shall be entitled to receive its Pro Rata Share of each payment received by Administrative Agent hereunder for the account of Lenders on the Obligation. Each payment received by Administrative Agent hereunder for the account of a Lender shall be promptly distributed by Administrative Agent to such Lender. Administrative Agent and each Lender hereby agree that payments to Administrative Agent by Borrower and Qualified Borrowers of principal of, and interest on, the Obligation by Borrower and Qualified Borrowers to or for the account of Lenders in accordance with the terms of the Credit Agreement, the Notes and the other Loan Documents shall constitute satisfaction of Borrower's and Qualified Borrowers' obligations with respect to any such payments, and Administrative Agent shall indemnify, and each Lender shall hold harmless, Borrower and Qualified Borrowers from any claims asserted by any Lender in connection with Administrative Agent's duty to distribute and apportion such payments to Lenders in accordance with this SECTION 3.4. All payments made on the Obligation shall be credited, to the extent of the amount thereof, in the following manner: (a) first, against all costs, expenses and other fees (including attorneys' fees) arising under the terms hereof; (b) second, against the amount of interest accrued and unpaid on the Obligation as of the date of such payment; (c) third, against all principal due and owing on the Obligation as of the date of such payment; and (d) fourth, to all other amounts constituting any portion of the Obligation.

        3.5 VOLUNTARY PREPAYMENTS. Borrower or any Qualified Borrower may, without premium or penalty, upon three (3) Business Days' prior written notice to Administrative Agent, prepay the principal of the Obligation then outstanding, in whole or in part, at any time or from time to time; provided, however, that if Borrower or any Qualified Borrower shall prepay the principal of any LIBOR Loan on any date other than the last day of the Interest Period applicable thereto, Borrower or such Qualified Borrower, as the case may be, shall make the payments required by SECTION 4.5 hereof. Notwithstanding any provision to the contrary in this SECTION 3.5, if Borrower or a Qualified Borrower desires to prepay a Reference Rate Loan, Borrower or a Qualified Borrower shall only be required to provide written notice thereof to Administrative Agent of such prepayment one (1) Business Day in advance of such payment. Any prepayment not received by 11:00 a.m. (San Francisco time) on a Business Day shall be deemed to have been paid on the next succeeding Business Day. All prepayments of LIBOR Loans must be made on a LIBOR Banking Day.

        3.6 REDUCTION OR EARLY TERMINATION OF COMMITMENTS. So long as no Request for Borrowing or Request for Letter of Credit is outstanding, Borrower may terminate the Commitments, or reduce the Maximum Commitment, by giving prior irrevocable written notice to Administrative Agent of such termination or reduction three (3) Business Days prior to the effective date of such termination or reduction (which date shall be specified by Borrower in such notice): (a) (i) in the case of complete termination of the Commitments, upon prepayment of all of the outstanding Obligation, including, without limitation, all interest accrued thereon, in accordance with the terms of SECTION 3.5; or
(ii) in the case of a reduction of the Maximum Commitment, upon prepayment of the amount by which the Principal Obligation exceeds the reduced Available Commitment resulting from such reduction, including, without limitation, payment of all interest accrued thereon, in accordance with the terms of SECTION 3.5, provided, however, that, except in connection with a termination of the Commitments, the Maximum Commitment may not be reduced such that, upon such reduction, the Available Commitment is less than the aggregate stated amount of outstanding Letters of


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

Credit; and (b) in the case of the complete termination of the Commitments, if any Letter of Credit Liability exists, upon payment to Administrative Agent for deposit in a segregated interest-bearing cash collateral account, as security for the Letter of Credit Liability, an amount equal to the Letter of Credit Liability then outstanding at the time such notice is given, without presentment, demand, protest or any other notice of any kind, all of which are hereby waived. Unless otherwise required by law, upon the full and final payment of the Letter of Credit Liability, or the termination of all outstanding Letter of Credit Liability due to the expiration of all outstanding Letters of Credit prior to draws thereon, Administrative Agent shall return to Borrower or the applicable Qualified Borrower any amounts remaining in said cash collateral account, provided, however, that to the extent individual Letters of Credit expire, Agent will return to Borrower or the applicable Qualified Borrower the corresponding amount of the expired Letter of Credit Liability. Notwithstanding the foregoing: (1) Borrower may not terminate the Commitments or reduce the Maximum Commitment prior to six (6) months following the Closing Date; (2) after any reduction of the Maximum Commitment by Borrower, the next subsequent reduction shall not occur until at least one month thereafter; (3) any reduction of the Maximum Commitment shall be in an amount equal to or greater than $5,000,000; and (4) in no event shall a reduction by Borrower reduce the Maximum Commitment to $20,000,000 or less (except for a termination of all the Commitments). Promptly after receipt of any notice of reduction or termination, Agent shall notify each Lender of the same. Any reduction of the Maximum Commitment shall reduce the Commitments of the Lenders on a pro rata basis.

        3.7 LENDING OFFICE. Each Lender may: (a) designate its principal office or a branch, subsidiary or Affiliate of such Lender as its lending office (and the office to whose accounts payments are to be credited) for any LIBOR Loan; (b) designate its principal office or a branch, subsidiary or Affiliate as its lending office (and the office to whose accounts payments are to be credited) for any Reference Rate Loan and (c) change its lending offices from time to time by notice to Administrative Agent and Borrower. In such event, such Lender shall continue to hold the Note, if any, evidencing its loans for the benefit and account of such branch, subsidiary or Affiliate. Each Lender shall be entitled to fund all or any portion of its Commitment in any manner it deems appropriate, consistent with the provisions of SECTION 2.5, but for the purposes of this Credit Agreement such Lender shall, regardless of such Lender's actual means of funding, be deemed to have funded its Commitment in accordance with the Interest Option selected from time to time by the Borrower or a Qualified Borrower for such Borrowing period.

SECTION 4. CHANGE IN CIRCUMSTANCES.

        4.1    INCREASED COST AND REDUCED RETURN.

               (a) CHANGE IN LAW: INCREASED COST. If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or the Letter of Credit Issuer (or its respective Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

                      (i) shall subject such Lender or the Letter of Credit
               Issuer (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any LIBOR Loans, Letters of Credit, its Note, or its obligation to make LIBOR Loans, or issue Letters of Credit, or change the basis of taxation of any amounts payable to such Lender or the Letter of Credit Issuer (or its respective Applicable Lending Office) under this Credit Agreement or its Note in respect of any LIBOR Loans, or Letters of Credit (other than taxes imposed on the overall net income of such Lender or the Letter of Credit Issuer by the jurisdiction in which such Lender has been incorporated, created, or organized or has its principal office or such Applicable Lending Office);

                      (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, compulsory loan, or similar requirement (other than the LIBOR Reserve Requirement utilized in the determination of the Adjusted LIBOR Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender, the Letter of Credit Issuer (or its respective Applicable Lending Office), including the Commitment of such Lender hereunder;

                      (iii) shall increase the amount of capital required or
               expected to be maintained or funded by the Letter of Credit Issuer or any Lender and applicable to banks generally in relation to the Letters of Credit issued by the Letter of Credit Issuer or imposed upon any Lender by virtue of its participation arrangement provided in SECTION 2.8(c) hereof; or

                      (iv) shall impose on such Lender, the Letter of Credit
               Issuer (or its respective Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Credit Agreement or its Note or any of such extensions of credit or liabilities or commitments;

        and the result of any of the foregoing is to increase the cost to such Lender or the Letter of Credit Issuer (or its respective Applicable Lending Office) of making, Converting into, Continuing, or maintaining any LIBOR Loans, or participating in the Letters of Credit, or to reduce any sum received or receivable by such Lender or the Letter of Credit Issuer (or its respective Applicable Lending Office) under this Credit Agreement or its Note, with respect to any LIBOR Loans or any Letter of Credit, then Borrower shall pay to such Lender such amount or amounts as will compensate such Lender for such increased cost or reduction (provided, however, that such amounts shall be consistent with amounts that such Lender is generally charging other borrowers similarly situated to the Borrower): (A) promptly on demand, to the extent that funds are available in the Subscription Account or any other account maintained by Borrower; and (B) otherwise, to the extent that it is necessary for Borrower to issue a Capital Call Notice to fund such required payment, within fifteen (15) Business Days after demand (but, in any event, Borrower shall issue such Capital Call Notice and shall make such payment promptly after the related Capital Contributions are received).

               (b) CHANGE IN LAW: REDUCED RETURN. If, after the date hereof, the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction (provided, however, that such amounts shall be consistent with amounts that such Lender is generally charging other borrowers similarly situated to the Borrower):
        (i) promptly on demand, to the extent that funds are available in the Subscription Account or any other account maintained by Borrower; and
        (ii) otherwise, to the extent that it is necessary for Borrower to issue a Capital Call Notice to fund such required payment, within fifteen (15) Business Days after demand (but, in any event, Borrower shall issue such Capital Call Notice and shall make such payment promptly after the related Capital Contributions are received).

               (c) NOTICE. Each Lender and the Letter of Credit Issuer shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, but in no event later than ninety (90) days after the occurrence of such event, which will or may entitle such Lender to compensation pursuant to this SECTION 4.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the good faith judgment of such Lender, be otherwise disadvantageous to it. Any Lender or the Letter of Credit Issuer claiming compensation under this SECTION 4.1 shall furnish to Borrower and Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

        4.2 LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any LIBOR Loan:

               (a) Administrative Agent determines, in good faith (which determination shall be conclusive), that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period for the LIBOR Loan requested; or

               (b) the Required Lenders determine (which determination shall be conclusive) and notify Administrative Agent that the Adjusted LIBOR Rate will not adequately and fairly reflect the cost to the Lenders of funding LIBOR Loans for such Interest Period;

then Administrative Agent shall give Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional LIBOR Loans, Continue LIBOR Loans, or to Convert Loans of any other Type of Loans into LIBOR Loans and Borrower or the applicable Qualified Borrower, as the case may be, shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Credit Agreement.

        4.3 ILLEGALITY. Notwithstanding any other provision of this Credit Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund LIBOR

Loans hereunder, then such Lender shall promptly notify Borrower or the applicable Qualified Borrower, as the case may be, thereof and such Lender's obligation to make or Continue LIBOR Loans and to Convert other Types of Loans into LIBOR Loans shall be suspended until such time as such Lender may again make, maintain, and fund LIBOR Loans (in which case the provisions of SECTION
4.4 shall be applicable), provided, however, that such Lender will designate a different Applicable Lending Office if such designation will resolve such illegality, and will not, in the good faith judgment of such Lender, be otherwise disadvantageous to it.

        4.4 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make a LIBOR Loan or to Continue, or to Convert Loans of any other Type into LIBOR Loans shall be suspended pursuant to SECTION 4.1 or SECTION 4.3 hereof, such Lender's LIBOR Loans shall be automatically Converted into Reference Rate Loans on the last day(s) of the then current Interest Period(s) for such LIBOR Loans (or, in the case of a Conversion required by SECTION 4.3 hereof, on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in SECTION 4.1 or SECTION 4.3 hereof that gave rise to such Conversion no longer exist:

               (a) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its Reference Rate Loans; and

               (b) all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made instead as Reference Rate Loans, and all Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Reference Rate Loans.

If such Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in SECTION 4.1 or SECTION 4.3 hereof that gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this SECTION 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, such Lender's Reference Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

        4.5 COMPENSATION. Upon the request of Administrative Agent, Borrower shall pay to Lenders such amount or amounts as shall be sufficient (in the reasonable opinion of Administrative Agent, which determination shall, in the absence of manifest error, be conclusive and binding) to compensate Lenders for any loss, cost, or expense incurred as a result of:

               (a) any payment, prepayment, or Conversion of a LIBOR Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to this Credit Agreement) on a date other than the last day of the Interest Period for such Loan, provided, however, that if Borrower shall be required to pay any of the foregoing amounts to Lenders due to a prepayment pursuant to CLAUSE (b) of SECTION 2.5 as a result of a Lender failing to make its Pro Rata Share of any requested Borrowing, such defaulting Lender shall reimburse Borrower for such amounts; or

               (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in SECTION 7 to be satisfied) to borrow, Convert, Continue, or prepay a LIBOR Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Credit Agreement.

        4.6    TAXES.

               (a) EXCLUDED TAXES. Any and all payments by Borrower to or for the account of any Lender or Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and Administrative Agent, any taxes (including franchise taxes and taxes imposed on or measured by net income or profits), by reason of any connection between, as applicable, such Lender or Administrative Agent and the relevant taxing jurisdiction, including, without limitation, a connection arising from such Person being or having been a citizen, domiciliary, or resident of such jurisdiction, being organized in such jurisdiction, or having had a permanent establishment or fixed place of business therein, but excluding a connection arising solely from such Person having executed, delivered, performed its obligations or received any payment under this Credit Agreement (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "TAXES"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Credit Agreement or any other Loan Document to any Lender or Administrative Agent: (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 4.6) such Lender or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made; (ii) Borrower shall make such deductions; (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law; and (iv) Borrower shall furnish to Administrative Agent, at its address for notice under this Credit Agreement, the original or a certified copy of a receipt evidencing payment thereof.

               (b) OTHER TAXES. In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Credit Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

               (c) INDEMNIFICATION. Borrower agrees to indemnify each Lender and Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 4.6) paid by such Lender or Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

               (d) PRESCRIBED FORMS. (i) Each Lender organized under the laws of the United States, on or prior to the date of its execution and delivery of this Credit Agreement in the case of each

        Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Administrative Agent with two duly completed originals of Internal Revenue Service form W-9, or any successor form prescribed by the Internal Revenue Service. Each such Lender shall also provide to Borrower or Administrative Agent, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent forms previously delivered by it to Borrower or Administrative Agent in accordance with applicable U.S. law and regulations, a form W-9, or a successor form, and shall notify promptly Borrower and Administrative Agent if it is no longer able to deliver, or if it is required to withdraw or cancel, any form or statement previously delivered by it pursuant hereto. Each required form shall be delivered by the appropriate Lender on or before the date it becomes a party to this Credit Agreement, and on or before the date, if any, such Lender changes or substitutes its lending office and from time to time thereafter as reasonably required by Administrative Agent or Borrower, and each Lender agrees to take any required action to keep any such form in full force and effect. (ii) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Administrative Agent with two duly completed original Internal Revenue Service forms W8-ECI or W8-BEN, or any successor form prescribed by the Internal Revenue Service. Each such Lender shall also provide to Borrower or Administrative Agent, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent forms previously delivered by it to Borrower or Administrative Agent in accordance with applicable U.S. law and regulations, a form W8-ECI or W8-BEN, or a successor form, and shall notify promptly Borrower and Administrative Agent if it is no longer able to deliver, or if it is required to withdraw or cancel, any form or statement previously delivered by it pursuant hereto. For any period with respect to which a Lender has failed to provide or is unable to provide Borrower and Administrative Agent with the appropriate form (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under SECTIONS 4.6(a) or 4.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from withholding tax, become subject to Taxes because of its failure to deliver a Prescribed Form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes, so long as such steps do not require Borrower to incur any material out-of-pocket expense. Each required form shall be delivered by the appropriate Lender on or before the date it becomes a party to this Credit Agreement, and on or before the date, if any, such Lender changes or substitutes its lending office and from time to time thereafter as reasonably required by Administrative Agent or Borrower, and each Lender agrees to take any required action to keep any such form in full force and effect.

               (e) SELECTION OF LENDING OFFICE. If Borrower is or is likely to be required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the good faith judgment of such Lender, is not otherwise disadvantageous to such Lender.

               (f) EVIDENCE OF PAYMENT. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing such payment.

               (g) SURVIVAL OF AGREEMENTS. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION 4.6 shall survive the termination of the Commitments and the payment in full of the Obligation.

        SECTION 5. SECURITY

        5.1 LIENS AND SECURITY INTEREST. To secure the payment and performance of the Obligation: (i) pursuant to a Pledge and Security Agreement, Guarantor shall grant to Administrative Agent, for the benefit of each Lender, an exclusive, perfected, first priority security interest in all of the Collateral described therein, including the Capital Commitments and any rights to call for and receive payment of Capital Contributions as contemplated by the Subscription Agreements and the Articles of Incorporation, and to enforce the payment thereof or any guarantees thereof now existing or hereafter arising;
(ii) pursuant to its Account Assignment, Guarantor shall grant to Administrative Agent, for the benefit of each Lender, an exclusive, perfected, first priority security interest in the Guarantor Subscription Account and all of the proceeds thereof as more fully described in such Account Assignment; (iii) pursuant to the Pledge Agreement, Guarantor shall grant to Administrative Agent, for the benefit of each Lender, an exclusive, perfected, first priority security interest in the Collateral described therein, including all of Guarantor's interest in Borrower now existing or hereafter arising; (iv) pursuant to a Pledge and Security Agreement, Borrower shall grant to Administrative Agent, for the benefit of each Lender, an exclusive, perfected, first priority security interest in all of the Collateral described therein, including the Capital Commitments and any rights to call for and receive payment of Capital Contributions as contemplated by the Subscription Agreements and the Partnership Agreement, and to enforce the payment thereof or any guarantees thereof now existing or hereafter arising; (v) pursuant to its Account Assignment, Borrower shall grant to Administrative Agent, for the benefit of each Lender, an exclusive, perfected, first priority security interest in the Borrower Subscription Account and all of the proceeds thereof as more fully described in such Account Assignment; and (vi) pursuant to the Borrower's Security Agreement, Borrower shall grant to Administrative Agent, for the benefit of each Lender, an exclusive, perfected, first priority security interest in its rights to receive profits and distributions from any subsidiary Affiliate (all of the collateral described in (i) through (vi) above, collectively, "COLLATERAL").

        5.2    SUBSCRIPTION ACCOUNTS; CAPITAL CALLS.

               (a) SUBSCRIPTION ACCOUNTS. In order to secure further the payment and performance of the Obligation and to effect and facilitate Lenders' right of offset: (i) Borrower hereby irrevocably appoints Administrative Agent as subscription agent and the sole party entitled in the name of Borrower upon the occurrence and during the continuance of an Event of Default, to make any Capital Calls upon the Partners pursuant to the terms of the applicable Subscription Agreements and the Partnership Agreement, and Borrower shall require that all Partners wire-transfer to Bank of

        America, N.A., San Francisco, CA, ABA#121-000-358, for further credit to Account No. 1422303330 reference "AMB Institutional Alliance Fund II, L.P. Subscription Account" (the "BORROWER SUBSCRIPTION ACCOUNT"), all monies or sums paid or to be paid by any Partner to the capital of Borrower as Capital Contributions as and when Capital Contributions are called pursuant to the Capital Call Notices; and (ii) Guarantor hereby irrevocably appoints Administrative Agent as subscription agent and the sole party entitled in the name of Guarantor upon the occurrence and during the continuance of an Event of Default, to make any Capital Calls upon the Shareholders pursuant to the terms of the applicable Subscription Agreements and the Guarantor's Constituent Documents, and shall require that all Shareholders wire-transfer to Bank of America, N.A., San Francisco, CA, ABA#121-000-358, for further credit to Account No. 1422103331 reference "AMB Institutional Alliance REIT II, Inc. Subscription Account" (the "GUARANTOR SUBSCRIPTION ACCOUNT"), all monies or sums paid or to be paid by any Shareholder to the capital of Guarantor as Capital Contributions as and when Capital Contributions are called pursuant to the Capital Call Notices. In addition, each of Guarantor and Borrower shall, upon receipt, deposit in the applicable Subscription Account described above, any payments and monies that Borrower or Guarantor receives directly from its Partners or Shareholders, as applicable, as Capital Contributions.

               (b) NO DUTY. Notwithstanding anything to the contrary herein contained, it is expressly understood and agreed that neither Administrative Agent, Letter of Credit Issuer, nor any Lender undertakes any duties, responsibilities, or liabilities with respect to Capital Calls. None of them shall be required to refer to the Constituent Documents of Borrower or Guarantor or take any other action with respect to any other matter which might arise in connection with such Constituent Documents or the Subscription Agreements, or any Capital Call. None of them shall have any duty to determine or inquire into any happening or occurrence or any performance or failure of performance of any Credit Party or any Investor. None of them has any duty to inquire into the use, purpose, or reasons for the making of any Capital Call or with respect to the investment or the use of the proceeds thereof.

               (c) CAPITAL CALLS. In order that Lenders may monitor the Collateral and the Capital Commitments, neither Borrower nor Guarantor shall issue any Capital Call Notice or otherwise request, notify, or demand that any Investor make any Capital Contribution, without delivering to Administrative Agent (which delivery may be via facsimile) simultaneously with delivery of the Capital Call Notices to any Investors ("CAPITAL CALL NOTICE DATE"), copies of the Capital Call Notice for each Investor from whom a Capital Contribution is being sought. Any attempted Capital Call Notice by Borrower or Guarantor other than in the manner contemplated above shall be void with respect to Borrower's and Guarantor's obligations under this SECTION 5.2(c) or the other Loan Documents.

               (d) USE OF ACCOUNT; CAPITAL CALLS BY ADMINISTRATIVE AGENT. Borrower may withdraw funds from the Subscription Account at any time or from time to time, so long as after giving effect to such withdrawal or disbursement: (i) there does not exist an Event of Default; (ii) there does not exist a Potential Default under SECTIONS 11.1(a), 11.1(i), or 11.1(j) hereof; and (iii) the Principal Obligation does not exceed the Available Commitment (unless, in the latter case, Borrower has directed that such disbursement be paid to Administrative Agent to repay such excess).

               Borrower and Guarantor hereby irrevocably authorize and direct Lenders, acting through Administrative Agent, to charge from time to time the Subscription Account and any other accounts of Borrower or Guarantor at any Lender for amounts not paid when due (after the passage of any applicable grace period) to Lenders or any of them hereunder and under the Notes, provided, however, that promptly after any disbursement of funds from any such account to Lenders, as contemplated in this
        SECTION 5.2(d), Administrative Agent shall deliver a written notice of such disbursement to Borrower. Administrative Agent, on behalf of Lenders, is hereby authorized, in the name of Lenders or the name of Borrower or Guarantor, at any time or from time to time upon the occurrence and while an Event of Default exists, to notify any or all parties obligated to Borrower or Guarantor with respect to the Capital Commitments to make all payments due or to become due thereon directly to Administrative Agent on behalf of Lenders, at a different account number, or to initiate one or more Capital Call Notices in order to pay the Obligation. With or without such general notification, when an Event of Default exists, Administrative Agent, on behalf of Lenders: (i) may make Capital Calls in the name of Borrower or Guarantor, as applicable;
        (ii) may take or bring in Borrower's name or Guarantor's name or that of Lenders all steps, actions, suits, or proceedings deemed by Administrative Agent necessary or desirable to effect possession or collection of Capital Commitments; (iii) may complete any contract or agreement of Borrower or Guarantor in any way related to any of the Capital Commitments; (iv) may make allowances or adjustments related to the Capital Commitments; (v) may compromise any claims related to the Capital Commitments; (vi) may issue credit in its own name or the name of Borrower or Guarantor; or (vii) may exercise any right, privilege, power, or remedy provided to Borrower or Guarantor under the Constituent Documents of either, or the Subscription Agreements or relating to the right to call for Capital Contributions and to receive Capital Calls. Regardless of any provision hereof, in the absence of gross negligence or willful misconduct by Administrative Agent or Lenders, none of Administrative Agent or Lenders shall ever be liable for failure to collect or for failure to exercise diligence in the collection, possession, or any transaction concerning, all or part of the Capital Call Notices, Capital Commitments, or any Capital Contributions, or sums due or paid thereon, nor shall they be under any obligation whatsoever to anyone by virtue of the security interests and liens relating to the Capital Call Notices, Capital Commitments or any Capital Contributions. Administrative Agent shall give Borrower prompt notice of any action taken pursuant to this SECTION 5.2(d), but failure to give such notice shall not affect the validity of such action or give rise to any defense in favor of Borrower with respect to such action.

               (e) Event of Default. During the existence of an Event of Default, issuance by Administrative Agent on behalf of Lenders of a receipt to any Person obligated to pay any Capital Contribution to Borrower shall be a full and complete release, discharge, and acquittance to such Person to the extent of any amount so paid to Administrative Agent for the benefit of Lenders. Administrative Agent, on behalf of Lenders, is hereby authorized and empowered, during the existence of an Event of Default, on behalf of Borrower or Guarantor, to endorse the name of Borrower or Guarantor upon any check, draft, instrument, receipt, instruction, or other document or items, including, but not limited to, all items evidencing payment upon a Capital Contribution of any Person to Borrower or Guarantor coming into Administrative Agent's possession, and to receive and apply the proceeds therefrom in accordance with the terms hereof. Administrative Agent on behalf of Lenders is hereby granted an irrevocable power of attorney, which is coupled with an interest, to execute all checks, drafts, receipts, instruments, instructions, or other documents, agreements, or items on behalf of Borrower or Guarantor, either before or after demand of payment on the

        Obligation but only during the existence of an Event of Default, as shall be deemed by Administrative Agent to be necessary or advisable, in the sole discretion, reasonably exercised, of Administrative Agent, to protect the security interests and liens in the Capital Commitments or the repayment of the Obligation, and neither Administrative Agent nor Lenders shall incur any liability, in the absence of gross negligence or willful misconduct, in connection with or arising from its exercise of such power of attorney.

               The application by Lenders of such funds shall, unless Administrative Agent shall agree otherwise in writing, be the same as set forth in SECTION 3.4. Borrower acknowledges that all funds so transferred into the Subscription Accounts shall be the property of Borrower.

               (f) NO REPRESENTATIONS. Neither Agents nor Lenders shall be deemed to make at any time any representation or warranty as to the validity of any Capital Call Notice nor shall Agents or Lenders be accountable for Borrower's use of the proceeds of any Capital Call Notice.

        5.3 LENDER OFFSET. In addition to the rights granted to Administrative Agent and Lenders under SECTION 5.2(a) hereof, each of Borrower and each Qualified Borrower hereby grants to each Lender a right of offset, to secure repayment of the Obligation, upon any and all monies, securities, or other property of Borrower or such Qualified Borrower and the proceeds therefrom, now or hereafter held or received by or in transit to Lenders, from or for the account of Borrower or such Qualified Borrower, whether for safekeeping, custody, pledge, transmission, collection, or otherwise, and also upon any and all deposits (general or specified) and credits of Borrower or such Qualified Borrower, and any and all claims of Borrower or such Qualified Borrower against Lenders at any time existing. Lenders are hereby authorized at any time and from time to time during the existence of an Event of Default, without notice to Borrower or such Qualified Borrower, to offset, appropriate, apply, and enforce such right of offset against any and all items hereinabove referred to against the Obligation. Borrower shall be deemed directly indebted to Lenders, in the full amount of the Obligation, and Lenders shall be entitled to exercise the rights of offset provided for above. Administrative Agent shall give Borrower prompt notice of any action taken pursuant to this SECTION 5.3, but failure to give such notice shall not affect the validity of such action or give rise to any defense in favor of Borrower with respect to such action

        5.4 AGREEMENT TO DELIVER ADDITIONAL COLLATERAL DOCUMENTS. Borrower shall deliver such security agreements, financing statements, assignments, and other collateral documents (all of which shall be deemed part of the Collateral Documents), in form and substance reasonably satisfactory to Administrative Agent, as Administrative Agent acting on behalf of Lenders may reasonably request from time to time for the purpose of granting to, or maintaining or perfecting in favor of Lenders, first and exclusive security interests in any of the Capital Call Notices, Capital Commitments, together with other assurances of the enforceability and priority of Lenders' liens and assurances of due recording and documentation of the Collateral Documents or copies thereof, as Administrative Agent may reasonably require to avoid material impairment of the liens and security interests granted or purported to be granted pursuant to this
SECTION 5.

        5.5 SUBORDINATION OF ALL CREDIT PARTY CLAIMS. As used herein, the term "CREDIT PARTY CLAIMS" means all debts and liabilities of any Partner to Borrower or any Shareholder to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of such Person thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Borrower, a Qualified Borrower, or Guarantor. Credit Party Claims shall include without limitation all rights and claims of Borrower, any Qualified Borrower, or Guarantor against an Investor under the Constituent Documents of such Person or under the Subscription Agreements.

        At any time that the Principal Obligation exceeds the Available Commitment, and until the mandatory prepayment pursuant to SECTION 2.1(d) hereof in connection therewith, if any, shall be paid and satisfied in full, and, during the existence and continuation of an Event of Default, neither Borrower, any Qualified Borrower, nor Guarantor shall receive or collect, directly or indirectly any amount upon the Credit Party Claims, other than to obtain funds required to make any mandatory prepayment pursuant to SECTION 2.1(d).

        Any liens, security interests, judgment liens, charges, or other encumbrances upon an Investor's assets securing payment of Credit Party Claims, including, but not limited to, any liens or security interests on an Investor's Partnership Interest in Borrower, or an Investor's Capital Stock in Guarantor, shall be and remain inferior and subordinate in right and payment to any liens, security interests, judgment liens, charges, or other encumbrances upon an Investor's assets securing such Investor's obligations and liabilities to Lenders pursuant to any of the Collateral Documents executed by such Investor, regardless of whether such encumbrances in favor of Borrower, a Qualified Borrower, Guarantor or Lenders presently exist or are hereafter created or attach. Without the prior written consent of Administrative Agent, none of Borrower, any Qualified Borrower, nor Guarantor shall: (a) exercise or enforce any creditor's or partnership right it may have against an Investor; (b) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief, or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of such Investor held by such Person; or (c) exercise any rights or remedies against an Investor under the Constituent Documents of such Person or the Subscription Agreements.

SECTION 6. GUARANTY

        6.1 GUARANTY OF PAYMENT. Subject to the limitation set forth below, Guarantor hereby unconditionally guarantees to each Lender, the Letter of Credit Issuer, and Administrative Agent the prompt payment of the Obligation in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) and the timely performance of all other obligations under this Credit Agreement and the other Loan Documents. This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to the entire Obligation whenever arising. Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the obligations of Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state or otherwise and including, without limitation, Debtor Relief Laws).

        6.2 OBLIGATIONS UNCONDITIONAL. The obligations of Guarantor hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan

Documents or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Loan Documents or any collateral, if any, hereafter securing the Obligation or otherwise and Guarantor hereby waives the right to require the Lenders to proceed against Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against Borrower or any other Guarantor of the Obligation for amounts paid under this Guaranty until such time as the Lenders have been paid in full, all Commitments under this Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Loan Documents. Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes or any of the other Loan Documents or foreclosing its security interest in or Lien on any collateral, if any, securing the Obligation or from exercising any other rights available to it under this Credit Agreement, the Notes, any other of the Loan Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of Guarantor's obligations hereunder; it being the purpose and intent of Guarantor that, subject to Guarantor's rights to raise defenses to payment that would be available to it if Guarantor was named as a "BORROWER" hereunder rather than as Guarantor, its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of Borrower or Guarantor or by reason of the bankruptcy or insolvency of Borrower or Guarantor. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligation and notice of or proof of reliance by any Agent or any Lender on this Guaranty or acceptance of this Guaranty. The Obligation, and any part of it, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty. All dealings between Borrower and Guarantor, on the one hand, and Administrative Agent, the Letter of Credit Issuer, and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Guarantor further agrees to all rights of set-off as set forth in SECTION 5.3. Guarantor hereby subordinates to the Obligation all debts, liabilities and other obligations, whether direct, indirect, primary, secondary, several, joint and several or otherwise, and irrespective of whether such debts, liabilities and obligations be evidenced by note, contract, open account, book entry or otherwise, owing by Borrower to Guarantor, provided, however that Borrower may make distributions consistent with the terms of SECTION 10.10.

        6.3 MODIFICATIONS. Guarantor agrees that: (a) all or any part of the Collateral now or hereafter held for the Obligation, if any, may be exchanged, compromised or surrendered from time to time; (b) none of the Lenders, Letter of Credit Issuer, and Administrative Agent shall have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Obligation or the properties subject thereto;
(c) the time or place of payment of the Obligation may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) Borrower and any other party liable for payment under the Loan Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Loan Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and
(g) any deposit balance for the credit of Borrower or any other party liable for the payment of the Obligation or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Obligation, all without notice to or further assent by Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

        6.4 WAIVER OF RIGHTS. Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Obligation; (c) protest and notice of dishonor or of default (except as specifically required in this Credit Agreement) with respect to the Obligation or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Obligation, or the Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; and (e) all other notices to which Guarantor might otherwise be entitled.

        6.5 REINSTATEMENT. The obligations of Guarantor under this SECTION 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligation is rescinded or must be otherwise restored by any holder of any of the Obligation, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Guarantor agrees that it will indemnify Administrative Agent, the Letter of Credit Issuer, and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

        6.6 REMEDIES. Guarantor agrees that, as between Guarantor, on the one hand, and Administrative Agent, the Letter of Credit Issuer, and the Lenders, on the other hand, the Obligation may be declared to be forthwith due and payable as provided in SECTION 11.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in SECTION 11.2) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Obligation from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Obligation being deemed to have become automatically due and payable), such Obligation (whether or not due and payable by any other Person) shall forthwith become due and payable by Guarantor. Guarantor acknowledges and agrees that its obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

        6.7 SUBROGATION. Guarantor agrees that, until the Obligation is paid in full in cash, it will not exercise, and hereby waives, any right of reimbursement, subrogation, contribution, offset or other claims against Borrower arising by contract or operation of law in connection with any payment made or required to be made by Guarantor under this Credit Agreement or the other Loan Documents. After the indefeasible payment in full in cash of the Obligation (other than any part of the Obligation that represents contingent contractual indemnities), Guarantor shall be entitled to exercise against Borrower all such rights of reimbursement, subrogation, contribution, and offset, and all such other claims, to the fullest extent permitted by law.

SECTION 7. CONDITIONS PRECEDENT TO LENDING

        7.1 OBLIGATION OF LENDERS. The obligation of Lenders to honor the terms and conditions herein is subject to Administrative Agent's receipt of the following (and subject further to the proviso set forth at the end of this Section 7.1):

               (a) CREDIT AGREEMENT. This Credit Agreement, duly executed and delivered by Borrower;

               (b) NOTES. A Note for each Lender that has requested one, duly executed and delivered by Borrower;

               (c) SECURITY AGREEMENTS. (i) The Borrower's Security Agreement, duly executed and delivered by Borrower; (ii) the Pledge Agreement, duly executed and delivered by Guarantor; and (iii) the Pledge and Security Agreements, duly executed and delivered by each of Borrower and Guarantor;

               (d) ACCOUNT DOCUMENTS. The Account Assignments, duly executed and delivered by Borrower and Guarantor, as applicable;

               (e)    FINANCING STATEMENTS.

                      (i) searches of Uniform Commercial Code ("UCC") filings
               (or their equivalent) in each jurisdiction where any Collateral is located or where a filing has been or would need to be made in order to perfect the Lenders' security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist, or, if necessary, copies of proper financing statements, if any, filed on or before the date hereof necessary to terminate all security interests and other rights of any Person in any Collateral previously granted; and

                      (ii) duly executed UCC financing statements, and any
               amendments thereto, for each appropriate jurisdiction as is necessary, in the Administrative Agent's sole discretion, to perfect the Lenders' security interest in the Collateral;

               (f) BORROWER'S PARTNERSHIP DOCUMENTS. True and complete copies of the Partnership Documents of Borrower as in effect on the date hereof;

               (g) GENERAL PARTNER'S FORMATION DOCUMENTS. True and complete copies of: (i) the Partnership Documents of General Partner, and (ii) Constituent Documents of AMB Property Corporation, the general partner of General Partner, together with certificates of existence and good standing (or other similar instruments) of General Partner and AMB Property Corporation, in each case as in effect on the date hereof;

               (h) GUARANTOR'S FORMATION DOCUMENTS. True and complete copies of the Constituent Documents of Guarantor together with certificates of existence and good standing (or other similar instruments) as requested by Administrative Agent and its counsel, in each case as in effect on the date hereof;

               (i) INCUMBENCY CERTIFICATE. From each Credit Party, a signed certificate of a Responsible Officer, who shall certify the names of the Persons authorized, on the date hereof, to sign each of the Loan Documents and the other documents or certificates to be delivered pursuant to the Loan Documents on behalf of such Credit Party, together with the true signatures of each such Person. Administrative Agent may conclusively rely on such certificate until it shall receive a further certificate canceling or amending the prior certificate and submitting the signatures of the Persons named in such further certificate;

               (j) OPINIONS OF COUNSEL. (i) A favorable opinion of Goodwin Procter, LLP, counsel to the Credit Parties; and (ii) an opinion of Ballard Spahr Andrews & Ingersoll, LLP, Maryland counsel to Guarantor; covering such matters relating to the transactions contemplated hereby as reasonably requested by Administrative Agent, and substantially in a form acceptable to Administrative Agent. Each Credit Party hereby requests such counsel to deliver such opinions;

               (k) ERISA OPINIONS. Written opinions of Goodwin Procter, LLP, counsel to the Credit Parties concerning the status of Borrower and Guarantor as an Operating Company and that neither the execution, delivery or performance of the Investor Letters nor any of the transactions contemplated by the Loan Documents will constitute a non-exempt prohibited transaction (as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA), and covering such other matters relating to ERISA or the Internal Revenue Code as Administrative Agent or the Required Lenders shall reasonably request. Each Credit Party hereby requests such counsel to deliver such opinions;

               (l) INVESTOR DOCUMENTS. From each Investor, a duly executed Investor Letter, and a copy of such Investor's duly executed Subscription Agreement; and, from each non-Included Investor, such evidence of authority to enter into the Partnership Agreement, or its Subscription Agreement, and to execute the Investor Letter, as Administrative Agent reasonably requests. Such Investor Letters may be executed by Borrower or Guarantor pursuant to powers of attorney granted by the Investors;

               (m) INVESTOR OPINIONS. An Investor Opinion from counsel to each Included Investor, substantially in the form of EXHIBIT L attached hereto. If an Investor Letter is executed by Borrower or Guarantor pursuant to a power of attorney, Administrative Agent may require that such opinion include an opinion as to the enforceability of such Investor Letter signed pursuant to such power of attorney in such form as Administrative Agent may reasonably require. For each Included Investor that is: (i) organized under the laws of any jurisdiction other than the United States of America or any state thereof; or (ii) a Governmental Authority or an instrumentality of a Governmental Authority or majority-owned by a Governmental Authority or otherwise entitled to any immunity in respect of any litigation in any jurisdiction, court or venue, such Investor Opinion shall, among other things, cover the matters described in SECTION 9.17, as applicable, and Administrative Agent shall have received in respect of such Investor the submission to jurisdiction or waiver or any immunity described in such SECTION, as applicable;

               (n) FEES; COSTS AND EXPENSES. Payment of all fees and other amounts due and payable on or prior to the date hereof, including pursuant to the Fee Letter, and, to the extent invoiced, reimbursement or payment of all reasonable expenses required to be reimbursed or paid by Borrower hereunder, including the reasonable fees and disbursements invoiced through the date hereof of Administrative Agent's special counsel, Haynes and Boone, L.L.P.;

               (o) ADDITIONAL INFORMATION. Such other information and documents as may reasonably be required by Administrative Agent and its counsel;

        PROVIDED, HOWEVER, that Administrative Agent acknowledges that the conditions precedent set forth in subsections (c), (d), (e), (f), (g),
        (h), (i) and (k) were satisfied in connection with the closing of the Existing Credit Agreement.

        7.2 ALL LOANS AND LETTERS OF CREDIT. The obligation of Lenders to advance each Borrowing (including without limitation the initial Borrowing) or to cause the issuance of Letters of Credit (including, without limitation, the initial Letter of Credit) hereunder is subject to the conditions that:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in SECTION 8 hereof are true and correct in all material respects on and as of the date of the advance of such Borrowing or issuance of such Letter of Credit, with the same force and effect as if made on and as of such date (except to the extent of changes in facts or circumstances that have been disclosed to Lenders and do not constitute an Event of Default or a Potential Default under this Credit Agreement or any other Loan Document);

               (b) NO DEFAULT. No event shall have occurred and be continuing, or would result from the Borrowing or the issuance of the Letter of Credit, which constitutes an Event of Default or a Potential Default;

               (c) REQUEST FOR BORROWING. Administrative Agent shall have received a Request for Borrowing or Request for Letter of Credit; and

               (d) APPLICATION. In the case of a Letter of Credit, the Letter of Credit Issuer shall have received an Application and Agreement for Letter of Credit executed by Borrower and shall have countersigned the same.

        7.3 QUALIFIED BORROWER LOANS AND LETTERS OF CREDIT. The obligation of Lenders to advance a Borrowing to a Qualified Borrower or to cause the issuance of a Letter of Credit for a Qualified Borrower is subject to the conditions that:

               (a) QUALIFIED BORROWER PROMISSORY NOTE. Administrative Agent shall have received a duly executed Qualified Borrower Promissory Note or Qualified Borrower Letter of Credit Note, as applicable, complying with the terms and provisions hereof;

               (b) AUTHORIZATIONS OF QUALIFIED BORROWER. Administrative Agent shall have received from the Qualified Borrower appropriate evidence of the authorization of the Qualified Borrower approving the execution, delivery and performance of the Qualified Borrower Promissory Note or the Qualified Borrower Letter of Credit Note, duly adopted by Qualified Borrower, as required by law or agreement, and accompanied by a certificate of an authorized Person of such Qualified Borrower stating that such authorizations are true and correct, have not been altered or repealed and are in full force and effect;

               (c) INCUMBENCY CERTIFICATE. Administrative Agent shall have received from the Qualified Borrower a signed certificate of the appropriate Person of the Qualified Borrower which shall certify the names of the Persons authorized to sign the Qualified Borrower Promissory Note and the other documents or certificates to be delivered pursuant to the terms hereof by such Qualified Borrower, together with the true signatures of each such Person;

               (d) BORROWER GUARANTY. Administrative Agent shall have received from Borrower a duly executed Borrower Guaranty complying with the terms and provisions hereof;

               (e) OPINION OF COUNSEL TO QUALIFIED BORROWER. Administrative Agent shall have received a favorable opinion of counsel for the Qualified Borrower, in form and substance satisfactory to Administrative Agent and addressed to Administrative Agent, that: (i) the Qualified Borrower is duly organized and validly existing under the laws of the state of its formation; (ii) the subject Note, and, if applicable, the Application and Agreement for Letter of Credit, has been duly authorized, executed and delivered by the Qualified Borrower; (iii) the subject Note and, if applicable, the Application and Agreement for Letter of Credit, is a valid and binding obligation and agreement of such Qualified Borrower, enforceable in accordance with its terms, except to the extent that it may be limited by bankruptcy, insolvency, moratorium and other laws affecting creditors' rights generally, by general equitable principles, or by applicable laws or judicial decisions which may qualify or limit certain rights, remedies or provisions contained therein but which, in the opinion of such counsel, will not materially interfere with the practical realization of the security intended to be provided thereby except for the economic consequences of any procedural delay which may result therefrom; and
        (iv) neither the execution nor delivery by Qualified Borrower of the subject Note, and, if applicable, the Application and Agreement for Letter of Credit, the performance by such Qualified Borrower of its obligations thereunder, nor the compliance by Qualified Borrower with the terms and provisions thereof, will: (A) contravene any provision of the general corporate law, or, if Qualified Borrower is a partnership or another type of entity, the general partnership law or applicable law governing such entity, of the state of formation of such Qualified Borrower, or the laws, statutes, rules or regulations of the State of New York or the United States of America to which Qualified Borrower is subject, or conflict with, or result in any breach of, any material agreement, mortgage, indenture, deed of trust or other instrument known to counsel to which Qualified Borrower or its properties may be subject, or result in the creation of any mortgage, lien, pledge or encumbrance in respect of any properties of Qualified Borrower; (B) contravene any judgment, decree, license, order or permit applicable to Qualified Borrower; or (C) violate any provision of the organizational documents of Qualified Borrower. Each Qualified Borrower hereby directs its counsel to prepare and deliver such legal opinion to Administrative Agent for the benefit of Lenders;


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

               (f) OPINION OF COUNSEL TO BORROWER. Administrative Agent shall have received a favorable opinion of counsel for Borrower, in form and substance satisfactory to Administrative Agent and addressed to Administrative Agent, that the subject Borrower Guaranty: (i) has been duly authorized, executed and delivered by Borrower, and (ii) is a valid and binding obligation and agreement of Borrower, enforceable in accordance with its terms, except to the extent that it may be limited by bankruptcy, insolvency, moratorium and other laws affecting creditors' rights generally, by general equitable principles, or by applicable laws or judicial decisions which may qualify or limit certain rights, remedies or provisions contained therein but which, in the opinion of such counsel, will not materially interfere with the practical realization of the security intended to be provided thereby except for the economic consequences of any procedural delay which may result therefrom. Borrower hereby directs such counsel to prepare and deliver such legal opinion to Administrative Agent for the benefit of Lenders; and

               (g) ADDITIONAL INFORMATION. Administrative Agent shall have received such other information and documents as may reasonably be required by Administrative Agent and its counsel.

SECTION 8. REPRESENTATIONS AND WARRANTIES.

        To induce Lenders to make the Loans and cause the issuance of Letters of Credit hereunder, Borrower represents and warrants to Lenders that:

        8.1 ORGANIZATION AND GOOD STANDING OF BORROWER. Borrower is a limited partnership duly organized and existing under the laws of the State of Delaware, has the requisite limited partnership power and authority to own its properties and assets and to carry on its business as now conducted, and is qualified to do business in each jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification or where the failure to be so qualified to do business would have a Material Adverse Effect.

        8.2 ORGANIZATION AND GOOD STANDING OF GENERAL PARTNER. General Partner is a limited partnership duly organized and existing under the laws of the State of Delaware, has the requisite limited partnership power and authority to own its properties and assets and to carry on its business as now conducted, and is qualified to do business in each jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification or where the failure to be so qualified to do business would have a Material Adverse Effect.

        8.3 ORGANIZATION AND GOOD STANDING OF GUARANTOR. Guarantor is a corporation duly organized, validly existing, and in good standing under the laws of Maryland, has the requisite limited corporate power and authority to own its properties and assets and to carry on its business as now conducted, and is qualified to do business in each jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification or where the failure to be so qualified to do business would have a Material Adverse Effect.

        8.4 AUTHORIZATION AND POWER. Borrower and Guarantor have the partnership and corporate power, as applicable, and requisite authority to execute, deliver, and perform their respective obligations under this Credit Agreement, the Notes, and the other Loan Documents to be executed by it; each of Borrower and


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

Guarantor are duly authorized to, and have taken all partnership and corporate action, as applicable, necessary to authorize each of them to execute, deliver, and perform their respective obligations under this Credit Agreement, the Notes, and such other Loan Documents and are and will continue to be duly authorized to perform their respective obligations under this Credit Agreement, the Notes, and such other Loan Documents.

        8.5 NO CONFLICTS OR CONSENTS. None of the execution and delivery of this Credit Agreement, the Notes, or the other Loan Documents, the consummation of any of the transactions herein or therein contemplated, or the compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or conflict, in any material respect, with any provision of law, statute, or regulation to which Borrower or Guarantor is subject or any judgment, license, order, or permit applicable to Borrower or Guarantor or any indenture, mortgage, deed of trust, or other agreement or instrument to which Borrower or Guarantor is a party or by which Borrower or Guarantor may be bound, or to which Borrower or Guarantor may be subject. No consent, approval, authorization, or order of any court or Governmental Authority or third party is required in connection with the execution and delivery by Borrower and Guarantor of the Loan Documents or to consummate the transactions contemplated hereby or thereby.

        8.6 ENFORCEABLE OBLIGATIONS. This Credit Agreement, the Notes and the other Loan Documents to which it is a party are the legal and binding obligations of each of Borrower and Guarantor enforceable in accordance with their respective terms, subject to Debtor Relief Laws and equitable principles.

        8.7 PRIORITY OF LIENS. The Collateral Documents create, as security for the Obligation and the Investor REIT Obligation, as applicable, valid and enforceable, exclusive, first priority security interests in and Liens on all of the Collateral in which Borrower or Guarantor has any right, title or interest, in favor of Administrative Agent for the benefit of Lenders, subject to no other Liens, except as enforceability may be limited by Debtor Relief Laws and equitable principles. Such security interests in and Liens on the Collateral in which Borrower or Guarantor has any right ,title, or interest shall be superior to and prior to the rights of all third parties in such Collateral, and, other than in connection with any future change in Borrower's or Guarantor's name, identity or structure, or the location of its chief executive office, no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with applicable law. Each Lien referred to in this SECTION 8.7 is and shall be the sole and exclusive Lien on the Collateral in which Borrower or Guarantor has any right, title or interest.

        8.8 FINANCIAL CONDITION. (a) Borrower has delivered to Administrative Agent the most-recently available copies of the financial statements and reports described in SECTION 9.1 hereof, and copies of its pro forma balance sheet as of June 30, 2001. Such statements fairly present, in all material respects, the financial condition of Borrower as of the applicable date of delivery, and have been prepared in accordance with Generally Accepted Accounting Principles, except as provided therein; and (b) as of the Closing Date, after giving effect to this Credit Agreement, Guarantor has no material liabilities, absolute or contingent, matured or unmatured, other than its obligations under this Credit Agreement, the other Loan Documents, the Subscription Agreements, and its obligations as a limited partner of Borrower.

        8.9 FULL DISCLOSURE. There is no material fact that Borrower or Guarantor has not disclosed to Administrative Agent in writing which could have a Material Adverse Effect. All information heretofore


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

furnished by Borrower, General Partner, or Guarantor in connection with this Credit Agreement, the other Loan Documents or any transaction contemplated hereby is, and all such information hereafter furnished will be, true and correct in all material respects on the date as of which such information is stated or deemed stated.

        8.10 NO DEFAULT. No event has occurred and is continuing which constitutes an Event of Default or a Potential Default.

        8.11 NO LITIGATION. There are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of Borrower of Guarantor threatened, against either Borrower or Guarantor that would, if adversely determined, have a Material Adverse Effect.

        8.12 TAXES. To the extent that failure to do so would have a Material Adverse Effect, all tax returns required to be filed by Borrower or Guarantor in any jurisdiction have been filed and all taxes (including mortgage recording taxes), assessments, fees, and other governmental charges upon Borrower of Guarantor or upon any of their properties, income or franchises have been paid prior to the time that such taxes could give rise to a lien thereon. There is no proposed tax assessment against Borrower or Guarantor or any basis for such assessment which is material and is not being contested in good faith.

        8.13 PRINCIPAL OFFICE. The principal office, chief executive office, and principal place of business of Borrower and Guarantor is at Pier 1, Bay 1, San Francisco, CA 94111.

        8.14 ERISA. Neither Borrower nor Guarantor has established or maintains any Plan. Each of Borrower and Guarantor is an Operating Company.

        8.15 COMPLIANCE WITH LAW. Borrower and Guarantor are, to the best of their knowledge, in compliance in all material respects with all material laws, rules, regulations, orders, and decrees which are applicable to Borrower or Guarantor or their respective properties, including, without limitation, the International Investment and Trade in Services Survey Act of 1976, as amended, and Environmental Laws.

        8.16 HAZARDOUS SUBSTANCES. Neither Borrower nor Guarantor: (a) has received any notice or other communication or otherwise learned of any Environmental Liability which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect arising in connection with: (i) any non-compliance with or violation of the requirements of any Environmental Law by Borrower, or any permit issued under any Environmental Law to Borrower; or (ii) the Release or threatened Release of any Hazardous Material into the environment; or (b) to its knowledge, has threatened or actual liability in connection with the Release or threatened Release of any Hazardous Material into the environment which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

        8.17 INSIDER. Neither Borrower nor Guarantor is an "executive officer," "director," or "person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities" (as those terms are defined in 12 U.S.C. Section 375b or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a subsidiary, or of any subsidiary, of a bank holding company of which any Lender is a


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

subsidiary, of any bank at which any Lender maintains a correspondent account, or of any bank which maintains a correspondent account with any Lender.

        8.18 PARTNERSHIP STRUCTURE. As of the date hereof, the sole general partner of Borrower is General Partner. The only Limited Partners of Borrower are set forth on EXHIBIT A attached hereto and incorporated herein by reference (or on a revised EXHIBIT A delivered to Administrative Agent in accordance with SECTION 10.5 hereof), and the Capital Commitment of each Limited Partner is set forth on EXHIBIT A (or on such revised EXHIBIT A).

        8.19 CAPITAL COMMITMENTS AND CONTRIBUTIONS. EXHIBIT A sets forth the names of the Partners, the Shareholders and their respective Capital Commitments and Remaining Capital Commitments as of the date hereof. There are no Capital Call Notices outstanding except as otherwise disclosed in writing to Administrative Agent. To the knowledge of Borrower and Guarantor, no Investor is in default under the Partnership Agreement, its Subscription Agreement, or the Articles of Incorporation, as applicable. Prior to the date hereof, Borrower and Guarantor have each satisfied all conditions to their respective rights to make a Capital Call, including any and all conditions contained in their respective Constituent Documents or the Subscription Agreements.

        8.20 FISCAL YEAR. The fiscal year of Borrower and General Partner is the calendar year.

        8.21 CLOSING DATE. The "First Closing Date" as defined in the Borrower Partnership Agreement shall be June 28, 2001.

        8.22 INVESTMENT COMPANY ACT. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        8.23 REIT STATUS. Guarantor is organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code. Guarantor is in a position to qualify for its current fiscal year as a real estate investment trust under the Internal Revenue Code and its proposed methods of operation will enable it to so qualify.

SECTION 9. AFFIRMATIVE COVENANTS

        So long as Lenders have any commitment to lend hereunder or to cause the issuance of any Letters of Credit hereunder, and until payment in full of the Notes and the performance in full of the Obligation under this Credit Agreement and the other Loan Documents, Borrower and each Qualified Borrower, as applicable, agrees that, unless Administrative Agent shall otherwise consent in writing based upon the approval of the Required Lenders (unless the approval of Administrative Agent alone or a different number of Lenders is expressly permitted below):

        9.1 FINANCIAL STATEMENTS, REPORTS AND NOTICES. Borrower shall deliver to Administrative Agent sufficient copies for each Lender of the following:

                (a) PARTNERSHIP FINANCIAL REPORTS.



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

                (i) ANNUAL REPORTS. As soon as available, but no later than ninety (90) days after the end of the Borrower's fiscal year, a report setting forth, as of the end of such fiscal year, the Borrower's balance sheet and income statement, a description of the Property (as such term is defined in the Partnership Agreement) acquired, sold or otherwise disposed of by Borrower during such fiscal year, and a statement of each Partner's Capital Account; together with the unqualified opinion of a firm of nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that such financial statements were prepared in accordance with Generally Accepted Accounting Principles and present fairly the financial condition and results of operations of Borrower;

                (ii) QUARTERLY REPORTS. As soon as available, but no later than forty-five (45) days after the end of each of the first three fiscal quarters of Borrower, commencing with the fiscal quarter ending on September 30, 2001, an unaudited report setting forth as of the end of such fiscal quarter, the Borrower's balance sheet and income statement and a description of the Property (as such term is defined in the Partnership Agreement) acquired, sold or otherwise disposed of by Borrower during such fiscal quarter;

        (b) COMPLIANCE CERTIFICATE. No later than forty-five (45) days after the end of each of the first three fiscal quarters of Borrower, and no later than ninety (90) days after the end of Borrower's fiscal year, a compliance certificate (the "COMPLIANCE CERTIFICATE"), certified by a Responsible Officer of Borrower to be true and correct, stating: (i) whether any Event of Default or, to its knowledge any Potential Default, exists; (ii) whether Borrower is in compliance with the Recourse Debt Limitations contained in SECTION 10.11, and containing the calculations evidencing such compliance; (iii) whether Borrower is in compliance with the limitations on indebtedness set forth in Section 7.1(B)(vi) of the Partnership Agreement and containing the calculations evidencing such compliance; and (iv) setting forth: (A) the Remaining Capital Commitments of the Investors, and separately, the Remaining Capital Commitments of the Included Investors; (B) the calculations for the Available Commitment as of the end of such quarter; (C) specifying changes, if any, in the names or notice information for any Investor; and (D) listing all Subsequent Investors who have not satisfied each of the requirements set forth in SECTION 10.5(C);

        (c) OTHER REPORTING. Simultaneously with delivery to the Investors, copies of all other financial statements, appraisal reports, notices, and other matters at any time or from time to time prepared by Borrower or Guarantor and furnished to the Investors, including, without limitation, any notice of default, notice of election or exercise of any rights or remedies under the Subscription Agreements or the Constituent Documents of Borrower or Guarantor, or any notices relating in any way to any Investor's Capital Commitment, and any notice relating in any way to the misconduct of Borrower or Guarantor;

        (d) INVESTOR FINANCIAL INFORMATION. (i) To the extent provided by the Investors under their Investor Letters, within ninety (90) days after the end of the fiscal year of each Investor, such Investor's financial statements as of the end of such fiscal year, reported on by independent public accountants to the extent available; and (ii) from time to time upon the request of Administrative Agent, a certificate of any Investor setting forth its Remaining Capital Commitment;



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

                (e) OPERATING COMPANY STATUS. No later than sixty (60) days after the first day of each Annual Valuation Period of Borrower and of Guarantor, a certificate of each of the Borrower and the Guarantor, based on advice of counsel reasonably acceptable to the Administrative Agent, that such Credit Party has remained and still is an Operating Company; and

                (f) OTHER INFORMATION. Such other information concerning the business, properties, or financial condition of Borrower and Guarantor as Administrative Agent shall reasonably request.

        9.2 PAYMENT OF TAXES. Borrower, each Qualified Borrower and Guarantor will pay and discharge all taxes, assessments, and governmental charges or levies imposed upon it, or them, or upon its, or their, income or profits, or upon any property belonging to it, or them, before delinquent, if such failure would have a Material Adverse Effect; provided, however, that none of Borrower, any Qualified Borrower or Guarantor shall be required to pay any such tax, assessment, charge, or levy if and so long as the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate reserves therefor have been established.

        9.3 MAINTENANCE OF EXISTENCE AND RIGHTS. Each of Borrower, each Qualified Borrower and Guarantor will preserve and maintain its existence. Borrower shall further preserve and maintain all of its rights, privileges, and franchises necessary in the normal conduct of its business and in accordance with all valid regulations and orders of any Governmental Authority the failure of which would have a Material Adverse Effect.

        9.4 NOTICE OF DEFAULT. Borrower will furnish to Administrative Agent, promptly upon becoming aware of the existence of any condition or event which constitutes an Event of Default or a Potential Default (including, without limitation, notice from the limited partners of Borrower under Section 11.2 of the Partnership Agreement that the limited partners of Borrower intend to seek the removal of General Partner as general partner of Borrower), a written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. The Credit Parties shall promptly notify Administrative Agent in writing upon becoming aware: (a) that any Partner has violated or breached any material term of the Partnership Agreement or has become a Defaulting Investor; (b) that any Shareholder has breached any material term of its Subscription Agreement or has become a Defaulting Investor; or (b) of the existence of any condition or event which, with the lapse of time or giving of notice or both, would cause an Investor to become a Defaulting Investor.

        9.5 OTHER NOTICES. The Credit Parties will, promptly upon receipt of knowledge thereof, notify Administrative Agent of any of the following events that could have a Material Adverse Effect: (a) any change in the financial condition or business of Borrower, any Qualified Borrower or Guarantor; (b) any default under any material agreement, contract, or other instrument to which Borrower, any Qualified Borrower or Guarantor is a party or by which any of its properties are bound, or any acceleration of the maturity of any material indebtedness owing by Borrower, any Qualified Borrower, or Guarantor; (c) any uninsured claim against or affecting Borrower, any Qualified Borrower or Guarantor or any of their properties that may have a Material Adverse Effect;
(d) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting Borrower, any Qualified Borrower or Guarantor; (e) any Environmental Complaint or any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with: (i) the



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

non-compliance with or violation of the requirements of any Environmental Law or any permit issued under any Environmental Law which individually or in the aggregate might have a Material Adverse Effect; or (ii) the Release or threatened Release of any Hazardous Material into the environment which individually or in the aggregate might have a Material Adverse Effect; (f) the existence of any Environmental Lien on any Properties or assets of Borrower, any Qualified Borrower or Guarantor; (g) any material remedial action taken by Borrower, any Qualified Borrower, or Guarantor in response to any order, consent decree or judgment of any Governmental Authority or any Environmental Liability; or (h) the listing of any of Borrower's or Guarantor's Properties on CERCLIS to the extent that Borrower obtains knowledge of such listing.

        9.6 COMPLIANCE WITH LOAN DOCUMENTS AND PARTNERSHIP AGREEMENT. Unless otherwise approved in accordance with the terms of this Credit Agreement (which approval, by such terms, may require more or fewer Lenders than the Required Lenders), each of Borrower, each Qualified Borrower and Guarantor will promptly comply with any and all covenants and provisions of this Credit Agreement, the Notes, and all of the other Loan Documents executed by it. Borrower and each Qualified Borrower will use the proceeds of any Capital Call Notices only for such purposes as are permitted by the Partnership Agreement.

        9.7 OPERATIONS AND PROPERTIES. Borrower, each Qualified Borrower and Guarantor will act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business, and investments so as not to incur a Material Adverse Effect; Borrower, each Qualified Borrower and Guarantor will keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of their business so as not to incur a Material Adverse Effect.

        9.8 BOOKS AND RECORDS; ACCESS. Following one (1) Business Day prior written notice, Borrower, each Qualified Borrower and Guarantor will give any representative of Administrative Agent or Lenders, or any of them, access during all business hours to, and permit representative to examine, copy, or make excerpts from, any and all books, records, and documents in the possession of Borrower, such Qualified Borrower or Guarantor and relating to its affairs, and to inspect any of the properties of Borrower, a Qualified Borrower or Guarantor, provided, however, that, so long as no Event of Default exists, any such inspection shall be conducted by Administrative Agent on behalf of Lenders.

        9.9 COMPLIANCE WITH LAW. Borrower, each Qualified Borrower and Guarantor will comply in all material respects with all material laws, rules, regulations, and all orders of any Governmental Authority, including without limitation, Environmental Laws, ERISA and the International Investment and Trade in Services Survey Act of 1976, as amended.

        9.10 INSURANCE. Borrower, each Qualified Borrower and Guarantor will maintain workmen's compensation insurance, liability insurance, and insurance on its present and future properties, assets, and business against such casualties, risks, and contingencies, and in such types and amounts, as are consistent with customary practices and standards of the real estate industry and the failure of which to maintain could have a Material Adverse Effect.

        9.11 AUTHORIZATIONS AND APPROVALS. Borrower, each Qualified Borrower and Guarantor will promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents,



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

permits and approvals as may be required to enable Borrower, each Qualified Borrower and Guarantor to comply with their respective obligations hereunder, under the other Loan Documents, the Subscription Agreements and their respective Constituent Documents.

        9.12 MAINTENANCE OF LIENS. Borrower, each Qualified Borrower and Guarantor shall perform all such acts and execute all such documents as Administrative Agent may reasonably request in order to enable Lenders to report, file, and record every instrument that Administrative Agent may deem necessary in order to perfect and maintain Lenders' liens and security interests in the Collateral and otherwise to preserve and protect the rights of Lenders. Neither Borrower nor Guarantor shall grant or create (nor shall either suffer any other Person to grant or create) any other Liens on any Collateral, whether junior, equal, or superior in priority to the Liens created by the Loan Documents.

        9.13 ERISA COMPLIANCE. Unless otherwise agreed by all Lenders, Borrower will maintain its status as an Operating Company.

        9.14 FURTHER ASSURANCES. Each of Borrower, each Qualified Borrower and Guarantor will make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, and additional agreements, undertakings, conveyances, transfers, assignments, financing statements, or other assurances, and take any and all such other action, as Administrative Agent may, from time to time, deem reasonably necessary or proper in connection with the Credit Agreement or any of the other Loan Documents, the obligations of the Credit Parties and each Qualified Borrower hereunder or thereunder, or for better assuring and confirming unto Lenders all or any part of the security for any of such obligations.

        9.15 COVENANTS OF QUALIFIED BORROWERS. The covenants and agreements of Qualified Borrowers hereunder shall be binding and effective only upon and after the execution and delivery of a Qualified Borrower Note by such Qualified Borrower.

        9.16 INVESTOR FINANCIAL AND RATING INFORMATION. The Credit Parties shall request, from each Investor, financial information required under the applicable Investor Letter, as agreed from time to time with Administrative Agent, and shall, upon receipt of such information, promptly deliver same to Administrative Agent, or shall promptly notify Administrative Agent of its failure to timely obtain such information. The Credit Parties will use reasonable efforts to monitor the Ratings of the Included Investors and promptly notify Administrative Agent in writing (but in no event later than five (5) Business Days) after: (a) becoming aware of: (i) any decline in the Rating of any Included Investor, or decline in the capital status of any Included Investor that is a bank holding company, whether or not such change results in an Exclusion Event and (ii) any other Exclusion Event; and (b) becoming aware of the existence of any condition or event which, with the lapse of time or giving of notice or both, would cause an Exclusion Event.

        9.17 CERTAIN INCLUDED INVESTOR REQUIREMENTS. In addition to the other requirements of this Credit Agreement, each Included Investor that is:(i) organized under the laws of any jurisdiction other than the United States of America or any state thereof shall deliver to Administrative Agent a written submission to the jurisdiction of a United States Federal District Court and a United States state court with respect to any litigation arising out of or in connection with its Subscription Agreement or Investor Letter or any Constituent Document of Borrower or Guarantor (each submission to be in form and substance satisfactory to

Administrative Agent in its sole and absolute discretion, including provisions relating to waiver of venue, waiver of defense of inconvenient forum, and consent to service of process, and accompanied by an Investor Opinion as to the enforceability of such submission); or (ii) a Governmental Authority or an instrumentality of a Governmental Authority or majority-owned by a Governmental Authority or otherwise entitled to any immunity in respect of any litigation in any jurisdiction, court or venue, shall deliver to Administrative Agent a written waiver (in form and substance satisfactory to Administrative Agent in its sole and absolute discretion) of any such claim of immunity and an Investor Opinion that such waiver is enforceable or such Investor and its property is not entitled to any immunity with respect to any litigation arising out of or in connection with its Subscription Agreement or Investor Letter or any Constituent Document of Borrower or Guarantor.

        9.18 MAINTENANCE OF REIT STATUS. Guarantor will use its best efforts to operate its business so as to satisfy all requirements necessary to qualify as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code and will not intentionally take any action that would cause Guarantor to fail to so qualify. Guarantor will maintain adequate records so as to comply with all record-keeping requirements relating to its qualification as a real estate investment trust as required by the Internal Revenue Code and applicable regulations of the Department of Treasury promulgated thereunder and will properly prepare and timely file with the Internal Revenue Service all returns and reports required thereby to qualify as a real estate investment trust each year. Guarantor will request from its Shareholders all shareholder information required by the Internal Revenue Code and applicable regulations of the Department of Treasury promulgated thereunder.

SECTION 10. NEGATIVE COVENANTS

        So long as Lenders have any commitment to lend hereunder or to cause the issuance of any Letter of Credit hereunder, and until payment and performance in full of the Obligation under this Credit Agreement and the other Loan Documents, Borrower agrees that, without the written consent of Administrative Agent, based upon the approval of Required Lenders (unless the approval of Administrative Agent alone or a different number of Lenders is expressly permitted below):

        10.1 MERGERS. Neither Borrower nor Guarantor will merge or consolidate with or into any Person, unless Borrower or Guarantor, respectively, is the surviving entity.

        10.2 NEGATIVE PLEDGE. Without the approval of all Lenders, neither Borrower nor Guarantor will create or suffer to exist any mortgage, pledge, security interest, conditional sale or other title retention agreement, charge, encumbrance, or other Lien (whether such interest is based on common law, statute, other law or contract) upon the Collateral, other than to Lenders, nor will Guarantor create or suffer to exist any mortgage, pledge, security interest, conditional sale or other title retention agreement, charge, encumbrance, or other Lien (whether such interest is based on common law, statute, other law or contract) upon its interest in Borrower.

        10.3 FISCAL YEAR AND ACCOUNTING METHOD. Without the consent of Administrative Agent alone, neither Borrower nor Guarantor will change their respective fiscal year or method of accounting.



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        10.4 PARTNERSHIP AGREEMENT. No Credit Party shall alter, amend, modify, terminate, or change any provision of its Constituent Documents affecting the Investors' debts, duties, obligations, and liabilities, and the rights, titles, security interests, liens, powers and privileges of Borrower, Guarantor, Administrative Agent or Lenders, in each case relating to Capital Call Notices, Capital Commitments, Capital Contributions or Remaining Capital Commitments (a "MATERIAL AMENDMENT"), or suspend, reduce or terminate Partner's Remaining Capital Commitments. With respect to any proposed amendment, modification or change to any Constituent Document, the applicable Credit Party shall notify Administrative Agent of such proposal. Administrative Agent shall determine, in its sole discretion (that is, the determination of the other Lenders shall not be required) on Administrative Agent's good faith belief, whether such proposed amendment, modification or change to such Constituent Document is a material amendment within ten (10) Business Days of the date on which it is deemed to have received such notification pursuant to SECTION 13.6 hereof, and shall promptly notify such Credit Party of its determination. If Administrative Agent determines that the proposed amendment is a material amendment, the approval of the Required Lenders will be required (unless the approval of all Lenders is required consistent with the terms of SECTION 10.6 hereof), and Administrative Agent shall promptly notify the Lenders of such request for such approval, distributing, as appropriate, the proposed amendment and any other relevant information provided by the Credit Parties. If Administrative Agent determines that the proposed amendment is not a material amendment, such Credit Party may make such amendment without the consent of Lenders. Notwithstanding the foregoing, Borrower may, without the consent of Administrative Agent or the Lenders, amend its Partnership Agreement: (i) to admit new Partners to the extent permitted by this Credit Agreement;(ii) to reflect transfers of interests in Borrower permitted by this Credit Agreement; (iii) to amend Exhibit A to Borrower's Partnership Agreement to reflect Capital Contributions made by Partners and the issuance of Partnership Units (as defined therein) pursuant thereto; and (iv) to the extent provided in Sections 14.1.C(ii), 14.1.C(iii), 14.1.C(iv) or 14.1.C(v) of Borrower's Partnership Agreement; provided, however that Borrower shall promptly provide to Administrative Agent a copy of any such amendment which does not require the consent of Administrative Agent or the Lenders.

        10.5 TRANSFER BY, OR ADMISSION OF, INVESTORS.

                (a) TRANSFER OF PARTNERSHIP INTEREST OR CAPITAL STOCK. Borrower shall not permit the transfer of the Partnership Interest of any Partner without the consent of Administrative Agent acting alone, which consent shall not be unreasonably withheld. Guarantor shall not permit the transfer of the Capital Stock of any Shareholder without the consent of Administrative Agent acting alone, which consent shall not be unreasonably withheld. Any transfer of a Partnership Interest by an Included Investor, or the Capital Stock by an Included Investor, other than a transfer: (i) to another Included Investor or its Affiliate; (ii) to an Affiliate or the Credit Provider of such Included Investor; (iii) to a successor trust or trustee; (iv) by virtue of a merger; in each case where the transferee entity has an equal or higher Rating than that of the transferor (and, in the case of an ERISA Investor, a Minimum Funding Ratio meeting the Applicable Requirement, or in the case of a Bank Holding Company, Adequately Capitalized status); or (v) as otherwise permitted by such Investor's Investor Letter; shall also require the consent of the Required Lenders.

                (b) ADMISSION OF INVESTORS. Borrower shall not admit any Person as an additional Partner without the prior written consent of Administrative Agent acting alone (which consent shall not be unreasonably withheld). Guarantor shall not admit any Person as an additional Shareholder



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        without the prior written consent of Administrative Agent acting alone
        (which consent shall not be unreasonably withheld).

                (c) DOCUMENTATION REQUIREMENTS. The Credit Parties shall require that: (i) any Person admitted as a substitute or new Shareholder or Partner (whether due to a transfer by an existing Investor or otherwise) (a "SUBSEQUENT INVESTOR") shall, as a condition to such admission, deliver an Investor Letter and provide other documentation similar to that described in SECTIONS 7.1(l) and 7.1(m) satisfactory to Administrative Agent in its reasonable discretion; and (ii) any existing Investor that is a transferee from another Investor shall provide confirmation of its obligations under its Investor Letter with respect to any increase in its Capital Commitment relating to such transfer, and, to the extent not addressed in the documentation previously delivered by such Investor, evidence of its authority to assume such increased Capital Commitment, all as satisfactory to Administrative Agent in its reasonable discretion. In the event any Person is admitted as an additional or substitute Investor, the Credit Parties will promptly deliver to Administrative Agent a revised EXHIBIT A to this Credit Agreement, containing the names and addresses of each Investor and the Capital Commitments of each.

                (d) FUNDING REQUIREMENTS. Prior to the effectiveness of any transfer by an Included Investor, Borrower shall calculate whether, taking into account the Capital Commitments of the Included Investors as if such transfer had occurred, the transfer would cause the Principal Obligation to exceed the Available Commitment, and shall make any Capital Calls required to pay any resulting mandatory prepayment under
        SECTION 2.1(d) prior to permitting such transfer.

        10.6 CAPITAL COMMITMENTS. Neither Borrower nor Guarantor shall: (a) cancel, reduce or defer the Capital Commitment of any Partner (other than an Included Investor, which is addressed below) as provided in the Constituent Documents of such Credit Party; or (b) without the prior written approval of all
Lenders: (i) issue any Capital Call Notices other than as contemplated by
SECTION 5.2(c) hereof; (ii) cancel, reduce, excuse, defer, or abate the Capital Commitment of any Included Investor as provided in the Constituent Documents of such Credit Party; or (iii) excuse any Investor from or permit any Investor to defer any Capital Contribution under the Constituent Documents of such Credit Party, if the proceeds from the related Capital Call Notice are to be applied to the Obligation hereunder.

        10.7 ERISA COMPLIANCE. Neither Credit Party shall establish or maintain any Plan. Without the approval of all Lenders, neither Credit Party will take any action that would cause it to fail to qualify as an Operating Company.

        10.8 ENVIRONMENTAL MATTERS. Except for such conditions as are in or will promptly be brought into compliance with relevant Environmental Laws, Borrower:
(a) shall not cause and shall require that its tenants not cause any Hazardous Material to be generated, placed, held, located or disposed of on, under or at, or transported to or from, any Property of Borrower in material violation of Environmental Law; and (b) shall not permit and shall require that its tenants not cause any such Property to ever be used as a dump site or storage site (whether permanent or temporary) for any Hazardous Material in material violation of Environmental Law.



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        10.9 DISSOLUTION. Without the consent of all Lenders, neither Borrower nor Guarantor will take any action to terminate or dissolve Borrower or Guarantor.

        10.10 LIMITATIONS ON DIVIDENDS AND DISTRIBUTIONS.

                (a) Neither Credit Party shall declare or pay any dividends or distributions except as permitted under its Constituent Documents.

                (b) Neither Credit Party shall declare or pay any dividends or distributions if: (i) any Event of Default exists; or (ii) a Potential Default related to SECTION 11.1(a) exists; provided, however, that each Credit Party shall have the right to make distributions or pay dividends in the ordinary course in order to ensure that Guarantor continues to qualify as a REIT.

                (c) Guarantor shall not, while any Investor REIT Obligation is outstanding, make any payment to purchase, redeem, retire, or acquire any of its Capital Stock or any option, warrant, or other right to acquire such Capital Stock.

        10.11 LIMITATION ON DEBT. Neither Borrower nor Guarantor shall incur:
(a) any recourse Indebtedness (exclusive of the Obligation) secured by any of its assets; or (b) any Indebtedness not permitted by its Constituent Documents. Notwithstanding the foregoing, Borrower and Guarantor shall have the right to obtain Indebtedness secured by one or more Properties where such mortgage financing is nonrecourse to Borrower and Guarantor other than typical so-called "nonrecourse carve-outs" and shall have the right to incur Indebtedness for the purposes permitted in the Partnership Agreement as long as the total amount of such recourse Indebtedness does not exceed $25,000,000.

        10.12 LIMITATION ON GENERAL PARTNER'S ACTIVITIES. The General Partner shall not take any actions that will cause the Borrower to dissolve, terminate, merge or consolidate. The General Partner shall not: (a) without the approval of all Lenders, take any actions that will materially adversely affect Borrower or the Collateral; or (b) without the approval of the Required Lenders, create or suffer to exist any mortgage, pledge, lien, or other security interest upon its Partnership Interest in Borrower, except for the security interest provided to Lenders pursuant to the terms of the Loan Documents; or (c) without the approval of the Required Lenders, transfer all or any part of its Partnership Interest in Borrower held as General Partner, except that General Partner may, so long as prior written notice is delivered to Administrative Agent, transfer its Partnership Interest in Borrower to an entity that is wholly-owned and controlled by AMB Property Corporation, without the consent of Administrative Agent or Lenders.

SECTION 11. EVENTS OF DEFAULT

        11.1 EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall exist if any one or more of the following events (herein collectively called "EVENTS OF DEFAULT") shall occur and be continuing:

                (a) (i) Borrower or any Qualified Borrower shall fail to pay when due any principal of the Obligation; or (ii) any Credit Party or any Qualified Borrower shall fail to pay when due any interest on the Obligation or any fee, expense, or other payment required hereunder, including, without limitation, payment of cash for deposit as cash collateral under SECTION 2.8(e), and such failure under



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        this CLAUSE (ii) shall continue for five (5) days following the date
        Administrative Agent notifies Borrower in writing of such failure (except for the failure to pay the Obligation in full on the Maturity Date for which no notice shall be required and except for the failure to prepay any amount required under SECTION 2.1(d) hereof for which no additional notice shall be required);

                (b) any representation or warranty made by any Credit Party or any Qualified Borrower under this Credit Agreement, or any of the other Loan Documents executed by either of them, or in any certificate or statement furnished or made to Lenders or any of them by any Credit Party pursuant hereto or in connection herewith or with the Loans, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made and the adverse effect of the failure of such representation or warranty shall not have been cured within thirty (30) days after written notice thereof is delivered to Borrower by Administrative Agent;

                (c) default shall occur in the performance of any of the covenants or agreements contained herein (other than the covenants contained in SECTIONS 2.1(d), 9.1(e), 9.13, 9.16, or SECTIONS 10.1 through 10.7 or 10.9 through 10.11, or SECTION 10.12(b) hereof), or of the covenants or agreements of any Credit Party or any Qualified Borrower contained in any other Loan Documents executed by such Person, and such default shall continue uncured to the satisfaction of Administrative Agent for a period of thirty (30) days after written notice thereof has been given by Administrative Agent to Borrower (provided that such 30 day cure period shall not apply respecting covenants relating to notices to be given by a Credit Party);

                (d) default shall occur in the performance of the covenants or agreements of the Credit Parties contained in SECTION 10.8 hereof, and such default shall continue uncured to the satisfaction of Administrative Agent for a period of thirty (30) days after the earlier of: (i) written notice thereof has been given by Administrative Agent to Borrower; or (ii) Administrative Agent has been notified or should have been notified of such default pursuant to SECTION 9.4 or SECTION 9.5 hereof; provided that such thirty (30) -day period shall be extended (such extension not to exceed sixty (60) additional days) as to defaults which cannot reasonably be cured by the payment of money and are not reasonably capable of cure within such thirty (30) -day period, provided that Borrower has commenced to cure such default prior to the end of such thirty (30) -day period and prosecutes such cure to completion);

                (e) default shall occur in the performance of any of the covenants or agreements of the Credit Parties contained in SECTIONS 2.1(d), 9.13, 9.16, or SECTIONS 10.1 through 10.7 or 10.9 through 10.11, or SECTION 10.12(b) hereof;

                (f) default shall occur in the performance of any of the covenants or agreements of the Credit Parties contained in SECTION 9.1(e), and such default shall continue uncured for five (5) days;

                (g) any of the Loan Documents executed by a Credit Party or any Qualified Borrower shall cease, in whole or in part, to be legal, valid, binding agreements enforceable against the Credit Parties or such Qualified Borrower, as the case may be, in accordance with the terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way



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        whatsoever cease to give or provide the respective liens, security interest, rights, titles, interest, remedies, powers, or privileges intended to be created thereby;

                (h) default shall occur in the payment of any recourse indebtedness or Guaranty Obligation of Borrower or Guarantor (other than the Obligation), in an aggregate amount of $10,000,000 or more, and such default shall continue for more than the applicable period of grace, if any; or any such indebtedness shall become due before its stated maturity by acceleration of the maturity thereof or shall become due by its terms and shall not be promptly paid or extended;

                (i) Borrower, its General Partner, any Qualified Borrower or Guarantor shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, or liquidator of itself or of all or a substantial part of its assets; (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any Debtor Relief Laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or (vi) take partnership or corporate action for the purpose of effecting any of the foregoing;

                (j) an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Borrower, its General Partner, any Qualified Borrower, or Guarantor, or appointing a receiver, custodian, trustee, intervenor, or liquidator of Borrower, its General Partner, any Qualified Borrower or Guarantor, or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days;

                (k) any final judgment(s) for the payment of money in excess of the sum of $5,000,000 in the aggregate shall be rendered against Borrower, Guarantor or any Qualified Borrower and such judgment or judgments could have a Material Adverse Effect, unless covered by insurance and unless being appealed and the applicable Credit Party has posted a bond or cash collateral;

                (l) there shall occur any change in the condition (financial or otherwise) of any Credit Party which, in the reasonable judgment of Administrative Agent, has a Material Adverse Effect;

                (m) General Partner shall cease to be the sole general partner of Borrower or General Partner shall be removed as the general partner of Borrower;

                (n) General Partner shall: (i) repudiate, challenge, or declare unenforceable its obligation to make contributions to the capital of Borrower pursuant to its Capital Commitments or shall otherwise disaffirm the provisions of the Partnership Agreement; or (ii) shall be in default in its obligations thereunder in its capacity as general partner, and such default in this item (ii) shall continue uncured for thirty (30) days after notice or other knowledge thereof;

                (o) Guarantor shall: (i) repudiate, challenge, or declare unenforceable its obligation to make contributions to the capital of Borrower pursuant to its Capital Commitments or shall otherwise disaffirm the provisions of the Partnership Agreement; or (ii) shall default in its obligations to any



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        Shareholder under any Subscription Agreement, and such default in this item (ii) shall continue uncured for thirty (30) days after notice or other knowledge thereof;

                (p) the issuance to Borrower of any administrative order by any Governmental Authority under any Environmental Law, or the issuance to Borrower of any injunctive order by any court under any Environmental Law, which, in Administrative Agent's reasonable judgment, will result in a Material Adverse Effect or

                (q) Investors having Capital Commitments aggregating fifteen percent (15%) or greater of the aggregate Capital Commitments of all Investors shall default in their obligation to fund any Capital Call as required.

        11.2 REMEDIES UPON EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing, then Administrative Agent may: (a) suspend the Commitments of Lenders until such Event of Default is cured; (b) terminate the Commitment of Lenders hereunder; (c) declare the principal of, and all interest then accrued on, the Obligation to be forthwith due and payable (including the liability to fund the Letter of Credit Liability pursuant to SECTION 2.8(e) hereof), whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind all of which Borrower and Guarantor and each Qualified Borrower hereby expressly waives, anything contained herein or in any other Loan Document to the contrary notwithstanding;
(d) exercise any right, privilege, or power set forth in SECTIONS 5.2 and 5.3 hereof, including, but not limited to, the initiation of Capital Call Notices of the Capital Commitments; or (e) without notice of default or demand, pursue and enforce any of Administrative Agent's or Lenders' rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement; provided, however, that if any Event of Default specified in SECTIONS 11.1(i) or 11.1(j) hereof shall occur, the principal of, and all interest on, the Obligation shall thereupon become due and payable concurrently therewith, without any further action by Administrative Agent or Lenders, or any of them, and without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind, all of which Borrower, Guarantor, and each Qualified Borrower hereby expressly waives.

        11.3 PERFORMANCE BY ADMINISTRATIVE AGENT. Should any Credit Party or any Qualified Borrower fail to perform any covenant, duty, or agreement contained herein or in any of the Loan Documents, and such failure continues beyond any applicable cure period, Administrative Agent may, but shall not be obligated to, perform or attempt to perform such covenant, duty, or agreement on behalf of such Person. In such event, each Credit Party or each such Qualified Borrower shall, at the request of Administrative Agent promptly pay any amount expended by Administrative Agent in such performance or attempted performance to Administrative Agent at its principal office in San Francisco, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that neither Administrative Agent nor Lenders assume any liability or responsibility for the performance of any duties of Borrower, Guarantor or any Qualified Borrower, or any related Person hereunder or under any of the Loan Documents or other control over the management and affairs of Borrower, Guarantor or any Qualified Borrower, or any related Person, nor by any such action shall Administrative Agent or Lenders be deemed to create a partnership arrangement with any Credit Party, any Qualified Borrower, or any related Person.



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SECTION 12. AGENTS

        12.1 APPOINTMENT.

                (a) AUTHORITY OF AGENTS. Each Lender hereby designates and appoints Bank of America, N.A. as Administrative Agent of such Lender to act as specified herein and the other Loan Documents, and each such Lender hereby authorizes the Administrative Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Loan Documents, or shall otherwise exist against the Administrative Agent. The provisions of this
        SECTION 12.1 are solely for the benefit of the Administrative Agent and the Lenders and none of the Credit Parties, any Qualified Borrower, General Partner, any Investor, or any Affiliate of the foregoing (a "BORROWER PARTY") shall have any rights as a third-party beneficiary of the provisions hereof (except for the provisions that explicitly relate to Borrower in SECTION 12.10). In performing its functions and duties under this Credit Agreement and the other Loan Documents, Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Borrower Party. Notwithstanding any provision to the contrary elsewhere herein and in the other Loan Documents, neither the Syndication Agent nor the Documentation Agent shall have any duties or responsibilities, or any fiduciary relationship, with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Loan Documents, or shall otherwise exist against the Syndication Agent or the Documentation Agent. Notwithstanding any provision to the contrary elsewhere herein and in the other Loan Documents, neither the Syndication Agent nor the Documentation Agent shall have any duties or responsibilities, or any fiduciary relationship, with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Loan Documents, or shall otherwise exist against the Syndication Agent or the Documentation Agent.

                (b) RELEASE OF COLLATERAL. The Lenders irrevocably authorize Administrative Agent, at the Administrative Agent's option and in its discretion, to release any security interest in or Lien on any Collateral granted to or held by the Administrative Agent: (i) upon termination of this Credit Agreement and the other Loan Documents, termination of the Commitments and all Letters of Credit and payment in full of all of the Obligation, including all fees and indemnified costs and expenses that are then due and payable pursuant to the terms of the Loan Documents; and (ii) if approved by the Lenders pursuant to the terms of SECTION 13.1. Upon the request of Administrative Agent, the Lenders will confirm in writing Administrative Agent's authority to release particular types or items of Collateral pursuant to this SECTION 12.1(b).



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        12.2 DELEGATION OF DUTIES. Administrative Agent may execute any of its duties hereunder or under the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of legal counsel, accountants, and other professionals selected by Administrative Agent concerning all matters pertaining to such duties. Administrative Agent shall not be responsible to any Lender for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care, nor shall it be liable for any action taken or suffered in good faith by it in accordance with the advice of such Persons.

        12.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable to any Lender for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct) or responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Borrower Parties contained herein or in any of the other Loan Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by Administrative Agent under or in connection herewith or in connection with the other Loan Documents, or enforceability or sufficiency therefor of any of the other Loan Documents, or for any failure of a Borrower Party to perform its obligations hereunder or thereunder. Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Loan Documents or for any representations, warranties, recitals or statements made herein or therein or made by any Borrower Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by Administrative Agent to the Lenders or by or on behalf of the Borrower Parties to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Potential Default or Event of Default or to inspect the properties, books or records of the Borrower Parties. Administrative Agent is not a trustee for the Lenders and owes no fiduciary duty to the Lenders. Each Lender recognizes and agrees that Administrative Agent shall not be required to determine independently whether the conditions described in SECTIONS 7.2(a) or 7.2(b) have been satisfied and, when Administrative Agent disburses funds to Borrower or a Qualified Borrower, causes Letters of Credit to be issued or accepts any Borrower Guaranties, it may rely fully upon statements contained in the relevant requests by Borrower or a Qualified Borrower.

        12.4 RELIANCE ON COMMUNICATIONS. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Borrower Parties, independent accountants and other experts selected by Administrative Agent with reasonable care). Administrative Agent may deem and treat each Lender as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with SECTION 13.11(c). Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Loan Documents unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and



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expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Loan Documents in accordance with a request of the Required Lenders (or to the extent specifically required, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

        12.5 NOTICE OF DEFAULT. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default hereunder unless Administrative Agent has received notice from a Lender or a Borrower Party referring to the Loan Document, describing such Potential Default or Event of Default and stating that such notice is a "notice of default." In the event that Administrative Agent receives such a notice, Administrative Agent shall give prompt notice thereof to the Lenders. Administrative Agent shall take such action with respect to such Potential Default or Event of Default as shall be reasonably directed by the Required Lenders and as is permitted by the Loan Documents.

        12.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND LENDERS. Each Lender expressly acknowledges that neither Administrative Agent, BAS nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent or any affiliate thereof hereinafter taken, including any review of the affairs of any Borrower Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent and BAS that it has, independently and without reliance upon the Administrative Agent or BAS or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or BAS or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent and BAS shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower Parties which may come into the possession of the Administrative Agent, BAS or any of their officers, directors, employees, agents, attorneys-in-fact or affiliates.

        12.7 INDEMNIFICATION. The Lenders agree to indemnify Administrative Agent in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Obligation) be imposed on, incurred by or asserted against Administrative Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Administrative Agent under or in connection with any of the foregoing; provided



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that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of Administrative Agent. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this SECTION 12.7 shall survive the payment of the Obligation.

        12.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to the Loans made and Letters of Credit issued and all obligations owing to it, Administrative Agent acting in its individual capacity shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not an agent, and the terms "LENDER" and "LENDERS" shall include Administrative Agent in its individual capacity. Administrative Agent acting in its individual capacity and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrower or any other Borrower Party as though Administrative Agent were not an agent hereunder and without any duty to account therefor to the other Lenders.

        12.9 SUCCESSOR AGENT. Administrative Agent may, at any time, resign upon twenty (20) days written notice to the Lenders and the Credit Parties. Upon any such resignation of the Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent (subject, except when an Event of Default exists, to the consent of the Borrower, not to be unreasonably withheld). If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within sixty
(60) days after the notice of resignation, then the retiring Administrative Agent shall select a successor Administrative Agent (subject, except when an Event of Default exists, to the consent of Borrower, not to be unreasonably withheld); provided such successor is an Eligible Assignee (or if no Eligible Assignee shall have been so appointed by the retiring Administrative Agent and shall have accepted such appointment, then the Lenders shall perform all obligations of the retiring Administrative Agent hereunder until such time, if any, as a successor Administrative Agent shall have been appointed and shall have accepted such appointment as provided for above). Upon the acceptance of any appointment as an Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and shall assume the duties and obligations of such retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent under this Credit Agreement and the other Loan Documents and the provisions of this SECTION 12.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.

        12.10 RELIANCE BY CREDIT PARTIES. The Credit Parties and any Qualified Borrower shall be entitled to rely upon, and to act or refrain from acting on the basis of, any notice, statement, certificate, waiver or other document or instrument delivered by Administrative Agent to Borrower or such other Person so long as Administrative Agent is purporting to act in its respective capacity as Administrative Agent pursuant to this Credit Agreement, and the Credit Parties and the Qualified Borrowers shall not be responsible or liable to any Lender (or to any Participant, as defined in SECTION 13.11(b) hereof or to any Assignee, as defined in SECTION 13.11(c) hereof), or as a result of any action or failure to act (including actions or omissions which would otherwise constitute defaults hereunder) which is based upon such reliance upon Administrative Agent. The Credit Parties and the Qualified Borrowers shall be entitled to treat Administrative Agent as the properly



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authorized Administrative Agent pursuant to this Credit Agreement until Borrower shall have received notice of resignation, and such Persons shall not be obligated to recognize any successor Administrative Agent until Borrower shall have received written notification satisfactory to it of the appointment of such successor.

SECTION 13. MISCELLANEOUS

        13.1 AMENDMENTS. Neither this Credit Agreement nor any other Loan Document, nor any of the terms hereof or thereof, may be amended, waived, discharged or terminated, unless such amendment, waiver, discharge, or termination is in writing and signed by Administrative Agent (based upon the approval of the Required Lenders), or the Required Lenders, on the one hand, and the Credit Parties on the other hand; provided that no such amendment, waiver, discharge, or termination shall, without the consent of:

                (a) each Lender affected thereby:

                        (i) reduce or increase the amount or alter the term of
                the Commitment of such Lender, or alter the provisions relating to any fees (or any other payments) payable to such Lender;

                        (ii) extend the time for payment for the principal of or
                interest on the Obligation, or fees or costs, or reduce the principal amount of the Obligation (except as a result of the application of payments or prepayments), or reduce the rate of interest borne by the Obligation (other than as a result of waiving the applicability of the Default Rate), or otherwise affect the terms of payment of the principal of or any interest on the Obligation or fees or costs hereunder;

                        (iii) release any liens granted under the Collateral
                Documents, except as otherwise contemplated herein or therein, and except in connection with the transfer of interests in Borrower permitted hereunder; and

                (b) all Lenders:

                        (i) permit the cancellation, excuse or reduction of the
                Capital Commitment of any Included Investor;

                        (ii) amend the definition of "AVAILABLE COMMITMENT";

                        (iii) change the percentages specified in the definition
                of Required Lenders herein;

                        (iv) consent to the assignment or transfer by any Credit
                Party of any of its rights and obligations under (or in respect of) the Loan Documents; or

                        (v) amend the terms of this SECTION 13.1.



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        Notwithstanding the above: (A) no provisions of SECTION 12 may be amended or modified without the consent of Administrative Agent; (B) no provisions of SECTION 2.8 may be amended or modified without the consent of the Letter of Credit Issuer; and (C) SECTIONS 9 and 10 specify the requirements for waivers of the Affirmative Covenants and Negative Covenants listed therein, and any amendment to a provision of SECTION 9 or SECTION 10 shall require the consent of the Lenders that are specified therein as required for a waiver thereof.

        Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above and in SECTION 10: (1) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein; (2) the Required Lenders may consent to allow a Borrower Party to use cash collateral in the context of a bankruptcy or insolvency proceeding; and (3) Administrative Agent may, in its sole discretion, agree to the modification or waiver of any of the other terms of this Credit Agreement or any other Loan Document or consent to any action or failure to act by Borrower, if such modification, waiver, or consent is of an administrative nature.

        If Administrative Agent shall request the consent of any Lender to any amendment, change, waiver, discharge, termination, consent or exercise of rights covered by this Credit Agreement, and not receive such consent or denial thereof in writing within ten (10) Business Days of the making of such request by Administrative Agent, as the case may be, such Lender shall be deemed to have given its consent to the request.

        13.2 SHARING OF OFFSETS. Each Lender and Administrative Agent agrees that if it shall, through the exercise of any right of counterclaim, offset, banker's lien or otherwise, receive payment of a portion of the aggregate amount of principal, interest and fees due to such Lender hereunder which constitutes a greater proportion of the aggregate amount of principal, interest and fees then due to such Lender hereunder or under its Note than the proportion received by any other Lender in respect of the aggregate amount of principal, interest and fees due with respect to such other Lender's Note or the Obligation to such Lender under this Credit Agreement, then such Lender shall purchase participations in the Obligation under this Credit Agreement held by such other Lenders so that all such recoveries of principal, interest and fees with respect to this Credit Agreement, the Notes and the Obligation thereunder held by Lenders shall be pro rata according to each Lender's Commitment (determined as of the date hereof and regardless of any change in any Lender's Commitment caused by such Lender's receipt of a proportionately greater or lesser payment hereunder).

        13.3 SHARING OF COLLATERAL. To the extent permitted by applicable law, each Lender and Administrative Agent, in its capacity as a Lender, agrees that if it shall, through the receipt of any proceeds from a Capital Call or the exercise of any remedies under any Collateral Documents, receive or be entitled to receive payment of a portion of the aggregate amount of principal, interest and fees due to it under this Credit Agreement which constitutes a greater proportion of the aggregate amount of principal, interest and fees then due to such Lender under this Credit Agreement or its Note than the proportion received by any other Lender in respect of the aggregate amount of principal, interest and fees due with respect to any other Lender's Note or the Obligation to such Lender under this Credit Agreement, then such Lender or Administrative Agent, in its capacity as a Lender, as the case may be, shall purchase participations in the



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Obligation under this Credit Agreement held by such other Lenders so that all such recoveries of principal, interest and fees with respect to this Credit Agreement, the Notes and the Obligation thereunder held by Lenders shall be pro rata according to each Lender's Commitment (determined as of the date hereof and regardless of any change in any Lender's Commitment caused by such Lender's receipt of a proportionately greater or lesser payment hereunder). Each Lender hereby authorizes and directs Administrative Agent to coordinate and implement the sharing of collateral contemplated by this SECTION 13.3 prior to the distribution of proceeds from Capital Calls or proceeds from the exercise of remedies under the Collateral Documents prior to making any distributions of such proceeds to each Lender or Administrative Agent, in their respective capacity as Lenders.

        13.4 WAIVER. No failure to exercise, and no delay in exercising, on the part of Agents or Lenders, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of Agents and Lenders hereunder and under the Loan Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Credit Agreement, the Notes or any of the other Loan Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand. Subject to SECTION 13.1, Administrative Agent acting on behalf of all Lenders, and the Credit Parties may from time to time enter into agreements amending or changing any provision of this Credit Agreement or the rights of Lenders or the Credit Parties hereunder, or may grant waivers or consents to a departure from the due performance of the obligations of the Credit Parties hereunder, any such agreement, waiver or consent made with such written consent of Administrative Agent being effective to bind all Lenders, except as provided in SECTION 13.1.

        13.5 PAYMENT OF EXPENSES; INDEMNITY.

                (a) Borrower agrees to pay (within five (5) days after the receipt of written notice from Administrative Agent) all out-of-pocket costs and expenses of Administrative Agent (including without limitation the reasonable fees and expenses of Administrative Agent's legal counsel) reasonably incurred by it in connection with the negotiation, preparation, execution and delivery of this Credit Agreement, the Notes, and the other Loan Documents and any and all amendments, modifications and supplements thereof or thereto, and, if an Event of Default exists, all out-of-pocket costs and expenses of Administrative Agent and Lenders (including, without limitation, the reasonable attorneys' fees of Administrative Agent's and Lenders' legal counsel) reasonably incurred by them in connection with the presentation and enforcement of, and Administrative Agents' and Lenders' rights under, this Credit Agreement, the Notes, and the other Loan Documents.

                (b) Borrower agrees to indemnify Administrative Agent and each of Lenders and their respective directors, officers, employees, attorneys and agents (each such Person, including without limitation Agent and each of Lenders, being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all losses, claims, actions, judgments, suits, disbursements, penalties, damages (other than consequential damages), liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of:



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                        (i) the execution and delivery of this Credit Agreement
                or any other Loan Document or any agreement or instrument contemplated thereby,

                        (ii) the use or misuse of the proceeds of the Loans,

                        (iii) the fraudulent actions or misrepresentations of
                any Credit Party or its Affiliates in connection with the transactions contemplated by this Credit Agreement and the other Loan Documents, or

                        (iv) any claim, litigation, investigation or proceeding
                relating to any of the foregoing, whether or not any Indemnitee is a party thereto;

        provided, however, that such indemnity shall not, as to any Indemnitee, apply to any such losses, claims, actions, judgments, suits, disbursements, penalties, damages, liabilities or related expenses arising from gross negligence or willful misconduct of such Indemnitee.

                (c) In addition to and without limiting the foregoing, the Credit Parties hereby indemnify and hold the Indemnitees harmless from and against, and agree to reimburse any Indemnitee on demand for, and agree to defend the Indemnitees against, any and all Environmental Damages (as hereinafter defined), incurred by Administrative Agent or a Lender. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNITEE WITH RESPECT TO ENVIRONMENTAL DAMAGES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (OR ANY OTHER) INDEMNITEE. HOWEVER, SUCH INDEMNITY SHALL NOT APPLY TO A PARTICULAR INDEMNITEE TO THE EXTENT THAT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THAT PARTICULAR INDEMNITEE.

                The term "ENVIRONMENTAL DAMAGES" means all claims, demands, liabilities (including strict liability), losses, damages (including consequential damages), causes of action, judgments, penalties, fines, costs and expenses (including reasonable fees, costs and expenses of attorneys, consultants, contractors, experts and laboratories), of any and every kind or character, contingent or otherwise, matured or unmatured, known or unknown, direct or indirect, foreseeable or unforeseeable, made, incurred, suffered or brought at any time and from time to time and arising in whole or in part from:

                        (i) The presence of any Hazardous Material on any
                Property, or any escape, seepage, leakage, spillage, emission, release, discharge or disposal of any Hazardous Material on or from any Property, or the migration or release or threatened migration or release of any Hazardous Material to, from or through any Property; or

                        (ii) Any act, omission, event or circumstance existing
                or occurring in connection with the handling, treatment, containment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Material by Borrower, or any party for whose actions Borrower is liable or in connection with any Property; or



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                        (iii) The breach of any representation, warranty,
                covenant or agreement contained in SECTION 8.15 (to the extent such breach relates to Environmental Requirements), SECTION 8.16 or SECTION 9.9 (to the extent such breach relates to Environmental Requirements), or SECTION 10.8 of this Credit Agreement; or

                        (iv) Any violation of any Environmental Requirement,
                regardless of whether any act, omission, event or circumstance giving rise to the violation constituted a violation at the time of the occurrence or inception of such act, omission, event or circumstance; or

                        (v) Any Environmental Liability with respect to any
                Property, or the filing or imposition of any Environmental Lien against any Property, because of, resulting from, in connection with, or arising out of any of the matters referred to in SUBSECTIONS (i) through (iv) preceding.

                (d) WITHOUT LIMITATION OF AND SUBJECT TO THE FOREGOING, EACH CREDIT PARTY INTENDS AND AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNITEE WITH RESPECT TO ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND EXPENSES OF COUNSEL) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OR CLAIMS OF NEGLIGENCE OF SUCH OR ANY OTHER INDEMNITEE OR ANY STRICT LIABILITY OR CLAIMS OF STRICT LIABILITY.

                (e) The provisions of this SECTION 13.5 shall remain operative and in full force and effect regardless of the expiration of the Commitment Period, the consummation of the transactions contemplated hereby, the repayment of the Loans, the occurrence of the Commitment Termination Date, the invalidity, illegality, or unenforceability of any term or provision of this Credit Agreement or any other Loan Document, or any investigation made by or on behalf of Lenders. All amounts due under this SECTION 13.5 shall be payable promptly on written demand therefor.

        13.6 NOTICE. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing (except where telephonic instructions or notices are expressly authorized herein to be given) and shall be deemed to be effective: (a) if by hand delivery, telecopy or other facsimile transmission, on the day and at the time on which delivered to such party at the address or fax numbers specified below; (b) if by mail, on the day which it is received after being deposited, postage prepaid, in the United States registered or certified mail, return receipt requested, addressed to such party at the address specified below; or
(c) if by FedEx or other reputable express mail service, on the next Business Day following the delivery to such express mail service, addressed to such party at the address set forth below; or (d) if by telephone, on the day and at the time communication with one of the individuals named below occurs during a call to the telephone number or numbers indicated for such party below:



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        If to Borrower or Guarantor:

                 Pier 1, Bay 1
                 San Francisco, CA 94111
                 Telephone:      415-394-9000
                 Fax:            415-394-9001
                 Attention:      Chief Financial Officer

        With a copy to:

                 Goodwin Procter, LLP
                 Exchange Place
                 Boston, MA 02109
                 Telephone:      617-570-1000
                 Fax:            617-227-8591
                 Attention:      David Watson, Esq.

        If to Administrative Agent:

                 Bank of America, N.A.
                 600 Montgomery Street
                 22(nd) Floor
                 San Francisco, CA 94111
                 Telephone:      415-913-3568
                 Fax:            415-913-3445
                 Attention:      Donald H. Moses

        If to Lenders:

                At the address and numbers set forth below the signature of such Lender on the signature page hereof or on the Assignment and Acceptance Agreement of such Lender.

        Any party may change its address for purposes of this Credit Agreement by giving notice of such change to the other parties pursuant to this SECTION
13.6. With respect to any notice received by Administrative Agent from any Credit Party, any Investor, or any Qualified Borrower not otherwise addressed herein, Administrative Agent shall notify Lenders promptly of the receipt of such notice, and shall provide copies thereof to Lenders. When determining the prior days notice required for any Request for Borrowing, Request for Letter of Credit, or other notice to be provided by a Credit Party, an Investor, or a Qualified Borrower hereunder, the day the notice is delivered to Administrative Agent (or such other applicable Person) shall not be counted, but the day of the related Borrowing, issuance of Letter of Credit, or other relevant action shall be counted.

        13.7 GOVERNING LAW. Pursuant to Section 5-1401 of the New York General Obligations Law, the substantive laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the choice of law principles that might otherwise apply, except to the



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extent the laws of another jurisdiction govern the creation, perfection, validity, or enforcement of Liens under the Collateral Documents, and the applicable federal laws of the United States of America, shall govern the validity, construction, enforcement and interpretation of this Credit Agreement and all of the other Loan Documents.

        13.8 CHOICE OF FORUM; CONSENT TO SERVICE OF PROCESS AND JURISDICTION; WAIVER OF TRIAL BY JURY. Any suit, action or proceeding against Borrower, any Qualified Borrower or General Partner with respect to this Credit Agreement, the Notes or the other Loan Documents or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or in the United States Courts located in the Borough of Manhattan in New York City, pursuant to Section 5-1402 of the New York General Obligations Law, as Lenders in their sole discretion may elect and each of each Credit Party, General Partner and each Qualified Borrower hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each Credit Party, General Partner and each Qualified Borrower hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be brought upon its process agent appointed below, and each Credit Party, General Partner and each Qualified Borrower hereby irrevocably appoints Corporation Service Company, 80 State Street, Albany, NY 12207-2543, its process agent, as its true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses. Borrower, General Partner and each Qualified Borrower hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by Lender by registered or certified mail, postage prepaid, to Borrower's address set forth in SECTION 13.6 hereof. Guarantor hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by Lender by registered or certified mail, postage prepaid, to Guarantor's address set forth in SECTION 13.6 hereof. Each Credit Party, General Partner and each Qualified Borrower hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement or the Notes brought in the courts located in the State of New York, Borough of Manhattan in New York City, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH CREDIT PARTY, GENERAL PARTNER AND EACH QUALIFIED BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, WHICH WAIVER IS INFORMED AND VOLUNTARY.

        13.9 INVALID PROVISIONS. If any provision of this Credit Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Credit Agreement, such provision shall be fully severable and this Credit Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Credit Agreement, and the remaining provisions of this Credit Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Credit Agreement, unless such continued effectiveness of this Credit Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein. If any provision of this Credit Agreement shall conflict with or be inconsistent with any provision of any of the other Loan Documents, then the terms, conditions and provisions of this Credit Agreement shall prevail.



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        13.10 ENTIRETY AND AMENDMENTS. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof, and this Credit Agreement and the other Loan Documents may be amended only by an instrument in writing executed by the Credit Parties and Administrative Agent, on behalf of Lenders.

        13.11 PARTIES BOUND; ASSIGNMENT.

                (a) PARTIES BOUND. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Credit Parties nor any Qualified Borrower may assign or otherwise transfer any of their respective rights under this Credit Agreement without the prior written consent of all Lenders.

                (b) PARTICIPATIONS. Any Lender may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") a participating interest in its Commitment or any or all of its Loans, provided that any such participation shall be in a minimum amount of $5,000,000, and, if in a greater amount, in integral multiples of $1,000,000. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Credit Parties and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the Obligation including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Credit Agreement. The Credit Parties agree that each Participant shall be entitled to the benefits of SECTIONS 4, and 5.3 hereof with respect to its participating interest, provided, however, that in no event shall Borrower be obligated to pay to such Participant amounts greater than those Borrower would have been required to pay to the granting Lender in the absence of such participation. An assignment or other transfer which is not permitted by SUBSECTION (c) below shall be given effect for purposes of this Credit Agreement only to the extent of a participating interest granted in accordance with this SUBSECTION (b).

                (c) ASSIGNMENTS. Any Lender may (at its expense, except for assignments to or from Administrative Agent, which shall be at the expense of Borrower pursuant to the terms of this Credit Agreement), and, following a demand by Borrower (following a demand by such Lender for payment of any amounts under SECTION 4.6) shall, at any time assign to one or more Eligible Assignees (an "ASSIGNEE") all, or a proportionate part of all (in a constant, not varying percentage), of its rights and obligations under this Credit Agreement and its Note, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Acceptance Agreement; provided, however, that:

                        (i) this SECTION 13.11(c) shall not restrict an
                assignment or other transfer by any Lender to a Federal Reserve Bank, but no such assignment to a Federal Reserve Bank shall release the assigning Lender from its obligations hereunder;

                        (ii) except in the case of an assignment to another
                Lender, or the assignment of all of a Lender's rights and obligations under this Credit Agreement, any assignment shall be in a minimum amount of $5,000,000, and, if in a greater amount, in integral multiples of $1,000,000;

                        (iii) if the assignee is not incorporated under the laws
                of the United States of America or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with SECTION 4.6;

                        (iv) the parties to each such assignment shall execute
                and deliver to Administrative Agent an Assignment and Acceptance Agreement, the Assignee shall pay to the transferor Lender an amount equal to the purchase price agreed between such transferor Lender and such Assignee, and the transferor Lender shall deliver payment of a processing and recordation fee of $3,500 to Administrative Agent (except in the case of a transfer at the demand of Borrower, in which case either Borrower or the transferee Lender shall pay such fee);

                        (v) each assignment made as a result of a demand by
                Borrower shall be arranged by Borrower after consultation with Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Credit Agreement or an assignment of a portion of such rights and obligations made concurrently with another assignment or assignments that together constitute an assignment of all of the rights and obligations of the assigning Lender; and

                        (vi) Bank of America shall retain a Commitment equal to
                or exceeding the Commitment of the Lender with the otherwise highest Commitment.

                (d) CONSEQUENCES OF ASSIGNMENT. Upon execution and delivery of such Assignment and Acceptance Agreement and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Credit Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Acceptance Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this SECTION 13.11(c), the transferor Lender, Administrative Agent and Borrower shall make appropriate arrangements so that, if required, new Notes are issued to such Assignee and the transferor Lender.

                (e) REGISTER OF LENDERS. Administrative Agent shall maintain at its principal offices in San Francisco or at such other location as Administrative Agent shall designate in writing to each Lender and Borrower, a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders, the amount of each Lender's Pro Rata Share of the Commitments and the Loans, and the name and address of each Lender's agent for service of process in New York City (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Credit Party, Administrative Agent and Lenders shall treat each person or entity whose name is recorded in the

        Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection and copying by Borrower or any Lender during normal business hours upon reasonable prior notice to Administrative Agent. A Lender may change its address and its agent for service of process upon written notice to Administrative Agent, which notice shall be effective upon actual receipt by Administrative Agent, which receipt will be acknowledged by Administrative Agent upon request. Upon receipt of any Assignment and Acceptance Agreement Administrative Agent shall, if such Assignment and Acceptance Agreement has been completed, fully-executed and is substantially in the form of EXHIBIT O hereto: (i) accept such an Assignment and Acceptance Agreement; (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Borrower.

                (f) DISCLOSURE OF INFORMATION. Any Lender may furnish any information concerning the Credit Parties, General Partner, or any Investor in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of SECTION 13.17 hereof.

        13.12 LENDER DEFAULT. If for any reason any Lender shall fail or refuse to abide by its obligations hereunder, and such Lender shall not have cured such failure within five (5) Business Days of its occurrence (a "LENDER DEFAULT"), then, in addition to the rights and remedies that may be available to Agents, Lenders, or Borrower at law or in equity, such Lender's right to vote on matters related to this Credit Agreement, and to participate in the administration of the Loans, the Letters of Credit, and this Credit Agreement, shall be suspended during the pendency of such failure or refusal. Administrative Agent shall have the right, but not the obligation, in its sole discretion, to acquire at par all of such Lender's Commitment, including its Pro Rata Share in the Obligation under this Credit Agreement. In the event that Administrative Agent does not exercise its right to so acquire all of such Lender's interests, then the other Agents and each Lender that is not in Default (a "CURRENT PARTY") shall then, thereupon, have the right, but not the obligation, in its sole discretion to acquire at par (or if more than one Current Party exercises such right, each Current Party shall have the right to acquire, pro rata) such Lender's Commitment, including its Pro Rata Share in the outstanding Obligation under this Credit Agreement.

        13.13 MAXIMUM INTEREST. Regardless of any provision contained in any of the Loan Documents, Lenders shall never be entitled to receive, collect or apply as interest on the Obligation any amount in excess of the Maximum Rate, and, in the event that Lenders ever receive, collect or apply as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Obligation is paid in full, any remaining excess shall forthwith be paid to Borrower or the applicable Qualified Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable law: (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Obligation so that the interest rate does not exceed the Maximum Rate; provided that, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Lenders shall refund to Borrower or the applicable Qualified Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Obligation and, in such event,

Lenders shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

        13.14 HEADINGS. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Credit Agreement.

        13.15 SURVIVAL. All representations and warranties made by the Credit Parties and the Qualified Borrowers herein shall survive delivery of the Notes, the making of the Loans and the issuance of the Letters of Credit.

        13.16 LIMITED LIABILITY OF PARTNERS. Except with respect to any losses arising from Borrower's or General Partner's intentional misrepresentation hereunder, fraud, or willful misapplication of proceeds in contravention of this Credit Agreement, for which there shall be full recourse to General Partner, none of the Partners, including the General Partner, shall have any personal, partnership, corporate or trust liability for the payment or performance of the Obligation. Nothing contained in this SECTION 13.16 or in any of the other provisions of the Loan Documents shall be construed to limit, restrict, or impede the obligations, the liabilities, and indebtedness of Borrower, or of any Investor to make its Capital Contributions to Borrower or Guarantor, in accordance with the terms of the Partnership Agreement, or the Articles of Incorporation and Subscription Agreements, as applicable, or pursuant to the terms of such Investor's Investor Letter. Nothing contained in this SECTION
13.16 shall be deemed to expressly or implicitly limit or modify the liability of each Qualified Borrower to Lenders under the Qualified Borrower Notes; provided, however, that such liability shall not extend beyond such Qualified Borrower and its properties and assets. Notwithstanding anything contained in this SECTION 13.16, the payment and performance of the Obligation shall be fully recourse to Borrower (but not Borrower's General Partner) and its properties and assets.

        13.17 AVAILABILITY OF RECORDS; CONFIDENTIALITY. Borrower acknowledges and agrees that Administrative Agent may provide to Lenders, and that Administrative Agent and each Lender may provide to any Participant or Assignee or proposed Participant or Assignee, originals or copies of this Credit Agreement, all Loan Documents and all other documents, certificates, opinions, letters of credit, reports, and other material information of every nature or description, and may communicate all oral information, at any time submitted by or on behalf of any Credit Party, any Investor, or any Qualified Borrower or received by any of Agents or a Lender in connection with the Loans, the Letter of Credit Liability, the Commitments or a Credit Party; provided, however, that, prior to any such delivery or communication, the Lender, Participant, or Assignee, as the case may be, shall agree to preserve the confidentiality of all data and information which constitutes Confidential Information. Anything herein to the contrary notwithstanding, the provisions of this SECTION 13.17 shall not preclude or restrict any such party from disclosing any Confidential
Information: (a) with the prior written consent of the appropriate Credit Party;
(b) upon the order of or pursuant to the rules and regulations of any Governmental Authority having jurisdiction over such party; (c) in connection with any audit by an independent public accountant of such party, provided such auditor thereto agrees to be bound by the provisions of this SECTION 13.17; (d) to examiners or auditors of any applicable Governmental Authority which examines such party's books and records while conducting such examination or audit; or
(e) as otherwise specifically required by law.

        13.18 MULTIPLE COUNTERPARTS. This Credit Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Credit Agreement by signing any such counterpart.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGES FOLLOW.

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and year first above written.

                                   BORROWER:

                                   AMB INSTITUTIONAL ALLIANCE FUND II, L.P.

                                   By:  AMB Property, L.P., its general
                                        partner


                                        By:  AMB Property Corporation, its
                                             general partner

                                             By:  /s/ GAYLE P. STARR
                                                --------------------------------
                                                  Name: Gayle P. Starr
                                                  Title: V.P. Capital Markets

                                   GUARANTOR:

                                   AMB INSTITUTIONAL ALLIANCE REIT II, INC.

                                   By:   /s/ ROBERT JOHNSON JR.
                                      -------------------------------------
                                         Name: Robert Johnson Jr.
                                         Title: Senior V.P.



                   Revolving Credit Agreement Signature Page

                                   ADMINISTRATIVE AGENT:

Commitment: $25,000,000            BANK OF AMERICA, N.A., as Administrative
                                   Agent and a Lender


                                   By: /s/ ROBERT N. ALLEN
                                       -----------------------------------------
                                       Name:   Robert N. Allen
                                       Title:  Principal


                                   600 Montgomery Street
                                   22nd Floor
                                   San Francisco, CA 94111
                                   Attention:  Donald H. Moses
                                   Telephone:  415-913-3568
                                   Fax:        415-913-3445
                                   Email:      donald.h.moses@bankofamerica.com

                                          SYNDICATION AGENT:

Commitment: $22,500,000                   DRESDNER BANK AG, NEW YORK AND
                                          GRAND CAYMAN BRANCHES, as Syndication
                                          Agent and a Lender


                                          By: /s/ TOM MALKASIAN
                                             ----------------------------------
                                              Name:  Tom Malkasian
                                              Title: Vice President


                                          By: /s/ GABE POTYONDY
                                             ----------------------------------
                                              Name:  Gabe Potyondy
                                              Title: Assistant Vice President


                                          75 Wall Street
                                          New York, NY 10005
                                          Attention:   Stephen Bae
                                          Telephone:   (212) 429-2952
                                          Fax:         (212) 429-2130
                                          Email:       sbae@dresdner.com

                                        DOCUMENTATION AGENT:

Commitment: $20,000,000                 BANK ONE, NA, as Documentation Agent and
                                        a Lender


                                        By: /s/ TIMOTHY J. CAREW
                                           -------------------------------------
                                           Name: Timothy J. Carew
                                           Title: Director, Capital Markets

                                        Mail Code IL1-0315
                                        1 Bank One Plaza, 14th Floor
                                        Chicago, IL 60670-0315
                                        Attention:  Timothy J. Carew
                                        Telephone:  (312) 732-5419
                                        Fax:        (312) 732-5939
                                        Email:      Timothy_Carew@bankone.com

                           LENDERS:

Commitment: $17,500,000    BANK HAPOALIM B.M.



                           By: /s/ LAURA ANNE RAFFA          /s/ SHAUN BREIDBART
                               -------------------------------------------------
                               Name:  Laura Anne Raffa        Shaun Breidbart
                               Title: Senior Vice President   Vice President
                                      Corporate Manager

                           1177 Avenue of the Americas
                           New York, NY 10036
                           Attention:  Gabriel Lubiner
                           Telephone:  (212) 782-2197
                           Fax:        (212) 782-2382
                           Email:      glubiner@hapoalimusa.com

Commitment: $17,500,000                 THE GOVERNOR AND COMPANY OF THE
                                        BANK OF IRELAND


                                        By: /s/ NIAMH O'FLYNN
                                           -------------------------------------
                                           Name: NIAMH O'FLYNN
                                           Title: MANAGER


                                        LaTouche House
                                        International Financial Services Centre
                                        Custom House Docks
                                        Dublin 1 Ireland
                                        Attention:  Kieran Rockett
                                        Telephone:  011 (3531) 609-3476
                                        Fax:        011 (3531) 829-0129
                                        Email:      kieran.rockett@boi.ie

Commitment: $17,500,000            PNC BANK, NATIONAL ASSOCIATION


                                   By: /s/ LOUIS A. STEMPKOWSKI
                                       -----------------------------------------
                                       Name:   Louis A. Stempkowski
                                       Title:  Vice President
                                   One PNC Plaza
                                   249 Fifth Avenue
                                   P1-POPP-19-2
                                   Pittsburgh, PA 15222
                                   Attention: Leo C. Beek
                                   Telephone: (412) 762-3125
                                   Fax: (412) 768-5754
                                   Email: Leo.Beck@PNCBank.com:

Commitment $15,000,000           CHANG HWA COMMERCIAL BANK, LTD.,
                                 NEW YORK BRANCH


                                 By:   /s/ MING-HSIEN LIN
                                    -----------------------------
                                    Name:  Ming-Hsien Lin
                                    Title: VP & General Manager

                                 One World Trade Center
                                 Suite 3211
                                 New York, NY 10048
                                 Attention:  Vivian Chen
                                 Telephone:  (212) 390-7040, Ext. 48
                                 Fax:        (212) 390-0120
                                 Email:      c.changhwa@worldnet.att.net

Commitment: $15,000,000                 ISRAEL DISCOUNT BANK OF NEW YORK


                                        By: /s/ BARRY SHIVAK
                                           -------------------------------------
                                           Name:  BARRY SHIVAK
                                           Title: VICE PRESIDENT


                                        By: /s/ MITCHELL BROTH
                                           -------------------------------------
                                           Name:  MITCHELL BROTH
                                           Title: VICE PRESIDENT

                                        511 Fifth Avenue
                                        New York, NY 10017
                                        Attention:  Laury M. Quiles
                                        Telephone:  (212) 551-8596
                                        Fax:        (212) 551-8872
                                        Email:      LQuiles@idbny.com

                                        Attention:  Barry Shivak
                                        Telephone:  (212) 551-8829
                                        Fax:        (212) 551-8567
                                        Email:      BShivak@idbny.com